UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Show Me Ethanol, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Dear Member:

You are cordially invited to attend a special meeting of members of Show Me Ethanol, LLC (“Show Me Ethanol”) to be held on [_____] 2009, at [10:00] a.m., local time, at the Rupe Center located at 710 Harvest Hill Dr. in Carrollton, Missouri 64633 (including any adjournments and postponements thereof, the “Special Meeting”). [After the Special Meeting, please be our guest at a luncheon at the Rupe Center.]

At this Special Meeting, you will be asked to vote on proposed amendments to our Operating Agreement that are included in the proposed First Amended and Restated Operating Agreement. If approved, the primary purpose of the reclassification is to suspend the Company’s legal obligations to file periodic reports with the Securities and Exchange Commission (“SEC”). To do this, the Company enters into a “going private transaction,” also known as a “Rule 13e-3 transaction” to reduce our total number of Class A members of record (those current holders of our Class A membership units) to below 300. As a result, pursuant to Securities Exchange Act of 1934, as amended (the “1934 Act”), we would be eligible to terminate the registration of our Class A units under the 1934 Act and our periodic reporting obligations would be suspended. In addition, because the Class A-1 membership units would expect to be held by fewer than 500 holders of record, the Class A-1 membership units would be unregistered securities and therefore, would not be subject to the public reporting requirements imposed by the 1934 Act.

The proposed amendments to our Operating Agreement would provide for the reclassification of our Class A membership units held by our Class A members who are the record holders of three (3) or fewer Class A units. If the proposed reclassification is approved, each Class A membership unit held by such record holders (those owning three (3) or fewer Class A units) would be reclassified on the basis of one Class A-1 membership unit for each Class A membership unit held by such members immediately prior to the effective time of the reclassification. Members receiving Class A-1 membership units will receive no additional consideration for their units. Members who are the record holders of more than three (3) Class A units will have their Class A units remain outstanding. Class B and Class C units will be unaffected by this reclassification.

Generally, if the proposed amendments to our Operating Agreement are approved, the Class A-1 membership units will have voting rights only under limited circumstances. Class A-1 members will not have any voting rights to elect managers; however, through one of the proposed amendments, Class A-1 members will be guaranteed indirect representation on the board. Under the proposed First Amended and Restated Operating Agreement, at least four of the managers elected by the Class A members must be record holders of Class A-1 units. Under the proposed First Amended and Restated Operating Agreement, the new Class A-1 unit holders would receive the same share of our “profits” and “losses” and their respective rights to receive distributions of our assets will not change, except that our board of managers would have the discretion (but not the obligation) to (i) make additional distributions to the Class A-1 members (subject to a cumulative maximum of $1,000,000), and (ii) distribute additional proceeds to the Class A-1 members in the event of a sale or merger of the Company (up to a cumulative maximum of $1,000,000).

As a result of the reclassification, our members would lose the benefits of holding registered securities, such as (1) access to the information concerning Show Me Ethanol which is contained in its periodic reports to the SEC and which Show Me Ethanol chooses not to otherwise distribute to members, (2) the requirement that our officers certify the accuracy of our financial statements and (3) the benefits derived by the imposition on Show Me Ethanol of the requirements of the Sarbanes-Oxley Act.

Your board of managers (including the managers who will own Class A-1 units after the proposed reclassification) believes the terms of the proposed Rule 13e-3 transaction are fair and in the best interest of our members (including the members unaffiliated with Show Me Ethanol’s executive officers, managers, or holders of 10% of our total outstanding membership units), and recommends that you vote “FOR” the collective proposals to approve our First Amended and Restated Operating Agreement. The accompanying proxy statement includes a discussion of the reasons, effects, alternatives and factors considered by the board in connection with its approval of the reclassification, and we encourage you to read carefully the proxy statement and appendices.

We are also mailing herewith, copies of our Quarterly Report for the periods ended [March 31, 2009 and June 30, 2009], and Annual Report for the fiscal year ended 2008, and all of the financial statements and related notes contained in the Quarterly and Annual Report.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, signand returnyour proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States or by fax. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

On behalf of our board of managers, I would like to express our appreciation for your continued interest in the affairs of Show Me Ethanol, LLC.

Sincerely,
David L. Durham
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated ___________, 2009 and is being mailed to members on or about ________, 2009.

SHOW ME ETHANOL, LLC

26530 Highway 24 East

Carrollton, Missouri 64633

(660) 542-6493

NOTICE OF SPECIAL MEETING OF MEMBERS

TO BE HELD ON

_______, 2009

To the Members of Show Me Ethanol, LLC:

Notice is hereby given that a special meeting of members of Show Me Ethanol, LLC (the “Company” or “Show Me Ethanol”) will be held at the Rupe Center located at 710 Harvest Hill Dr. in Carrollton, Missouri 64633, on ______, 2009, at [10:00] a.m., local time (including any adjournments and postponements thereof, the “Special Meeting”) for the following purposes:

1. To consider and vote upon the following proposed amendments to our Operating Agreement contained in a proposed First Amended and Restated Operating Agreement of Show Me Ethanol, LLC:

A.

Amendments to Sections 2.1, 3.4, 4.1, 5.1, 5.2, 5.3, 5.5, 5.6, 6.2, 6.4, 8.1, 9.3, 9.4, 11.4 and Schedule B of the Operating Agreement to effect a suspension of the Company’s duty to file reports with the SEC, a “Rule 13e-3 transaction,” by reclassification of our Class A membership units held by Class A members who are the record holders of three (3) or fewer Class A membership units. In connection with the reclassification, each original Class A membership unit held by such record holders (those holding three (3) or fewer Class A units) would be reclassified on the basis of one Class A-1 membership unit for each Class A membership unit held by such members immediately prior to the effective time of the reclassification. All other Class A membership units would remain outstanding and be unaffected by the reclassification and except as otherwise described in the Proxy Statement relating to the Special Meeting.

B.

By amendment to Section 8.1 of the Operating Agreement, that our board of managers be given the authority to disallow a transfer of (i) units which would cause the Company to be treated as a publicly traded partnership, as that term is defined by the Internal Revenue Service; (ii) Class A membership units if such transfer would result in 300 or more unit holders of record for the respective class or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (iii) Class A-1, Class B or Class C membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC.

C.	Amendment to Section 6.4 of the Operating Agreement to require that at least four of the managers elected by the Class A members be holders of record of Class A-1 units.
D.	Amendment of the Operating Agreement for various non-substantive changes, including revisions to the recitals, section numbering and updating the principal office of the business.

2. To transact such other business as may properly come before the Special Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed Form of Proxy, please call the Company at (660) 542-6493.

The board of managers is not aware of any other business to come before the Special Meeting. Only members of record at the close of business on _______, 2009 will be entitled to notice of the Special Meeting and to vote at the Special Meeting.

All members are cordially invited to attend the Special Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, dateand returnthe enclosed form of proxy, which is solicited by the board of managers, by fax or in the enclosed, self-addressed stamped envelope whether or not you plan to attend the Special Meeting. The proxy will not be used if you attend and vote at the Special Meeting in person.

BY ORDER OF THE BOARD OF MANAGERS,

David L. Durham
Chairman of the Board

Whether or not you plan to attend the Special Meeting in person, please take the time to vote by completing and marking the enclosed proxy card in the enclosed postage-paid envelope. Alternatively, you can fax a completed, signed and dated proxy to (660) 542-6392. If you attend the Special Meeting, you may still vote in person if you wish, even if you have previously returned your proxy card.

SHOW ME ETHANOL, LLC

26530 Highway 24 East

Carrollton, Missouri 64633

(660) 542-6493

PROXY STATEMENT

Special Meeting of Members

________, 2009

The Board of Managers of Show Me Ethanol, LLC (“Show Me Ethanol” or “Company”) has called a special meeting of members of the Company to be held on _____, 2009 (including any adjournments and postponements thereof, the “Special Meeting”). The Special Meeting is to be held at the Rupe Center located at 710 Harvest Hill Dr. in Carrollton, Missouri 64633, and will commence at [10:00] a.m. At the Special Meeting, you will be asked to vote on the following:

Proposals 1A – 1D: Amendments to our Operating Agreement. To approve a variety of amendments to our Operating Agreement to generally provide for the reclassification of our Class A membership units held by our Class A members who are the record holders of three (3) or fewer Class A units. If the proposed reclassification is approved, each Class A membership unit held by such Class A record holders (those owning three (3) or fewer Class A units) would be reclassified on the basis of one Class A-1 membership unit for each Class A membership unit held by such members immediately prior to the effective time of the reclassification. All other Class A membership units would remain outstanding and be unaffected by the reclassification.

If approved, the reclassification, also referred to as a “going private transaction” or a “Rule 13e-3 transaction,” would to reduce our total number of Class A members of record (those current holders of our Class A membership units) to below 300. As a result, pursuant to the Securities Exchange Act of 1934 (the “1934 Act”), we would be eligible to terminate the registration of our Class A units under the 1934 Act and our periodic reporting obligations to the Securities and Exchange Commission (“SEC”) would be suspended. In addition, because the Class A-1 membership units would expect to be held by fewer than 500 holders of record, the Class A-1 membership units would be unregistered securities and therefore, would not be subject to the public reporting requirements imposed by the 1934 Act.

If the proposed amendments to our Operating Agreement are approved:

•

the Class A-1 membership units would lose all voting rights on any matter other than the sale of substantially all of the assets of the Company, a change in control transaction (such as the sale of the Company), the dissolution of the Company, and amendments to the Operating Agreement;

•

our members would lose the benefits of holding securities registered under Section 12 of the 1934 Act, such as (1) access to the information concerning the Company which is contained in its periodic reports to the SEC and which the Company may choose not to otherwise distribute to members, (2) the requirement that our officers certify the accuracy of our financial statements and (3) certain benefits derived by the imposition on the Company of the requirements of the Sarbanes-Oxley Act of 2002;

•	members receiving Class A-1 membership units will receive no additional consideration for their units; and
•	at least four of the managers elected by the Class A members must be record holders of Class A-1 units.

Under the proposed amendments to our Operating Agreement, the new Class A-1 unit holders would generally receive the same share of our “profits” and “losses” and their respective rights to receive distributions of our assets will not change, except as otherwise described below.

i

Proposals 1A through 1D provide for a variety of proposed amendments to our Operating Agreement as contained in a proposed First Amended and Restated Operating Agreement of Show Me Ethanol, LLC.
These proposals are described in detail below.

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of managers of Show Me Ethanol for use at the Special Meeting. Such solicitation is being made by mail and the Company may also use its officers, managers and regular employees to solicit proxies from members either in person or by telephone, facsimile or letter without extra compensation.

Voting Rights and Outstanding Membership Units

Holders of membership units of the Company of record at the close of business on _______, 2009 (the “Record Date”) are entitled to vote at the Special Meeting. As of that date, there were 2133 membership units issued and outstanding. Each member entitled to vote will have one vote equal to such member’s Percentage Interest (as defined below) on the Record Date on any matter which may properly come before the Special Meeting. In other words, each member’s vote will be equal to a ratio, expressed as a percentage, which is the ratio that the capital contribution of such member bears to the total capital contributions of all members (such ratio, expressed as a percentage, the “Percentage Interest”). This Proxy Statement and the enclosed form of proxy are being mailed to members on or about _______, 2009.

The presence of a group of members holding an aggregate of more than 50% of the Percentage Interest held by all members, represented in person or by proxy, will constitute a quorum at the Special Meeting.

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes and abstentions, as applicable.

Proxy Voting

Membership units and the associated Percentage Interest cannot be voted at the Special Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a member may authorize the voting of his, her or its membership units and the associated Percentage Interest at the Special Meeting. The membership units and the associated Percentage Interest represented by each properly executed proxy will be voted at the Special Meeting in accordance with the member’s directions. Members are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice has been specified and the enclosed proxy is properly executed and returned, the membership units and the associated Percentage Interest will be voted FOR the proposals regarding the proposed amendments to the Company’s Operating Agreement. If any other matters are properly presented to the Special Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Execution of the enclosed proxy will not affect a member’s right to attend the Special Meeting and vote in person. Any member giving a proxy has the right to revoke it by voting at the Special Meeting, by giving either personal or written notice of such revocation to Richard Hanson, General Manager of Show Me Ethanol, LLC, at the Company’s offices at 26530 Highway 24 East, Carrollton, Missouri 64633, or at the commencement of the Special Meeting.

Abstentions on any of the proposals will be treated as present at the Special Meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the members.

Attendance and Voting at the Special Meeting

If you own a membership unit of record, you may attend the Special Meeting and vote in person, regardless of whether you have previously voted on a proxy. We encourage you to vote your membership units and associated

Percentage Interest in advance of the Special Meeting date by returning the enclosed proxy, even if you plan on attending the Special Meeting. You may change or revoke your proxy at the Special Meeting as described above even if you have already voted.

Solicitation

This solicitation is being made by the Company. The entire cost of such solicitation will be borne by Show Me Ethanol. Such cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

YOUR PROXY VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS OF THE COMPANY and delegates discretionary authority with respect to any additional matters which may properly come before the Special Meeting. Although the board is not currently aware of any additional matter, if other matters do properly come before the Special Meeting, proxies will vote thereon in accordance with their best judgment.

If you have any questions regarding the information in the Proxy Statement or regarding completion of the enclosed form of proxy, please call the Company at (660) 542-6493.

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
PROPOSALS 1A – 1D: RULE 13E-3 TRANSACTION AND ADOPTION OF FIRST AMENDED AND RESTATED OPERATING AGREEMENT	11
Overview of the Rule 13e-3 Transaction	11
Background of the Rule 13e-3 Transaction	12
History of the Transaction	13
Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation	17
Purpose and Structure of the Rule 13e-3 Transaction	27
Effects of the Rule 13e-3 Transaction on Show Me Ethanol; Plans or Proposals after the Rule 13e-3 Transaction	28
Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol	31
Interests of Certain Persons in the Rule 13e-3 Transaction	34
Financing of the Rule 13e-3 Transaction	34
Material Federal Income Tax Consequences of the Reclassification	34
Appraisal Rights and Dissenters’ Rights	35
Regulatory Requirements	35
Fees and Expenses	35
Reports, Opinions, Appraisals and Negotiations	36
THE FIRST AMENDED AND RESTATED OPERATING AGREEMENT	36
The Reclassification	36
Description of Proposed Other Changes in the First Amended and Restated Operating Agreement	36
DESCRIPTION OF MEMBERSHIP UNITS	37
General	37
Class A Membership Units	37
Terms of the Class A-1 Membership Units to be Received in the Reclassification	40
Comparison of Features of our Class A Membership Units and Class A-1 Membership Units	41
ABOUT THE SPECIAL MEETING	43
Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting	43
Record Date	45
Quorum; Vote Required for Approval	45
Voting and Revocation of Proxies	45
Solicitation of Proxies; Expenses of Solicitation	46
FINANCIAL INFORMATION	47
IDENTITY AND BACKGROUND OF FILING PERSONS	48
SECURITY OWNERSHIP OF MANAGERS, OFFICERS, AND CERTAIN OTHER MEMBERSHIP UNIT HOLDERS	51
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	52
Agreements Involving Show Me Ethanol’s Securities	53
OTHER MATTERS	53
Persons Making the Solicitation	53
Forward Looking Statements	53
Where You Can Find More Information	53
Information Incorporated by Reference	53
Other Matters of Special Meeting	54

Appendix A – Operating Agreement

Appendix B – First Amended and Restated Operating Agreement, Marked to Show the Proposed Changes

Appendix C – Annual Report on Form 10-K/A for the year ended December 31, 2008

Appendix D – Quarterly Reports for the periods ending [March 31, 2009 and June 30, 2009]

SUMMARY TERM SHEET

This summary provides an overview of material information from this proxy statement about the proposed Rule 13e-3 transaction and the proposed amendments to our currently effective Operating Agreement contained in the proposed First Amended and Restated Operating Agreement. However, it is a summary only. To better understand the proposed amendment and the Rule 13e-3 transaction and for a more complete description of its terms we encourage you to read carefully this entire document and the documents to which it refers before voting.

In this proxy statement, “Show Me Ethanol,” “we,” “our,” “ours,” “us” and the “Company” refer to Show Me Ethanol, LLC, a Missouri limited liability company. The term “reclassification” refers to the reclassification of our Class A membership units held by members who are record holders of three (3) or fewer Class A membership units. The reclassification is designed to reduce the number of Show Me Ethanol Class A members of record to below 300, which will allow us to suspend our filing obligations under the Securities Exchange Act of 1934, as amended. This transaction is also referred to as a “reclassification transaction”, “Rule 13e-3 going private transaction,” or a “Rule 13e-3 transaction.” The “Class A-1 unit holders” or “Class A-1 members” of Show Me Ethanol mean all members of record of Show Me Ethanol with three (3) or fewer Class A membership units immediately prior to the effective time of the reclassification; being those Class A holders who would receive Class A-1 membership units in the event that the Rule 13e-3 transaction is approved. The terms “original Class A unit holders”, “original Class A members”, “Class A unit holders” or “Class A members” mean all members of record of Show Me Ethanol with more than three (3) Class A membership units immediately prior to the effective time of the reclassification; being those holders of our original Class A membership units that would not be reclassified in the event the Rule 13e-3 transaction is approved.

References to our “Class A membership units” refer to our currently outstanding Class A membership units that would not bereclassified in the event the Rule 13e-3 transaction is consummated. References to our “Class A-1 membership units” refer to Show Me Ethanol’s Class A membership units that would bereclassified in the event the Rule 13e-3 transaction is consummated. References to “membership units” or “units” refer to Show Me Ethanol’s Class A membership units, Class B membership units, Class C membership units, or the proposed Class A-1 membership units as the context may require.

Show Me Ethanol, LLC

Show Me Ethanol, LLC, a Missouri limited liability company with a business address of 26530 Highway 24 East, Carrollton, Missouri, 64633, and a business telephone number of (660) 542-6493, was organized on January 24, 2006. The Company constructed and operates a corn-based grain processing facility located in Carroll County, Missouri. The facility has produced ethanol and distillers’ grains since May of 2008.

Special Meeting

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

(see pages ______)

Our board of managers is asking for your proxy for use at a Special Meeting of members to be held on ________, 2009, at [10:00] a.m., local time, at the Rupe Center located at 710 Harvest Hill Dr. in Carrollton, Missouri 64633. At the Special Meeting, members will be asked to vote on the following:

•

Proposals 1A through 1D. The first matter to be brought before our members is a reclassification of our membership units that will result in our Company ceasing to make periodic reports with the SEC. This transaction is actually broken down into four related proposals, each of which provides for a proposed amendment, or amendments, to our Operating Agreement culminating in a proposed new operating agreement referred to as the First Amended and Restated Operating Agreement. While these proposals are described in detail below, they can generally be broken down into the following broad categories:

☐	Authorize a New Class of Membership Unit and Reclassify Certain Membership Units. To provide for the authorization of a new separate and distinct class of units (Class A-1 units) and to reclassify those Class A membership units held by record holders of three (3) or fewer Class A membership units into newly created Class A-1 membership units, for the purpose of discontinuing the registration of our Class A membership units under the 1934 Act.

☐	Class A-1 Unit Holders as Managers. To provide that at all times at least four of the managers elected by the Class A members must be record holders of Class A-1 units.
☐	Transfer Restrictions. To provide various amendments related to the ownership and transfer of the classes of units.
☐

Other Miscellaneous Amendments. To provide various amendments to the Operating Agreement for various non-substantive changes, including revisions to the recitals, section numbering and updating the principal office of the business.

Record Date

(see page __)

You may vote at the Special Meeting if you are a member of Show Me Ethanol at the close of business on ______, 2009, which has been set as the record date. At the close of business on the record date, there were 2133 membership units outstanding held by approximately 551 unit holders of record. Members entitled to vote have one vote on each matter considered and voted upon at the Special Meeting equal to such member’s ownership Percentage Interest at the close of business on the record date.

Proposals 1A – 1D: Rule 13e-3 Transaction and

Adoption of First Amended and Restated Operating Agreement

Introduction and Overview of the Rule 13e-3 Transaction

(see page __)

We are proposing that our members adopt a First Amended and Restated Operating Agreement that would include amendments to our currently effective Operating Agreement. If the proposed First Amended and Restated Operating Agreement is adopted, it would, among other things, result in a reclassification of our Class A membership units held by members of record with three (3) or fewer Class A membership units immediately prior to the effective time of the reclassification. If the proposed amendments to our Operating Agreement are approved and the reclassification is completed, Class A unit holders of record with three (3) or fewer Class A membership units immediately prior to the reclassification would receive one Class A-1 unit for each Class A membership unit held prior to the reclassification. Unit holders receiving Class A-1 membership units will receive no additional consideration for their membership units. Unit holders of record with more than three (3) Class A membership units will remain Class A unit holders. All such Class A membership units would remain outstanding and be unaffected by the reclassification.

The goal and expected effect of the reclassification will be to reduce the number of unit holders of record to fewer than 300, which will allow us to suspend the Company’s legal obligations to file periodic reports with the SEC. In addition, because the Class A-1 membership units will be held by fewer than 500 holders of record, the Class A-1 membership units will not be required to be registered under Section 12 of the 1934 Act and, therefore, the Company will not be subject to the public reporting requirements imposed by federal law.

The First Amended and Restated Operating Agreement

(see pages __ – __)

We are proposing certain amendments to our currently effective Operating Agreement which are contained in the proposed First Amended and Restated Operating Agreement. Specifically, we are proposing the following amendments to our operating agreement:

A.

Amendments to effect a Rule 13e-3 transaction by reclassification of our original Class A membership units held by members who are the record holders of three (3) or fewer Class A membership units. In connection with the reclassification, each original Class A membership unit held by such record holders

(those holding three (3) or fewer Class A units) would be reclassified on the basis of one Class A-1 membership unit for each original Class A membership unit held by such Class A members immediately prior to the effective time of the reclassification. All other Class A membership units would remain outstanding and be unaffected by the reclassification, except as otherwise described in this proxy statement;

B.

By amendment to Section 8.1 to give our board of managers the authority to disallow any transfer that would (i) adversely affect the suspension of the Company’s duty to file reports with the SEC for its units, (ii) require the Company to register any class of units with the SEC, or (iii) or cause the Company to be treated as a publicly traded partnership as defined by the IRS;

C.	By amendment to Section 6.4 of the Operating Agreement to require that at least four of the managers of the Company elected by the Class A members be record holders of Class A-1 units; and
D.	Amendment of the Operating Agreement for various non-substantive changes, including revisions to the recitals, section numbering and updating the principal office of the business.

The proposed amendments to our Operating Agreement to effect the reclassification and the other proposed amendments listed above will be voted upon separately by our members. If any of the proposed amendments are not approved, our board of managers, in its discretion, may determine not to implement:

•	the reclassification; or
•	any or all of the proposed amendments to the currently effective Operating Agreement contained in the proposed First Amended and Restated Operating Agreement that our members otherwise approved.

Purpose and Structure of the Rule 13e-3 Transaction

(see pages __ – __)

The purpose of the Rule 13e-3 transaction is to allow us to discontinue our SEC reporting obligations (referred to as “going private”) by reducing the number of record unit holders of our original Class A membership units to fewer than 300, and by having fewer than 500 record unit holders of our new Class A-1 membership units. If successful, we would be able to suspend our registration under the 1934 Act, as amended, and relieve ourselves of the costs typically associated with the preparation and filing of public reports and other documents. It would also allow our management and employees to refocus time spent on complying with SEC-reporting obligations on operational and business goals. See “– Purpose and Structure of the Rule 13e-3 Transaction” beginning on page __.

The Rule 13e-3 transaction is being effected at the record unit holder level. This means that we will look at the number of Class A membership units registered in the name of a single holder to determine if that holder’s Class A membership units will be reclassified. The board elected to structure the Rule 13e-3 transaction so that it would take effect at the record unit holder level in part to allow members some flexibility with respect to how their membership units will be treated in the Rule 13e-3 transaction. See “– Purpose and Structure of the Rule 13e-3 Transaction” beginning at page __. Members of record who would prefer to continue as holders of our existing Class A membership units, may elect to do so by acquiring sufficient Class A membership units so that they hold more than three (3) Class A membership units in their own name immediately prior to the effective time of Rule 13e-3 transaction or by combining ownership of their Class A membership units with those owned by family members or other Class A unit holders into one record account (for example, a family company or trust) in accordance with the transfer instructions contained in the Operating Agreement of the Company.

To the extent practicable, our board of managers will assist our members with any reasonable requests to either consolidate or segregate their membership units. However, in any case, these unit holders will have to act within the constraints of the transfer restrictions in our Operating Agreement and the IRS publicly traded partnership rules.

Effects of the Rule 13e-3 Transaction

(see pages __ – __)

The Rule 13e-3 transaction is a going private transaction for Show Me Ethanol, meaning it will allow us to terminate our registration under the 1934 Act and suspend our periodic reporting obligations. As a result of the Rule 13e-3 transaction, among other things:

•

the number of our original Class A members of record will be reduced from approximately 551 to approximately 90 and the number of the original Class A membership units will decrease approximately 66.5%, from 1,498 Class A membership units to approximately 502 Class A membership units and the number of our newly-issued Class A-1 membership units will be approximately 996, to be held by approximately 461 Class A-1 members of record;

•

as a group, the percentage beneficial ownership of and voting power over the Class A membership units by all managers and executive officers of Show Me Ethanol would increase by approximately 4.3 percentage points, from approximately 5.2% to approximately 9.5% after the reclassification, which is unlikely to have any practical effect on their ability to control the Company;

•

the affiliated and unaffiliated new Class A-1 members will have received one Class A-1 membership unit for each Class A membership unit held by them immediately prior to the effective time of the reclassification and will continue to have an equity interest in Show Me Ethanol and therefore, will continue to share in our profits and losses and may be entitled to realize the same value per unit as the continuing Class A (and Class B and Class C) unit holders in the event of any sale of the Company;

•

the new Class A-1 unit holders will be required to surrender their original Class A membership units involuntarily in exchange for Class A-1 membership units, for which they will receive no consideration other than the Class A-1 units received in the reclassification;

•

the new Class A-1 units will be guaranteed representation on the board of managers due to the requirement that the Class A members must elect at least four record holders of Class A-1 units to the board;

•	because of the reduction of our total number of Class A unit holders of record to fewer than 300, we would be allowed to suspend our status as a reporting company with the SEC; and
•

the new Class A-1 unit holders will have voting rights only under limited circumstances (a sale of substantially all of the assets of the Company, change in control events, the dissolution of the Company and changes to our operating agreement) and would have no rights to nominate, elect or remove managers. The loss of these rights could cause potential purchasers of Class A-1 membership units to value these units at a value less than our original Class A membership units.

For a further description of how the Rule 13e-3 transaction would affect our unaffiliated unit holders, please see “– Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol” beginning on page __.

Impact on our Members of Holding Unregistered Membership Units

(see pages __ and __)

If the Rule 13e-3 transaction is approved, Show Me Ethanol would no longer be a public company subject to public reporting obligations under federal securities laws. As a result, our Class A unit holders would then lose the benefits of holding securities registered under Section 12 of the 1934 Act. For example, our unit holders would not have access to the information on the Company’s business and financial condition that is required to be contained in the Company’s periodic reports to the SEC and which the Company chooses not to otherwise distribute to members. In addition, the liquidity of our membership units may be further reduced since there would be no public information available about Show Me Ethanol and all of units would continue to be tradeable only in privately negotiated transactions. We would also no longer be subject to some of the provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and our officers would not be required to certify the accuracy of our financial statements under SEC rules. We would, however, continue to have our financial statements audited pursuant to requirements in our operating agreement.

Reasons for the Rule 13e-3 Transaction

(see pages __ – __)

Our reasons for the Rule 13e-3 transaction include the following:

•

we estimate that we would be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $400,000 per year, by eliminating costs associated with SEC regulatory and filing requirements;

•

operating as a non-SEC reporting company would reduce the burden on our management and employees that arises from the increasingly stringent SEC reporting requirements, thus allowing management and our employees to focus more of their attention on our core business;

•

our unit holders receive limited benefit from being an SEC reporting company because of our small size and the limited trading of our units compared to the costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act;

•	the transaction could be structured in a manner that would allow all of our unit holders to retain an equity interest in the Company; and
•

as a reporting company, we are required to disclose certain information to the public, including to actual or potential competitors, that may be helpful to these competitors in challenging our business operations and to take market share, employees and customers away from us. Terminating our public company reporting obligation will help to protect certain sensitive information from required disclosure.

We considered that some of our members may prefer to continue as members of an SEC-reporting company, which is a factor weighing against the Rule 13e-3 transaction. However, we believe that the disadvantages of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. To review the reasons for the Rule 13e-3 transaction in greater detail, please see “– Show Me Ethanol’s Reasons for the Rule 13e-3 Transaction” beginning on page __.

Fairness of the Rule 13e-3 Transaction; Board Recommendation; Independent Committee

(see page__)

Our board of managers formed an independent committee, to evaluate the various potential options available to the Company to eliminate the costs associated with SEC regulatory and filing requirements. The committee consists of John W. Letzig, Ben Beetsma and Roger W. Ehrich, all of whom own three or fewer Class A membership units. The committee was empowered to hold private meetings and engage separate legal and financial experts. All of the members of the independent committee will be treated as all other holders of three or fewer Class A membership units, in that their Class A units will be transferred to Class A-1 units. The independent committee believes that the Rule 13e-3 transaction and the terms and provisions of the amendments to our operating agreement, including those regarding the reclassification of membership units, are substantively and procedurally fair to the unaffiliated members. The independent committee approved the Rule 13e-3 transaction and the proposed amendments to the operating agreement and made a recommendation to the board of managers to approve the Rule 13e-3 transaction and the proposed amendments to the operating agreement.

Based on a careful review of the facts and circumstances relating to the Rule 13e-3 transaction and the recommendation of the independent committee, our board of managers believes that the Rule 13e-3 transaction and the terms and provisions of the amendments to our operating agreement, including those regarding the reclassification of membership units, are substantively and procedurally fair to our members, and separately our unaffiliated members. Our board of managers approved the Rule 13e-3 transaction and the proposed amendments to our operating agreement.

In the course of determining that the Rule 13e-3 transaction is fair to and in the best interests of our unaffiliated members (defined as those members who are not our managers or executive officers, or holders of 10% or more of our total outstanding membership units) including both unaffiliated members who will continue to hold our original Class A membership units, as well as those members whose Class A membership units will be reclassified into Class A-1 units, the independent committee considered a number of positive and negative factors affecting both groups of unit holders in making its determination. To review those factors in greater detail, please see “– Substantive Fairness” beginning on page __ and “– Procedural Fairness” beginning on page __.

Our board of managers recommends that you vote “FOR” the proposed First Amended and Restated Operating Agreement that will effect the Rule 13e-3 Transaction.

Property Received in Rule 13e-3 Transaction

If you own in record name three (3) or fewer Class A membership units, after the reclassification is completed your Class A membership units would automatically be converted into an equal number of Class A-1 units. If you own in record name more than three (3) Class A membership units, your Class A membership units would remain unchanged.

In the event the Rule 13e-3 transaction is adopted, and you receive Class A-1 membership units in exchange for your original Class A membership units:

•	Class A-1 unit holders will receive nothing in exchange for their Class A membership units, other than the Class A-1 units received in the reclassification;
•	Class A-1 members will receive a security with limited voting rights; and
•	all of our unit holders will lose the benefits of holding securities registered under Section 12 of the 1934 Act.

For additional information, see “– Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol” beginning on page __ and “– Effects of the Rule 13e-3 Transaction on Show Me Ethanol; Plans or Proposals after the Reclassification Transaction” beginning on page __.

Terms of the Class A-1 Membership Units to be Received in the Reclassification

(see pages __ - __)

As of the date of this proxy statement, the only authorized units of Show Me Ethanol that were outstanding were the Class A, Class B and Class C membership units. The proposed First Amended and Restated Operating Agreement authorizes the issuance of Class A-1 membership units. The terms of the Class A-1 membership units provide as follows:

•

Voting Rights. The Class A-1 membership units would not have voting rights, except under limited circumstances. Holders of Class A-1 membership units would be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company; and (iv) amendments to our operating agreement. Holders of Class A-1 membership units would not be entitled to nominate, elect or remove managers; however, the Class A-1 units will be represented on the board of managers due to the proposed amendment to Section 6.4 of our operating agreement that at least four of the managers elected by the Class A members be record holders of Class A-1 units.

•

Economic Rights of the Class A-1 Members. Except for the discretionary preferences for distributions and liquidation payments as discussed below, the rights of our Class A members (and Class B and Class C members) and Class A-1 members would be the same with respect to sharing in our profits and losses, receiving distributions of our assets when declared by our managers and participating in the distribution of our assets if we dissolve.

•

Distribution Preference – Discretionary. Our board of managers would have the right, in its sole discretion, to declare distributions to the Class A-1 members without declaring the same distribution to the Class A members (and the Class B and Class C members), subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000. There is no guarantee that our board of managers would ever declare all or any part of this allowed preferential distribution to the Class A-1 members.

•

Liquidation Preference – Discretionary. Our board of managers would have the right, in its sole discretion, to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members (and the Class B and Class C members), subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000. There is no guarantee that, in the event of the liquidation of the Company, our board of managers would allocate all or any part of this allowed preferential liquidation payment to the Class A-1 members.

•

Transferability. Our Class A-1 membership units would have the same transfer restrictions as the Class A membership units. In addition, because our Class A-1 membership units would not be registered with the SEC and upon issuance would be “restricted securities,” they would require an appropriate exemption from registration to be eligible for trading.

For additional details on the terms of the original Class A membership units and the Class A-1 membership units, see “Description of Membership Units” beginning on page __.

Possible Conflicts of Interest of Managers in the Reclassification Transaction

(see page __)

You should be aware that many of the managers of Show Me Ethanol have interests in the Rule 13e-3 transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the Rule 13e-3 transaction. The executive officers of Show Me Ethanol do not have any direct or indirect beneficial equity interest in Show Me Ethanol.

We expect that most of our managers will own three (3) or fewer Class A membership units at the effective time of the Rule 13e-3 transaction, and will convert into owning Class A-1 membership units if the Rule 13e-3 transaction is approved. Six of our ten managers, David Durham, John Letzig, Ben Beetsma, Jim Edwards, Roger Ehrich and Robert Quinn will own three (3) or fewer Class A membership units at the effective time. Because there will be fewer original, Class A membership units following the Rule 13e-3 transaction, and because the holders of Class A-1 membership units will have limited voting rights, the managers who will be continuing as Class A membership unit holders will own a larger relative percentage of the voting interest in the Company. Likewise, the holders of Class B and Class C units will own a larger relative percentage interest of the Company. As of the record date, these managers collectively beneficially held over 67 membership units, or approximately 3.51% of our Percentage Interest. Based upon our estimates, taking into account the effect of the Rule 13e-3 transaction, the managers will beneficially hold over approximately 8.4% of our Class A membership units, or approximately 3.51% of our Percentage Interest following the reclassification transaction. This represents a potential conflict of interest because the managers of Show Me Ethanol approved the proposed amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement and the Rule 13e-3 transaction and are recommending that you approve them. Despite this potential conflict of interest, our board believes the proposed Rule 13e-3 transaction is fair to our unaffiliated unit holders for the reasons discussed in this proxy statement, as well as the approval of the proposed Rule 13e-3 transaction by the Independent Committee of the board. See “– Interests of Certain Persons in the Rule 13e-3 Transaction” beginning on page [__].

Financing of the Rule 13e-3 Transaction

(see page __)

We estimate that the Rule 13e-3 transaction will cost approximately $240,000, consisting of professional fees and other expenses payable by or related to the Rule 13e-3 transaction. See “– Fees and Expenses” beginning on page __ for a breakdown of the expenses associated with the Rule 13e-3 transaction. We intend to pay the expenses of the Rule 13e-3 transaction with working capital.

Material Federal Income Tax Consequences of the Reclassification

(see page __)

We believe that the reclassification, if approved and completed, should have the following federal income tax consequences:

•	the reclassification should result in no material federal income tax consequences to the Company;
•

those unit holders continuing to hold our original, Class A membership units, as well as the holders of Class B or Class C membership units, will not recognize any gain or loss in connection with the reclassification; and

•

those unit holders receiving Class A-1 membership units for their original Class A membership units will not recognize any gain or loss in the reclassification, their adjusted tax basis in their Class A-1 membership units held immediately after the reclassification will equal their adjusted tax basis in their original Class A membership units held immediately before the reclassification. For further discussion of the tax consequences of the reclassification transaction, see “– Material Federal Income Tax Consequences of the Reclassification” beginning on page __.

Because determining the tax consequences of the reclassification can be complicated and depends on your particular tax circumstances, you should consult your own tax advisor to understand fully how the reclassification will affect you.

Appraisal Rights

(see page __)

Under Missouri law, you do not have appraisal rights in connection with the Rule 13e-3 transaction. In connection with the Rule 13e-3 transaction, you may pursue all other available remedies under applicable law. See “– Appraisal Rights and Dissenters’ Rights” beginning on page __.

Vote Required for Approval of Proposal Nos. 1A – 1D

(see pages __ - __)

Approval of the Rule 13e-3 transaction and the other amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement requires the affirmative vote of more than 70% of the Percentage Interest in the Company.

If no choice has been specified and the enclosed proxy is properly executed and returned, the membership units and the associated Percentage Interest will be voted “FOR” the proposals regarding the proposed amendments to the Company’s Operating Agreement. If any other matters are properly presented to the Special Meeting for action, the proxy holder will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment. Abstentions on any of the proposals will be treated as present at the Special Meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the members. See “– Quorum; Vote Required for Approval” beginning on page __.

You may vote in person by attending the Special Meeting, or by mailing or faxing to us your completed proxy if you are unable or do not wish to attend. You can revoke your proxy at any time before we take a vote at the Special Meeting by submitting a written notice revoking the proxy, or by timely submitting a later-dated proxy to our secretary. You may also revoke your proxy by attending the Special Meeting and voting in person. See “– Voting and Revocation of Proxies “ beginning on page __.

Provisions for Unaffiliated Members

(see pages __ - __)

Show Me Ethanol has not made any provisions in connection with the Rule 13e-3 transaction to grant unaffiliated members (defined as those members who are not our managers or executive officers, or holders of 10% or more of our total outstanding membership units), access to our corporate files, or the files of the unit holders, or to obtain counsel or appraisal services for unaffiliated members at our expense or at the expense of the unit holders whose membership units will not be reclassified in connection with the transaction.

QUESTIONS AND ANSWERS

What is the date, time and place of the Special Meeting?

The Special Meeting of our members will be held on _____, 2009 at [10:00] a.m., local time, at the Rupe Center, 710 Harvest Hill, Carrollton, Missouri 64633, to consider and vote upon the Rule 13e-3 transaction proposal.

Who is entitled to vote at the Special Meeting?

Members of record of our membership units as of the close of business on _____, 2009, are entitled to vote at the Special Meeting. Each of our members who is entitled to vote is entitled to one vote equal to such member’s Percentage Interest owned on the record date.

What vote is required for our members to approve the Rule 13e-3 transaction?

For the proposed amendments to our current operating agreement contained in the proposed First Amended and Restated Operating Agreement to be adopted and the Rule 13e-3 transaction to be approved, more than 70% of the Percentage Interest held by members must vote “FOR” the Rule 13e-3 transaction and these amendments. In other words, in order to pass the proposals, members who have contributed more than 70% of all capital to the Company must vote “FOR” the amendment to the Operating Agreement.

What happens if I do not return my proxy card?

If you do not return your proxy card, you may still vote in person at the Special Meeting. Because the affirmative vote of members owning greater than 70% of the Percentage Interest in the Company is required to approve the amendments to affect the Rule 13e-3 transaction and the other amendments to our current operating agreement contained in the proposed First Amended and Restated Operating Agreement (Proposal Nos. 1A – 1D), unless you vote in person, a failure to either return your proxy card or attend the Special Meeting will have the same effect as voting against the Rule 13e-3 transaction and these amendments.

What do I need to do now?

After carefully reading and considering the information contained in this proxy statement, please vote your membership units and associated Percentage Interest as soon as possible. You may vote your membership units and associated Percentage Interest by returning the enclosed proxy by mail or fax. You may also vote in person at the Special Meeting of members. This proxy statement includes detailed information on how to cast your vote.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote at any time before your proxy is voted at the Special Meeting by delivering a later-dated and signed proxy card or a written revocation of the proxy to our secretary prior to the date of the Special Meeting or at the Special Meeting prior to the taking of the vote. You may also revoke your proxy by attending the Special Meeting and voting in person.

Do I need to attend the Special Meeting in person?

No. You do not have to attend the Special Meeting to vote your membership units. You may vote your membership units and associated Percentage Interest by returning the enclosed proxy, or by voting in person at the Special Meeting of members.

Will I have appraisal or dissenters’ rights in connection with the Rule 13e-3 transaction?

No. Dissenters’ rights are not available under Missouri law, which governs the Rule 13e-3 transaction.

Should I send in the certificate representing my membership units now?

No. If you own in record name three (3) or fewer Class A membership units, after the reclassification is completed, we will send you written instructions for exchanging your old certificates for new certificates representing Class A-1 membership units. If you own in record name more than three (3) Class A membership units (or any Class B or Class C membership units), you will continue to hold the same certificates after the reclassification as you did before.

What does it mean if I receive more than one proxy for the Special Meeting?

It means that you have multiple holdings reflected in our membership register. Please sign and return ALL proxy forms to ensure that all your membership units and associated Percentage Interest are voted. If you received more than one proxy card but only one copy of the proxy statement and supplemental materials, you may request additional copies from us at any time.

Where can I find more information about Show Me Ethanol?

We file periodic reports and other information with the SEC. This information is available at the Internet site maintained by the SEC at www.sec.gov; or you may call the Company for copies of our SEC filings at (660) 542-6493. General information about us is available at our Internet site at www.showmeethanolllc.com; the information on our Internet site is not incorporated by reference into this proxy statement and does not form a part of this proxy statement. For a more detailed description of the information available, please see page __.

Who can help answer my questions?

If you have questions about the proposed Rule 13e-3 transaction and the proposed amendments to our current operating agreement after reading this proxy statement or need assistance in voting your units, you should contact Richard Hanson, General Manager of the Company at (660) 542-6493.

PROPOSALS 1A – 1D: RULE 13E-3 TRANSACTION AND

ADOPTION OF FIRST AMENDED AND RESTATED OPERATING AGREEMENT

Overview of the Rule 13e-3 Transaction

This proxy statement is furnished in connection with the solicitation of proxies by the board of managers of Show Me Ethanol, LLC, a Missouri limited liability company, and is to be used at a Special Meeting at which our members will be asked to consider and vote upon a series of related proposals identified as Proposal Nos. 1A through 1D, and includes amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement. If approved, the amendments to our Operating Agreement contained in the First Amended and Restated Operating Agreement would, among other things, result in a reclassification of our Class A membership units held by members of record with three (3) or fewer Class A membership units immediately prior to the effective time of the reclassification.

If the amendments to our Operating Agreement contained in the First Amended and Restated Operating Agreement and the Rule 13e-3 transaction are approved as described below, members of record with three (3) or fewer Class A membership units immediately prior to the reclassification would receive one Class A-1 membership unit for each of their Class A membership units. Members of record with more than three (3) Class A membership units will remain Class A unit holders. We intend, immediately following the reclassification, to terminate the registration of our Class A membership units with the SEC and suspend further reporting under the 1934 Act, as amended.

If approved by our members at the Special Meeting and implemented by our board of managers, the Rule 13e-3 transaction would generally affect our unit holders as follows:

MEMBER POSITION PRIOR TO RULE 13E-3 TRANSACTION	EFFECT OF RULE 13E-3 TRANSACTION
Members of record holding more than three (3) of our Class A membership units	Class A Member would continue to hold the same number of our Class A membership units held prior to the Rule 13e-3 transaction.
Members of record holding three (3) or fewer of our Class A membership units

These Class A membership units would be reclassified into Class A-1 membership units on the basis of one Class A-1 membership unit for each Class A membership unit held by such members immediately prior to the effective time of the Rule 13e-3 transaction.

Members owning Class B or Class C membership units	No change

The effects of the Rule 13e-3 transaction on each group of unaffiliated members are described more fully below under “Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol,” and the effects on the Company are described more fully below under “Effects of the Rule 13e-3 Transaction on Show Me Ethanol; Plans or Proposals after the Rule 13e-3 Transaction.”

Background of the Rule 13e-3 Transaction

As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•	Annual Reports on Form 10-K;
•	Quarterly Reports on Form 10-Q;
•	Current Reports on Form 8-K;
•	Proxy Statements on Schedule 14A.

Our management and several of our employees expend considerable time and resources to prepare and file these reports, and we believe that their time and energy could be beneficially diverted to other areas of our operations that would allow management and those employees to focus more of their attention on our business. In addition, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, board meeting fees, costs of printing and mailing documents, and word processing and filing costs. Our registration and reporting related costs have been increasing. Over the years, the costs incurred as an SEC registered company have increased, and we believe they will increase significantly during 2009 and 2010, when we expect to become fully subject to the rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act.

Beginning with the fiscal year ending December 31, 2009, Show Me Ethanol’s external auditors will be required to issue an attestation on whether effective internal control over financial reporting was maintained in all material respects by management. This report is in addition to the auditor’s opinion on the financial statements and will result in additional cost to Show Me Ethanol.

We estimate that our costs and expenses incurred in connection with SEC reporting for 2009 will be approximately $400,000.

As of [_______], 2009, there were 2,133 membership units issued and outstanding with 1,498 of these being Class A units, 422 being Class B Units and 213 being Class C units. There were approximately 551 current Class A unit holders of record, 1 current Class B holder of record and 1 current Class C holder of record, for a total of approximately 553 current unit holders of record. Of our approximately 551 Class A unit holders of record, we believe approximately 461, or 84%, hold three (3) or fewer Class A membership units. Our board of managers believe that the recurring expense and burden of our SEC-reporting requirements described above are not cost efficient for Show Me Ethanol. Becoming a non-SEC reporting company would allow us to avoid these costs and expenses. In addition, once our SEC reporting obligations are suspended, we would not be subject to certain provisions of the Sarbanes-Oxley Act or the liability provisions of the 1934 Act.

There can be a number of advantages to being a public company, possibly including a higher value for our membership units and the enhanced ability of the Company to raise capital or make acquisitions. However, there is a limited market for our membership units and, in order to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our membership units cannot be traded on an established securities market or be readably tradable in a secondary market, thereby assuring that there will continue to be a limited market for our membership units. We have, therefore, not been able to effectively take advantage of these benefits. Based on the limited number of membership units available and the trading restrictions we must observe under the Internal Revenue Code, we believe it is highly unlikely that our membership units would ever achieve an active and liquid market comprised of many buyers and sellers. In addition, as a result of our limited trading market and our status as a limited liability company, we are unlikely to be well-positioned, for example, to use our public company status to raise capital in the future through sales of additional securities in a public offering to non-members or to acquire other business entities using our membership units as consideration. Moreover, our limited trading market and ownership limitations for membership units could make it difficult for our membership unit holders to liquidate a large number of membership units without negatively affecting the per unit sale price.

Therefore, our board of managers has concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and our employees and the expense related to the SEC reporting obligations. The board considered that many of the factors arguing in favor of deregistration, including eliminating costs associated with registration and allowing management and our employees to focus on core business initiatives, had been in existence for some time, and felt that the increasingly stringent regulation brought on by the Sarbanes-Oxley Act has only made these factors more compelling. As a result of the confluence of these factors, the board determined at that time that it would be beneficial to consider the possibility of such a transaction. Please refer below to “– Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation” for further discussion of the reasons supporting the Rule 13e-3 transaction. As a result of the board’s conclusions, our management began to explore the possibility of reducing the number of holders of Class A membership units to below 300 in order to suspend our periodic reporting obligations to the SEC.

History of the Transaction

Since early 2008 the Company’s board of managers has generally discussed the advantages and disadvantages of a going private transaction. During the summer of 2008, our board of managers began to consider the cost and expense of obtaining the independent auditors’ report on the effectiveness of internal controls over financial reporting. Moreover, our periodic discussions with, and reports from the Company’s independent auditors, BKD, LLP, informed management of the cost of financial reporting during 2008 and beyond.

For these reasons, for the first half of 2008, our board of managers discussed the concept of suspending the Company’s periodic reporting obligations. The board soon discovered that many of the possible methods to complete such a goal would require a substantial amount of cash. The Company’s ethanol plant became operational in May of 2008 and at that time the Company had limited cash resources; moreover, the board of managers believed that many of the Company’s members felt strongly about retaining their equity interest in the Company. (For a discussion of the alternatives considered, see “Reasons for the Rule 13e-3 transaction; Fairness of the Rule 13e-3 transaction; Board Recommendation – Show Me Ethanol’s Reasons for the Rule 13e-3 Transaction” below). Therefore, management found the prospect a going private transaction by reclassifying some of our membership units an attractive option.

At the regular monthly meeting of our board held in July 2008, management was directed by the board to explore options to suspend the Company’s periodic reporting obligations. The board of managers held a preliminary discussion about the possible going private transaction. In these preliminary discussions, the Company’s board of managers considered the following factors:

•

compliance with Section 404 of the Sarbanes-Oxley Act was discussed, including an estimate of expenses provided by external auditors on the costs of compliance with the requirements of Section 404 on the Company for 2008 and beyond;

•

given the Company’s limited personnel resources, management anticipated that the time required to assist management in documenting and testing the internal control structure would pose a significant strain on our existing staff and may require the hiring of additional employees;

•	management expected significant future costs in connection with our continued compliance with the reporting requirements of Section 12 of the 1934 Act;
•	like many other ethanol producers, many of our unit holders are members of local communities, which the board believes have contributed, and continue to contribute, to our success;
•

the board was aware that, as a reporting company, the Company is required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in taking market share, employees and customers away from the Company; and

•	our board was aware of other companies that had completed or that were in the process of completing transactions that would allow them to suspend their obligations to file reports with the SEC.

Following this discussion, the board authorized management to continue its investigation and evaluation of a proposed going private transaction. The board also formed an independent committee of managers to explore and consider the possible transaction structures to suspend the Company’s periodic reporting requirements under Section 12 of the 1934. The full board appointed John W. Letzig, Ben Beetsma and Roger W. Ehrich to serve on the independent committee. The board selected these individuals for the following reasons:

•	each owned a relatively small number of Class A membership units when compared to the ownership of Class A membership units owned by other board members;
•	each of the committee members represented the Class A members;

•	none of the committee members had engaged in any related-party transactions with the Company.

The committee was empowered to hold private meetings and engage separate legal and financial experts. The committee requested that Bryan Cave LLP, outside counsel for the Company, brief the committee on various potential transactions that the Company might employ to suspend the Company’s reporting requirements.

A meeting of the independent committee was then held on September 2, 2008, and attended by a representative of Bryan Cave LLP, for the sole purpose of discussing the possible going private transaction. The independent committee discussed recent going private transactions, alternatives of a going private transaction, the advantages and disadvantages of such a transaction, and the effect of such a transaction on the existing members of the Company (see below for a list of the advantages and disadvantages discussed).

Later on September 2, 2008, managers serving on the independent committee and legal counsel collectively discussed with the board the business considerations for engaging in a going private transaction, highlighting some of the advantages, disadvantages, and issues raised in a going private transaction. In addition to recapping some of the advantages of, and business purposes for, a going private transaction that are listed above, the board of managers discussed the following advantages of going private:

•	the elimination of the administrative burden and expense of making periodic reports, including the savings of an estimated $400,000 per year in reporting and compliance costs;
•	the possible reduction of potential legal liability based on compliance with federal securities laws;
•	the flexibility management would enjoy to answer questions from members, rather than primarily speaking to the members through quarterly reports filed on Form 10-Q; and
•	more time for management to focus on the Company’s core business.

Some of the disadvantages of a going private transaction that were considered during the discussion with the board included:

•	a potential decrease in the liquidity of our membership units;
•	the Company’s potential costs, in terms of time and dollars, in connection with accomplishing the going private filings; and
•	the possibility that future business partners, if any, might require more information from us before entering into a business relationship due to the lack of publicly available information.

The board discussed the future costs and expenses that might be incurred by the Company in connection with complying with the requirements of the Sarbanes-Oxley Act as estimated by management and the time that might be allotted for management and other employees in connection with compliance. The costs discussed included estimated fees and expenses of our independent auditors and our counsel. If Show Me Ethanol remained a reporting company, the board discussed the need to hire at least one and possibly as many as two more individuals in our accounting staff.

Also at the meeting, a representative of Bryan Cave LLP advised the board on the methods for proceeding with a going private transaction and reviewed alternative methods of effecting the transaction with the board and informed the board of the potential advantages of the use of a reclassification of membership units as a method to achieve the board’s goals of avoiding the cost and possible negative members reaction of cashing out members. As part of this discussion, Bryan Cave LLP discussed with the board some of the possible terms of a new class of membership units, including limited voting rights, removal of transfer restrictions and preferences on dividends and distributions. For a discussion of the alternatives considered, see “Reasons for the Rule 13e-3 transaction; Fairness of the Rule 13e-3 transaction; Board Recommendation – Show Me Ethanol’s Reasons for the Rule 13e-3 Transaction” below.

The board discussed alternative transaction structures at length, including (i) the appropriate cut-off point for a reclassification of the Class A membership units, and (ii) the appropriate terms of a newly created second class of membership units.

The board discussed the need to structure any new class of membership units so that its terms were fair to all of our members, including those receiving the new membership units and those retaining our original membership units. Without making any final decisions, the board tentatively decided to differentiate the voting and distribution and liquidation preference of the original membership units and the new class of membership units because these rights are typically among the principal features that characterize a class of securities.

Following the presentations by management and Bryan Cave LLP, and after considerable discussion of the issues, the independent committee determined and recommended to the full board, and the full board then also determined that it would be in the Company’s and its members’ best interests to suspend its registration obligations with the SEC. The Company’s board directed Bryan Cave LLP to being to prepare the necessary filings and to report back to the Company when drafts were ready for the review and approval of the managers.

Subsequently, in the fall of 2008 the Company experienced significant cash flow difficulties. As a result of the financial difficulties of the Company, the Company directed its legal counsel to cease its work on this proxy statement and proposed revisions to the Company’s Operating Agreement. After the Company was able to successfully complete its fundraising in the Spring of 2009 and hold its annual meeting in the Summer of 2009, work began again in preparing for the proposed Rule 13e-3 transaction.

At the board of manager’s monthly meeting on July 22, 2009 the board voted to reauthorize the expenses that would be incurred in the preparation of the documentation for the proposed recapitalization.

At the board of manager’s monthly meeting in August, 2009 the board received initial draft copies of the preliminary proxy statement, First Amended and Restated Operating Agreement and the Schedule 13e-3, for review and comment.

On September 15, 2009 the independent committee met to discuss the draft preliminary proxy statement, proposed First Amended and Restated Operating Agreement and the Schedule 13e-3 filing, as well as discuss the advantages and disadvantages of the going private transaction along with the alternative structures of such a transaction.

After discussion, the independent committee voted unanimously to recommend the recapitalization transaction, including the First Amended and Restated Operating Agreement, the preliminary proxy statement and the Schedule 13e-3 filing, to the full board of managers.

After the formal recommendation of the independent committee as to the terms of the proposed Rule 13e-3 transaction, and due to the length of time that elapsed since the board had last considered the proposed transaction one year previous, the full board considered the advantages and disadvantages of the proposed transaction. The board again recognized that to establish a second class of membership units that would allow the Company to suspend its reporting obligations under the 1934 Act, the Class A-1 membership units could not be substantially similar in character to our original membership units. The board sought to structure the Class A-1 membership units so that its terms were fair to all of our members, including those receiving Class A-1 membership units and those retaining our original membership units.

The board chose to differentiate the voting and distribution and liquidation preference of the Class A membership units and Class A-1 membership units because these rights are typically among the principal features that characterize a class of securities.

To distinguish the voting rights, the board chose to limit the voting rights of the holders of the Class A-1 membership units to proposals relating to the sale, exchange or other transfer of all or substantially all of the assets of the Company, the merger or consolidation of the Company with another entity and the dissolution of the Company. Holders of Class A-1 membership units would not be entitled to nominate, elect or remove managers.

The board believed that the new Class A-1 membership units should be structured so that the holders of the Class A-1 membership units continue to participate in the future growth and earnings of the Company with the holders of our original membership units, without any preference given to the Class A membership units, including distribution rights and any value to be received upon a change in control of the Company. At a minimum, the board decided that the new Class A-1 membership units would have the same rights to profits, losses, and distributions as our original Class A membership units.

To balance the limited voting rights of the new Class A-1 membership units, which was perceived by the board as a negative feature, the board chose to add discretionary distribution and liquidation preferences to the new Class A-1 membership units. While the board of managers would be prohibited from paying less distributions or liquidation payments to the new Class A-1 members, the board agreed to retain the discretion (i) to declare distributions to our Class A-1 members without declaring the same per unit distribution to our original Class A members; and (ii) to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the original Class A members. The full board at this time determined that the proxy statement and Operating Agreement must provide for a minimum of at least 4 managers to own Class A-1 membership units. The board viewed the inclusion of Class A-1 members on the board of managers to be a favorable consideration in the substantive fairness of the transaction.

The board selected the 3-or-fewer Class A membership unit cutoff because it would allow the Company to accomplish the objective of reducing its number of members holding our Class A membership units to below 300 while also maintaining the number of Class A-1 unit holders below 500, so as to avoid having to register the Class A-1 membership units with the SEC.

To further ensure that the Company can maintain the number of Class A-1 unit holders below 500 or any future applicable threshold under the 1934 Act, the board determined to add a provision to our proposed First Amended and Restated Operating Agreement restricting any transfer of our Class A-1 membership units that would result in there being more than 500 Class A-1 membership units. In addition, the board decided to add a similar provision to our proposed First Amended and Restated Operating Agreement restricting any transfer of our original membership units that would result in there being more than 300 Class A membership units.

After the discussion of the full board at the September 15, 2009 board meeting, the board unanimously approved the reclassification, including the First Amended and Restated Operating Agreement, without any changes from the structure recommended by the independent committee and called for a vote of the members to approve the changes at the earliest possible time.

Both the independent committee and the full board determined that the Rule 13e-3 transaction was fair to our unaffiliated members, and specifically with respect to the unaffiliated members receiving Class A-1 membership units in the recapitalization. In making this determination, the board did not utilize the following procedural safeguards:

•	the Rule 13e-3 transaction was not structured to require separate approval by a majority of those members who are not executive officers or managers of the Company; and
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the board of managers did not retain any unaffiliated representative to act solely on behalf of members who are not officers or managers of the Company for purposes of negotiating the terms of the recapitalization or to prepare a report regarding the fairness of the transaction.

In approving the Rule 13e-3 transaction, the board took into consideration the fact that, because members would be aware of the membership unit cutoff for participating in the reclassification, members holding 3 or fewer membership units who would still prefer to continue holding our original Class A membership units, despite the board’s recommendation of the transaction, could elect to do so by acquiring sufficient membership units or consolidating ownership so that they would hold more than 3 membership units in their own name prior to the reclassification.

As part of the Company’s strategic planning, the board has considered, from time to time, whether a business combination would be in the best interests of the members. Specifically, at the monthly board meeting in November of 2008 the board considered whether it might be able to find a strategic partner to invest in the Company to aid it during its period of cash flow difficulty. To date the board has determined that it would be in the best interests of the Company’s members to remain an independent going concern. At no time in the Company’s history has a formal or written proposal for merger, or other business combination, been made to the Company or its board of managers.

Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation

Show Me Ethanol’s Reasons for the Rule 13e-3 Transaction.

Show Me Ethanol is undertaking the Rule 13e-3 transaction at this time to end our SEC reporting obligations, which will enable us to save the Company and our members the substantial costs associated with being a reporting company. The specific factors considered in electing at this time to undertake the Rule 13e-3 transaction and become a non-SEC reporting company are as follows:

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We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of approximately $400,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of member communications. These estimated expenses for 2009 are expected to include legal expenses, accounting expenses, cost of hiring minimum additional personnel necessary to comply with Section 404 of the Sarbanes-Oxley Act, expenses for testing of internal controls in compliance with Section 404, and miscellaneous expenses including filing costs. We will also realize cost savings from reduced staff and management time spent on reporting and securities law compliance matters. These amounts are just estimates, and the actual amount of savings may vary significantly from such estimates. The Company determined these estimated savings after considering expenses expected to continue after the going private transaction, such as the provision of periodic financial reports to our members.

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We believe that, as a result of the recent disclosure and procedural requirements resulting from the Sarbanes-Oxley Act, specifically the independent auditors’ report on the effectiveness of internal controls over financial reporting for the fiscal year ending December 31, 2009, the legal, accounting and administrative expense, and diversion of our board of managers, management and staff effort necessary to continue as an SEC-reporting company will remain significant. We expect to continue to provide our members with Company financial information on a periodic basis. However, these reports will not be required to comply with many of the information requirements applicable to SEC periodic reports and will not generally include that information. Therefore, we anticipate that the costs associated with these reports will be substantially less than the costs we currently incur and would otherwise incur in the future in connection with our periodic filings with the SEC.

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In our board of managers’ judgment, the costs of continuing SEC registration substantially outweigh the benefits, given a number of factors, including that our compliance costs have increased as a result of heightened government oversight; the lack of liquidity in our membership units; and that we do not expect to raise capital from non-members in the public market in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing or through private or institutional sales of equity or debt securities. We recognize, however, that there can be no assurance that we will be able to raise additional capital when required or that the cost of additional capital will be attractive.

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Because of our desire to avoid being taxed as a corporation under the publicly traded partnership rules under Section 7704 of the Internal Revenue Code, our membership units are not listed on an exchange and historically have not been actively traded. Our membership units are subject to transferability restrictions, requiring board approval in most instances. Therefore, it is unlikely that our membership units will be actively traded. As a result, we do not believe that the continued registration of our membership units under the 1934 Act will benefit our members in proportion to the costs we would expect to incur in the future.

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As an reporting company, we are required to disclose information to the public, including to actual and potential competitors, that may be helpful to these competitors in challenging our business operations. Some of this information includes the disclosure of our future business plans, disclosure of material agreements affecting our business, and disclosure of industry trends and contingencies that may impact our operating results. These competitors and potential competitors may use that information against us in an effort to take market share, employees and customers away from us. This is an increasing concern given the relative proximity of several ethanol plants. Terminating our reporting obligation will help to protect that sensitive information from required or inadvertent disclosure.

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Operating as a non- reporting company will reduce the burden on our management and employees that arises from 1934 Act reporting requirements, thus allowing management and our employees to focus more of their attention on our business.

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Continued compliance with 1934 Act reporting requirements, and specifically the requirements of Section 404 of the Sarbanes-Oxley Act which is expected to be fully implemented by the end of 2009, may require us to hire additional accounting personnel solely to comply with the 1934 Act reporting requirements, and even with additional personnel, we are concerned about our ability to attract and retain qualified management and employees given the competitive environment for quality personnel in the ethanol industry.

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The Rule 13e-3 transaction proposal would allow us to discontinue our reporting obligations with the SEC, but still allow those unit holders receiving Class A-1 membership units to retain an equity interest in Show Me Ethanol. Thus, our Class A-1 members would continue to share in our profits and losses and distributions.

We considered that some of our members may prefer to continue as members of an SEC-reporting company, which is a factor weighing against the Rule 13e-3 transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. We have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using our membership units as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

The board realized that many of the benefits of a Rule 13e-3 transaction, such as eliminating costs associated with 1934 Act reporting obligations and allowing management and our employees to focus on the business operations, have been in existence for some time. However, it was not until the board felt the impact over time of the increasingly stringent regulation resulting from the Sarbanes-Oxley Act, specifically Section 404 compliance, that it began seriously to consider a strategic transaction that would result in the deregistration of our membership units. Moreover, the board believes that the costs, both in terms of time and money spent in connection with SEC reporting obligations, will increase as the Company becomes subject to the SEC rules adopted pursuant to Section 404 of the Sarbanes-Oxley Act. See “Background of the Rule 13e-3 Transaction” beginning on page [__.]

Other than the cost savings and other benefits associated with becoming a non-reporting company, as outlined above and as described in the discussion under “Purpose and Structure of the Rule 13e-3 Transaction” below, we do not have any other purpose for engaging in the Rule 13e-3 transaction at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the Rule 13e-3 transaction, our board of managers did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The Rule 13e-3 transaction, if completed, would have different effects on the new Class A-1 members and the Class A members. You should read the discussions below under “– Show Me Ethanol’s Position as to the Fairness of the Rule 13e-3 Transaction” below and “Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol” beginning on page [__] for more information regarding these effects of the Rule 13e-3 transaction.

We considered various alternative transactions to accomplish the proposed transaction, but ultimately elected to proceed with the reclassification. The following were the alternative transactions considered, but rejected:

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Tender Offer to all Members. Our board of managers determined that we do not have the funds to effect a tender offer by the Company to our members and would have to incur unacceptably high amounts of debt, if available, in order to effect this transaction. In addition, there might not be a sufficient number of Class A members tendering their membership units to reduce the number of Class A members of record below 300, resulting in the requirement of a second-step merger which would in effect force smaller unit holders to liquidate their membership units. However, our board of managers did consider that a tender offer might provide our members with liquidity for their units.

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Cash-Out Merger. The board considered the reorganization of the Company through a merger with a new entity formed solely to effect the reorganization. In a cash-out merger, members owning three (3) or fewer Class A membership units of Show Me Ethanol would have received cash equal to the fair value of their Class A membership units in exchange for their Class A membership units, and all other membership units would have remained outstanding. Similar to its analysis regarding a tender offer, our board determined that we do not have the funds to effect a cash out merger. In making this determination, the board did not make a determination of the fair value of our Class A membership units. Additionally, the receipt of cash in exchange for membership units generally would be a taxable event for those members receiving cash. In addition to these factors, the board determined that a cash-out merger was not a preferable option because it did not offer any advantages over the reclassification, but would have required the formation of a new entity, more documentation than the reclassification, including a detailed plan of the merger and a substantial increase in the cost of the transaction associated with the purchase of outstanding membership units. Moreover, our board considered that a cash-out merger would be a forced liquidation of certain members and would not allow them to remain as owners of the Company. However, our board of managers did consider that a cash out merger might provide our members with liquidity for their membership units.

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Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined above, of being an SEC-reporting company without the expected commensurate benefits. Thus, the board considered maintaining the status quo not to be in our best interests or the best interests of our unaffiliated members and rejected this alternative.

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Expense Reductions in Other Areas. While we might be able to offset the expenses relating to SEC registration by reducing expenses in other areas, we have not pursued such an alternative because there are no areas in which we could achieve comparable savings without adversely affecting a vital part of our business and impeding our opportunity to grow. We believe that the expense savings resulting from the proposed reclassification would not adversely affect our ability to execute our business plan, but would instead position us to execute it more efficiently. For those reasons, we did not analyze the cost reductions in other areas as an alternative to the reclassification.

See “Purpose and Structure of the Rule 13e-3 Transaction” beginning on page [__] for further information as to why this reclassification structure was chosen.

Show Me Ethanol’s Position as to the Fairness of the Rule 13e-3 Transaction.

Based on a careful review of the facts and circumstances relating to the Rule 13e-3 transaction and the recommendation of our independent committee, our board of managers believes that the First Amended and Restated Operating Agreement and the terms and provisions of the Rule 13e-3 transaction, are substantively and procedurally fair to our unaffiliated members. Our board of managers approved the Rule 13e-3 transaction.

In concluding that the terms and conditions of the Rule 13e-3 transaction are substantively fair to our unaffiliated members, our independent committee and board of managers considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, the independent committee and the board considered the potential effect of the transaction as it relates to all unaffiliated members generally, to new Class A-1 members and to continuing members owning Class A, Class B and Class C membership units. Because the transaction will affect members differently only to the extent that some will receive Class A-1 membership units in the Rule 13e-3 transaction and some will retain their Class A membership units, these are the only groups of members with respect to which the board considered the relative fairness and the potential effects of the Rule 13e-3 transaction. See“Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol” below.

Substantive Fairness.

The independent committee and the board considered numerous factors, discussed below, in reaching its conclusions that Rule 13e-3 transaction is substantively fair to our members, including unaffiliated members who would receive Class A-1 membership units in the reclassification and our unaffiliated members who will retain their Class A membership units. In determining the fairness of the transaction, our board of managers also determined that the exchange of one Class A-1 membership units for one Class A membership unit is substantively fair. In reaching these conclusions, the independent committee and the board considered the following effects on these constituencies:

Factors Affecting Fairness to all Members.

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Equity Interest in the Company. All members will continue to hold an equity interest in the Company and will continue to have the opportunity to participate in the Company’s future growth and earnings, including any premium obtained upon any future sale or change in control of the Company. Our board viewed this factor as supporting its determination of fairness since no members will be forced to involuntarily liquidate their equity interest in the Company, as would be the case in a cash-out merger.

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Cost Saving. As continuing equity owners of the Company, all members will realize the potential benefits of the reduced expenses as a result of no longer needing to comply with SEC reporting requirements. Moreover, these savings are expected on an annual basis and can therefore be expected annually in the future. Our independent committee and board considered the expected annual cost savings as a significant factor supporting its determination of fairness since all members will benefit accordingly.

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Limited Benefits from SEC Registration. Our members receive limited benefit from us being an SEC-reporting company because of our small size and lack of public trading in our membership units compared to the costs associated with the disclosure and procedural requirements of the Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs in being a public company. Our independent committee and board viewed this factor as supporting its determination of fairness since we believe that the costs to our unaffiliated members of being a public company are not commensurate with the benefits to our members of being a public company.

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Tax Consequences. The independent committee and board noted that the reclassification transaction would not result in a taxable event for members retaining their Class A membership units in the reclassification, nor would it result in a taxable event for our members who would receive Class A-1 membership units. The fact that the transaction would not result in a taxable event to either group contributed to the independent committee’s and the board’s recommendation and conclusion as to the fairness of the transaction to unaffiliated members who would retain their Class A membership units or who receive Class A-1 membership units following the reclassification.

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Loss of Benefits of SEC Registration of our Original Membership Units. After the reclassification transaction, neither the Class A, Class B or Class C membership units nor our Class A-1 membership units would be registered under the 1934 Act. This would reduce the amount of information that is publicly available about the Company, including detailed analyses by management of our financial results, current reports of significant corporate events and copies of material contracts involving the Company. Once our SEC reporting obligations are suspended, we would not be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the 1934 Act, as amended, and our officers would not be required to certify the accuracy of our financial statements under SEC rules. The independent committee and board noted that, while the loss of the benefits of SEC registration, standing alone, was negative in its fairness determination, the fact that our board intended to continue to provide all members with financial summaries and will continue to have its financial statements audited, mitigated the loss of public information about the Company due to the Company’s deregistration with the SEC.

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Ability to Liquidate or Acquire Membership Units. Our members may have limited opportunities to acquire or sell sufficient Class A membership units such that they may control whether they would retain Class A membership units or receive Class A-1 membership units in the Rule 13e-3 transaction because our membership units are not actively traded and have no established public market. Members must act sufficiently in advance of the Rule 13e-3 transaction so that the sale or purchase is reflected in our membership register by the effective time of the Rule 13e-3 transaction, recognizing that in light of the current lack of liquidity, it may be difficult for some of our unaffiliated members to acquire additional membership units at an acceptable price. Our independent committee and board viewed this factor as a negative factor to the members who want to control whether they retain Class A membership units or receive Class A-1 units.

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No Right to Dissent. Our members who do not believe that the Rule 13e-3 transaction is fair to them do not have the right to dissent from the transaction. While as noted above there may be some opportunity for our members to sell their units, our independent committee and board noted this was a negative factor in its fairness determination of the Rule 13e-3 transaction.

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Unaffiliated Members Treated Same as Affiliated Members. Our affiliated members will be treated in the same manner in the reclassification transaction as our unaffiliated members and will be reclassified according to the same standards.

Factors Affecting Fairness to Members Receiving Class A-1 Membership Units.

In addition to the factors applicable to all of our unaffiliated and affiliated members set forth above, in making its fairness determination, the independent committee and the board considered the relative advantages and disadvantages of the rights associated with the Class A-1 membership units, including the following:

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Discretionary Distribution Preference. Holders of our Class A-1 membership units would have a discretionary distribution preference over the Class A, Class B and Class C units, subject to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000. To begin with, our board of managers considered it significant that no distributions may be made to holders of Class A, Class B or Class C membership units without making an equal Percentage Interest distribution to holders of our Class A-1 membership units. In addition, our independent committee and board of managers considered this discretionary preference as a benefit to those members receiving Class A-1 membership units. However, this is not a mandatory distribution and there is no guarantee that our board of managers would ever declare all or any part of this allowed preferential distribution to the Class A-1 members.

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Discretionary Liquidation Preference. Holders of our Class A-1 membership units would have a discretionary liquidation preference over the Class A, Class B and Class C units, subject to a maximum cumulative total preferential liquidation to all Class A-1 members as a class in the amount of $1,000,000. Again, our independent committee and board of managers considered it significant that no liquidation payments may be made to holders of the Class A, Class B or Class C membership units without making an equal Percentage Interest payment to holders of our Class A-1 membership units. This right, along with the ability of our Class A-1 members to vote on a change in control event, such as a sale of the Company, would put the Class A-1 members on no less than equal footing with our Class A, Class B or Class C members in the event of a liquidation of the Company. In addition, our independent committee and board of managers considered this discretionary preference as a benefit to those members receiving Class A-1 membership units. However, this is not a mandatory payment and there is no guarantee that our board of managers would ever declare all or any part of this allowed preferential liquidation payment to the Class A-1 members. Further, given that there is a limited market for the Company’s membership units and that the most likely liquidity event for the majority of our members will be a sale or merger of the Company, our board believes that the equal or greater liquidation rights granted to our Class A-1 membership units is a significant benefit to our Class A-1 members which would help equalize the value of our Class A-1 membership units in comparison to our Class A, Class B and Class C membership units following the reclassification transaction.

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Involuntary Surrender of Membership Units. Members holding three (3) or fewer Class A membership units at the effective date of the reclassification transaction would be required to surrender their Class A membership units involuntarily in exchange for Class A-1 membership units. The independent committee and board considered this as a negative factor, although it noted that such members would still have the opportunity to participate in any future growth and earnings of the Company and would not be forced to involuntarily liquidate their equity interest in the Company, as would be the case in a cash-out merger.

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Limited Voting Rights on Class A-1 Membership Units. The holders of Class A-1 membership units will have limited voting rights, and generally be entitled to vote only upon a proposed change in control of the Company, such as the merger of the Company with another entity or the sale of all or substantially all of the Company’s assets, the dissolution of the Company and amendments to the Operating Agreement of the Company. The holders of Class A-1 membership units will not be entitled to vote on the election of managers and therefore, will have no influence on the future composition of the board of managers or senior management team of the Company, however, after the reclassification, the Company will require that at least four managers of the Company be holders of record of Class A-1 membership units. The independent committee and board viewed the limited voting rights as a negative factor to the members receiving Class A-1 membership units.

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Board Representation. While Class A-1 members will not have the ability to elect managers of the Company under the proposed First Amended and Restated Operating Agreement, at least four managers of the Company must be record holders of Class A-1 units. The independent committee and board considered this as a positive factor to the members receiving Class A-1 membership units.

While our independent committee and board viewed the limited voting rights and the involuntary surrender as negative factors to the members receiving Class A-1 membership units, the independent committee and board concluded that the overall terms of the Class A-1 membership units were fair to the unaffiliated members receiving Class A-1 membership units, since the Class A-1 membership units would have a discretionary liquidation and distribution preference compared to the Class A, Class B and Class C membership units. Additionally, although members receiving Class A-1 membership units upon the reclassification of their units do so involuntarily, our independent committee and board considers it important that these members would continue to participate in any future growth and earnings of the Company. Further, the independent committee and board views the requirement that four managers of the Company be holders of record of Class A-1 membership units as a positive for the Class A-1 members and provides them with indirect representation on the board. Based upon the foregoing reasons, the board considered the fairness of the overall terms of the Class A-1 membership units as a factor supporting its conclusion of fairness of the Rule 13e-3 transaction.

Factors Affecting Fairness to Members Retaining the Class A Membership Units.

In addition to the factors applicable to all of our unaffiliated and affiliated members set forth above, in making its fairness determination, the independent committee and board considered the relative advantages and disadvantages of the rights associated with the Class A membership units, including the following:

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Voting Rights. Holders of our Class A membership units would continue to have voting rights on all matters on which the holders of our original membership units are entitled to vote, including but not limited to the election of managers and a proposed change in control of the Company. Because we expect that a significant block of members owning the Class A membership units would be reclassified into owning Class A-1 membership units with limited voting rights, each member retaining Class A membership units will have his or her voting influence increased. The independent committee and board viewed this increased voting influence as a benefit to the members retaining our original membership units.

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Subject to Discretionary Distribution and Liquidation Preference to Class A-1 Units. Because of the discretion granted to our board of managers, the Class A-1 membership units will rank senior in priority to the Class A units (and the Class B and Class C units) with respect to distribution rights and rights related to the liquidation or dissolution of the Company. However, in addition to being discretionary rather than mandatory, these distribution and liquidation preferences are subject to the cumulative maximum payments of $1,000,000 for the distribution preference and $1,000,000 for the liquidation preference. While there is no guaranty that our board will ever make such a discretionary payment to the Class A-1 members, our board of managers would have the sole discretion to make any such preferential payment to the Class A-1 members – for any reason. Any such payments made to the Class A-1 members would reduce the amount of payments available to the Class A members (and Class B and C members). The independent committee and board viewed the liquidation and dividend preference as a disadvantage to the members retaining Class A membership units.

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Reduced Liquidity. The liquidity of our unaffiliated Class A membership units may be reduced following the Rule 13e-3 transaction because of the reduction in the number of our Class A membership units. Our independent committee and board considered this reduced liquidity as a negative factor to our members retaining our original membership units.

Our independent committee and board of managers believes the increased voting power granted to the Class A members, along with the subordination of the Class A membership units to discretionary distributions and liquidation preferences to the Class A-1 membership units is fair to the members retaining Class A membership units, because the holders of our Class A membership units would continue to have unlimited voting rights.

Our independent committee and board of managers believes that the potentially countervailing factors referenced above did not, individually or in the aggregate, outweigh the overall substantive fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they be continuing holders of Class A units or new Class A-1 unit holders and that such negative factors are outweighed by the positive factors previously described.

In reaching its conclusion that the reclassification transaction is substantively fair to our unaffiliated members who will receive Class A-1 membership units and those who will retain their Class A membership units, we did not consider the current or historical market price of our membership units, our going concern value, or the liquidation value of our assets to be material, because members are not being “cashed out” in connection with the Rule 13e-3 transaction, and members receiving Class A-1 membership units will continue to hold an equity interest in the Company and will participate equally with the holders of Class A membership units in the event of a change in control of the Company, such as a merger or a sale of all or substantially all of our assets. Additionally, the independent committee and board determined that the overall terms of the Class A-1 membership units were substantively fair to all of our unaffiliated members. The independent committee and board determined that since the qualitative advantages and disadvantages of the terms of the Class A-1 membership units are balanced, as compared to the rights related to our original Class A membership units, no further quantitative analysis, such as a review of the current or historical market price of our membership units, our going concern value, or the liquidation value of our assets, was necessary. In addition, neither the economic rights nor preferences of our unaffiliated members will change and will remain the same as our affiliated members as a result of the reclassification transaction. Additionally, our unaffiliated members are afforded the right to participate in our profits and losses on the same basis as our affiliated members and none of our unaffiliated members are being cashed out as a part of the reclassification transaction.

We did not consider the current market prices because our units are not traded on a public market and the current market price may or may not be determinative. Any effect that the reclassification transaction has on the current market price will be the same for our unaffiliated unit holders and affiliated unit holders alike. In addition, neither the economic rights nor preferences of our unaffiliated members will change and will remain the same as our affiliated members as a result of the reclassification. Moreover, none of our unaffiliated members are being cashed out as a result of the reclassification transaction.

We did not consider the historical market prices because we do not expect the reclassification transaction to have any effect on the historical market prices. Our units are not traded on a public market, and thus the historical market prices may or may not be determinative of actual prices. Finally, none of our unaffiliated members are being cashed out as a part of the reclassification transaction.

We did not consider the going concern value because the going concern value will be determined by the market at the time of a sale. We strongly considered the amount of annual savings as a result of the Rule 13e-3 transaction – an estimated $400,000 per year savings. However, the reclassification transaction will not likely have a significant effect on the Company’s value on a going forward basis and will not be determinative of the going concern value. In addition, pursuant to our First Amended and Restated Operating Agreement all our unaffiliated unit holders will be afforded the right to participate equally on an economic basis (as well as participating in any related member votes thereon) in any sales of the Company and the eventual distribution of residual funds.

Notwithstanding the liquidation preference granted to our Class A-1 members, we did not consider liquidation value because the Company believes the reclassification transaction will not have a material effect on the liquidation value of our units. Pursuant to our First Amended and Restated Operating Agreement, the rights of our unaffiliated, like our affiliated members, will not change and all our members will be afforded the right to continue to share equally in the liquidation of the Company’s assets and in any residual funds allocated to our members. In addition, our First Amended and Restated Operating Agreement provides all our members, both affiliated and unaffiliated, as well as both Class A and Class A-1 (and Class B and Class C), a vote in the dissolution of the Company. As noted above, however, when considering the fairness of this transaction to our members receiving Class A-1 membership units, we did consider the discretionary liquidation preference granted our Class A-1 membership units.

For the foregoing reasons, none of the members of our board of managers or management received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our members including the value of our Class A-1 membership units.

Our independent committee and board of managers believes that the conversion of Class A membership units into Class A-1 membership units on a one-to-one basis in the Rule 13e-3 transaction is fair to members receiving Class A-1 membership units, because, upon a change of control of the Company, including a sale or merger of the Company, or a liquidation of the of the Company, holders of Class A-1 membership units will receive the same or greater value for their units than holders of the Class A membership units. The independent committee and board believes that any diminution in the value of the Class A-1 membership units, compared to the Class A membership units, that might otherwise occur due to its limited voting rights is more than offset by the increase in value of the Class A-1 membership units compared to the Class A membership units due to the Class A-1 membership units greater market liquidity and superior distribution and liquidation preferences. Further, given that there is a limited market for the Company’s membership units and that the most likely liquidity event for the majority of our members will be a sale or merger of the Company, our independent committee and board believes that the value of the Class A-1 membership units will be, and will remain, at least equivalent to that of our Class A membership units following the reclassification transaction.

The board is not aware of any material contracts, negotiations or transactions during the preceding two years for (1) the merger or consolidation of the Company into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of the Company; or (3) a tender offer for any outstanding membership units of the Company.

Procedural Fairness.

We believe that the Rule 13e-3 transaction would be procedurally fair to our unaffiliated members, including both those that would be continuing holders of Class A membership units and those that would become new Class A-1 unit holders. In concluding that the Rule 13e-3 transaction is procedurally fair to our unaffiliated members, the independent committee and board of managers considered a number of factors. The factors that our independent committee and board of managers considered positive for all unaffiliated members, including both continuing Class A members and new Class A-1 members, included the following:

•	the Rule 13e-3 transaction is being effected in accordance with all applicable requirements of Missouri law;
•

the board retained and received advice from legal counsel in evaluating the terms of the Rule 13e-3 transaction and the terms of the reclassification as provided in the First Amended and Restated Operating Agreement, including the balancing of the rights of the continuing Class A members and the new Class A-1 members, and also including the creation of an independent committee of the board of managers to evaluate potential methods of conducting the Rule 13e-3 transaction on behalf of unaffiliated members;

•

management and the board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification and thus not possible for the Company based on our available funds, or potentially ineffective in achieving the goal of eliminating the costs and burdens of public company status;
•

our existing Class A members would have the opportunity to determine whether or not they will remain holders of Class A membership units, after the Rule 13e-3 transaction by acquiring sufficient Class A membership units so that they hold more than three (3) Class A membership units immediately prior to the Rule 13e-3 transaction, combining ownership of Class A membership units with family members or other unit holders in one record account (for example, a family company or trust) or selling sufficient Class A membership units so that they hold three (3) or fewer Class A membership units immediately prior to the Rule 13e-3 transaction, all in accordance with the restrictions on transfer in the Operating Agreement of the Company. Class A members also must act sufficiently in advance of the Rule 13e-3 transaction so that the sale or purchase is reflected in our membership register by the effective time of the Rule 13e-3 transaction, recognizing that in light of the current lack of liquidity and infrequent trading of our membership units, it may be difficult for some of our members to acquire additional Class A membership units at an acceptable price; and

•

to implement the Rule 13e-3 transaction it must be approved by the affirmative vote of members owning greater than 70% of the Percentage Interest entitled to vote at the Special Meeting; and as of the record date, members of our board of managers beneficially own only 3.51% of the total Percentage Interest, not reflecting the fact that three (3) board members serve by appointment of the Class B or Class C members.

The independent committee and board of managers considered each of the foregoing factors to weigh in favor of the procedural fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they would be continuing holders of Class A membership units or new Class A-1 membership unit holders.

The independent committee and board is aware of, and has considered, the impact of the following potentially countervailing factors, which would affect both continuing holders of Class A membership units and new Class A-1 members to the same degree, on the procedural fairness of the Rule 13e-3 transaction:

•

the transaction is not structured to require approval of at least 70% of unaffiliated members although at the time the Rule 13e-3 transaction was approved by our board of managers, members of our board beneficially own only 3.51% of the total Percentage Interest, not reflecting the fact that three (3) board members serve by appointment of the Class B or Class C members.

•	we did not solicit any outside expressions of interest in acquiring the Company; and
•

we did not receive a report, opinion, or appraisal from an outside party as to the value of our units, the fairness of the transaction to those unit holders receiving Class A-1 units or the fairness of the transaction to Show Me Ethanol.

The independent committee and board of managers believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the Rule 13e-3 transaction to our unaffiliated members, whether they would be continuing holders of Class A membership units or new Class A-1 members, and the foregoing factors are outweighed by the procedural safeguards previously described.

We therefore believe that the Rule 13e-3 transaction is substantively and procedurally fair to our unaffiliated members, including those that are continuing holders of our Class A membership units and those that are new Class A-1 members, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the Rule 13e-3 transaction is unfair to our unaffiliated members, whether they would be Class A members or new Class A-1 members.

In reaching its conclusion that the Rule 13e-3 transaction would be fair to both our unaffiliated new Class A-1 members and our continuing Class A unit holders, the board did not consider the current or historical market price of our membership units, our going concern value, our net book value or the liquidation value of our assets to be material. Our independent committee and board did not believe these factors to be material because our members are not being “cashed out” in connection with the Rule 13e-3 transaction, and we would continue to have the same number of membership units outstanding with the same general economic rights and preferences, other than the discretionary distribution and liquidation preferences that would be provided to Class A-1 members as discussed above. As a result, new Class A-1 members would continue to hold an equity interest in Show Me Ethanol and would therefore, at a minimum, participate equally, and on the same basis that they would participate absent a transaction, with the holders of our Class A (and Class B and Class C) membership units in our profits and losses, the receipt of distributions, and the benefits resulting from any sale of Show Me Ethanol. Instead of the foregoing factors, the independent committee and board subjectively considered the collective advantages of the Class A-1 membership units, including the discretionary distribution and liquidation preferences, as compared to the collective benefits of the continuing holders of Class A membership units, including the continuing right to vote and otherwise act with respect to managers and our operating agreement and the increased percentage of voting power that the Class A members would have following the Rule 13e-3 transaction. The independent committee and board also subjectively considered the relative disadvantages of the two classes of membership units, including the limitations on voting and decision-making in the case of the Class A-1 membership units, and the lack of distribution and liquidation preferences and the more illiquid ownership limitation in the case of the Class A membership units. In addition, the independent committee and board also evaluated the benefits that would be shared by both the Class A members and the Class A-1 members, such as the ability to vote upon certain events, such as proposals for consolidation, merger or dissolution of the Company and amendment to the Operating Agreement of the Company, the ability to benefit from the cost savings associated with the Rule 13e-3 transaction and the opportunity to share in our future growth and earnings.

As a result of the analysis described above, we believe that the Rule 13e-3 transaction is substantively and procedurally fair to all of our members, for the reasons and factors described above. In reaching this determination, we have not assigned specific weight to particular factors, and we considered all factors as a whole. None of the factors considered led us to believe that the Rule 13e-3 transaction is unfair to any of our unit holders.

We have not made any provision in connection with the Rule 13e-3 transaction to grant unaffiliated members access to our company files beyond the access granted generally under our Operating Agreement, which is described below, or to obtain counsel or appraisal services at our expense. With respect to unaffiliated members’ access to our company files, our board determined that this proxy statement, together with our other filings with the SEC and information they may obtain pursuant to our Operating Agreement, provide adequate information for unaffiliated members. With respect to obtaining counsel or appraisal services solely for unaffiliated members at our expense, the board did not consider these actions necessary or customary. Under Missouri limited liability company law and our Operating Agreement, subject to general privacy and confidentiality issues, all of our members have the right to copies of our Articles of Organization and Operating Agreement, minutes of all member meetings for the past three years, written communications to our members generally within the past three years, annual financial statements, lists of our managers, and the most recent report filed with the Missouri Secretary of State. Upon written notice of at least five business days, any member may inspect and copy these records during regular business hours. Moreover, upon written demand made in good faith and for a proper purpose, members may inspect and copy excerpts of minutes of board meetings, accounting records and our membership register, to the extent such records are directly connected with the requesting member’s purpose. In deciding not to adopt these additional procedures for access to our company files or to obtain counsel or appraisal services for our members at our expense, the board also took into account factors such as Show Me Ethanol’s size and the cost of such procedures.

We have not structured the transaction to require the approval of at least a majority of unaffiliated unit holders. Because our affiliated and unaffiliated unit holders will be treated identically in terms of the approval process of the reclassification transaction, the independent committee and board believes a special vote is not necessary.

Board Recommendation.

Our board of managers believes the terms of the Rule 13e-3 transaction are fair and in the best interests of our unaffiliated members and recommends that you vote “FOR” the proposed amendments to the Operating Agreement contained in the proposed First Amended and Restated Operating Agreement that would allow us to effect the Rule 13e-3 transaction.

Reasons and Purpose for the Rule 13e-3 Transaction by Show Me Ethanol Affiliates.

Messrs. Durham, Letzig, Nordwald, Korff, Beetsma, Edwards, Ehrich, Famuliner, Kolb and Quinn are joining in the filing of this proxy statement solely because under the SEC rules they are affiliates of the Company, as its managers. In their capacities as managers of the Company, they have played a role in the Company’s review and consideration of the Rule 13e-3 transaction and participated in the deliberations of the Company’s board of managers See “Background of the Rule 13e-3 Transaction.” Our affiliates’ reasons and purposes for engaging in the Rule 13e-3 transaction are the same as those of the Company, and such affiliates do not have any independent, personal reasons or purposes for engaging in the Rule 13e-3 transaction apart from those of the Company. See “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation—Show Me Ethanol’s Reasons for the Rule 13e-3 Transaction” above, and “Purpose and Structure of the Rule 13e-3 Transaction” below.

Position as to the Fairness of the Rule 13e-3 Transaction by Show Me Ethanol Affiliates.

The rules of the SEC require Messrs. Durham, Letzig, Nordwald, Korff, Beetsma, Edwards, Ehrich, Famuliner, Kolb and Quinn to express their belief as to the substantive and procedural fairness of the Rule 13e-3 transaction to the Company’s unaffiliated members. Each of our affiliates, who serve as a manager of the Company, believes that the Rule 13e-3 transaction and the terms and provisions of the reclassification provided in our proposed First Amended and Restated Operating Agreement, are substantively and procedurally fair to our unaffiliated members, including both unaffiliated unit holders that will be continuing members and unaffiliated members who will be new Class A-1 members if the reclassification is implemented. In reaching this conclusion, Messrs. Durham, Letzig, Nordwald, Korff, Beetsma, Edwards, Ehrich, Famuliner, Kolb and Quinn relied upon the same factors considered by and the analyses and conclusions of the full board of managers, and each of them adopts such analyses and conclusions as their own. See “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation—Show Me Ethanol’s Position as to the Fairness of the Rule 13e-3 Transaction” above.

Purpose and Structure of the Rule 13e-3 Transaction

The purposes of the Rule 13e-3 transaction are to:

•	consolidate ownership of Class A membership units in under 300 unit holders of record, which will suspend our SEC reporting requirements and thereby achieve significant cost savings.

We estimate that we will be able to reallocate resources and eliminate costs and avoid anticipated future costs of

$400,000 on an annual basis by eliminating the requirement to make periodic reports and reducing the expenses of member communications. We will also realize cost savings from:

•	allowing our management and employees to refocus time spent on SEC-reporting obligations and unit holder administrative duties to our business; and
•	helping protect sensitive business information from required or inadvertent disclosure that might benefit our competitors.

For further background on the reasons for undertaking the Rule 13e-3 transaction at this time, see “– Background of the Rule 13e-3 transaction” beginning on page [__] and “– Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation” beginning on page [__].

The structure of the Rule 13e-3 transaction will give all our members the opportunity to retain an equity interest in the Company and therefore to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company. Because we are not cashing out any of our members, this structure minimizes the costs of our becoming a non-reporting company while achieving the goals outlined in this proxy statement.

The independent committee and board elected to structure the transaction to take effect at the record unit holder level, meaning that Show Me Ethanol will look at the number of Class A membership units registered in the name of a single holder to determine if that holder’s units will be reclassified. The independent committee and board chose to structure the transaction this way in part because it determined that this method would provide Show Me Ethanol with the best understanding at the effective time of how many members would have their Class A membership units reclassified. In addition, the independent committee and board considered that effecting the transaction at the record unit holder level would allow members some flexibility with respect to whether they will be treated as continuing holders or our original Class A membership units or new Class A-1 members. See “Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol” beginning on page [__]. The board felt that this flexibility would help to enhance the substantive fairness of the transaction to both continuing holders of Class A membership units and new Class A-1 members. Overall, the independent committee and board determined that structuring the transaction as a reclassification that would affect members at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving members the flexibility to transfer their holdings. For further background on the alternative structures considered by the independent committee and board of managers and the selection of the reclassification threshold, see “Background of the Rule 13e-3 Transaction” beginning on page [__] and “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation”.

Effects of the Rule 13e-3 Transaction on Show Me Ethanol; Plans or Proposals after the Rule 13e-3 Transaction

The Rule 13e-3 transaction will have various positive and negative effects on us, which are described below.

Effect of the Proposed Transaction on our Class A Membership Units and our New Class A-1 Membership Units.

The number of authorized membership units would remain unchanged after completion of the Rule 13e-3 transaction. As of the record date, the number of outstanding Class A membership units was 1,498. Based upon our best estimates, if the Rule 13e-3 transaction had been consummated as of the record date, the number of our outstanding Class A membership units would have been reduced from 1,498 to approximately 502, there would be approximately 996 new Class A-1 membership units issued, the number of holders of Class A membership units would have been reduced from approximately 551 to approximately 90, or by approximately 461 unit holders of record, and approximately 461 members of record of Class A-1 membership units would have been created through the issuance of 996 new Class A-1 membership units. We have no other current plans, arrangements or understandings to issue any membership units.

Termination of Securities Exchange Act Registration and Reporting Requirements.

Upon the completion of the Rule 13e-3 transaction, we expect that the Class A membership units would be held by fewer than 300 members of record. Accordingly, our obligation to continue to file periodic reports with the SEC will be suspended pursuant to Rule 12h-3 of the 1934 Act.

The suspension of the filing requirement would substantially reduce the information required to be furnished by us to our members and to the SEC. Therefore, we estimate that we would eliminate costs and avoid anticipated future costs associated with these filing requirements, which we estimate to be approximately $400,000 on an annual basis. These annual costs are broken down as follows:

Description	Amount
Accounting Expenses	$120,000
Securities Law Counsel	120,000
Additional Personnel – with benefits	85,000
Sarbanes-Oxley Section 404 Compliance; Testing Internal Controls and Related Audit	60,000
Miscellaneous, including Filing Fees	15,000
Total	$400,000

We will apply for termination of the registration of the Class A membership units and suspension of our SEC reporting obligations as soon as practicable following completion of the Rule 13e-3 transaction. Following completion of the Rule 13e-3 transaction, we intend to continue to provide our members with periodic financial information about Show Me Ethanol.

The Class A-1 membership units that would be issued in the reclassification would have the rights and preferences described herein under “Description of Membership Units” as well as in the attached Appendix B, which is a copy of the proposed First Amended and Restated Operating Agreement.

Potential Registration of the Class A-1 Membership units or Discontinuation of our Suspended Duty to Report.

After the Rule 13e-3 transaction, we anticipate that there will be up to approximately 461 Class A-1 unit holders of record. If the number of record holders of our Class A-1 membership units exceeds 500 on the last day of any given fiscal year, Show Me Ethanol will be required to register the Class A-1 membership units under Section 12(g) of the 1934 Act. As a result, Show Me Ethanol would be subject to all of the reporting and disclosure obligations under the 1934 Act and the Sarbanes-Oxley Act to which it is currently subject. For this reason, the proposed amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement include a provision that would give our board of managers the authority to disallow a transfer of Class A-1 membership units (or Class B or Class C membership units) if it believes that a transfer would result in the Class A-1 membership units (or Class B or Class C membership units) being held by 500 or more Class A-1 (or Class B or Class C membership units) members or another number that otherwise obligates the Company to register its Class A-1 (or Class B or Class C membership units) membership units under Section 12(g) of the 1934 Act. We do not anticipate any significant change in the number of record holders of Class A-1 membership units in the near term that would obligate us to register our Class A-1 membership units.

Similarly, if the number of our holders of record of the Class A membership units exceeds 300 on the last day of any given fiscal year, the suspension of our duty to file reports under Section 15(d) of the 1934 Act would be discontinued, and as a result, Show Me Ethanol would be subject to the reporting and disclosure obligations under the 1934 Act and the Sarbanes Oxley Act to which it is currently subject. For this reason, the First Amended and Restated Operating Agreement also contains a new restriction on the transfer of membership units that would give our board of managers the authority to disallow a transfer of membership units if it believes that the transfer would result in the Class A membership units being held by 300 or more members. We estimate that following the Rule 13e-3 transaction, we would have 90 record holders of our Class A membership units and do not anticipate any significant change in the number of Class A unit holders of record that would oblige us to resume our periodic reporting with the SEC.

Effect on Trading of Our Class A Membership Units.

There is no established trading market for our membership units. To maintain its partnership tax status, our members may not trade the membership units on an established securities market or readily trade the membership units on a secondary market (or the substantial equivalent thereof). To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of managers. Our board will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include: (a) transfers by gift, (b) transfer upon death of a member, (c) transfers between family members, and (d) transfers that comply with the “qualifying matching services” requirements allowed by the Internal Revenue Code. Any transfers of membership units in violation of the publicly traded partnership rules or without the prior consent of the board will be invalid.

Because we will no longer be required to maintain current public information by filing reports with the SEC, because of the reduction of the number of record holders of our Class A membership units and the fact that our membership units will only be tradable in privately negotiated transactions, the liquidity of our Class A membership units may be reduced following the Rule 13e-3 transaction.

Financial Effects of the Rule 13e-3 transaction.

We expect that the professional fees and other expenses related to the Rule 13e-3 transaction of approximately $240,000 will not have any material adverse effect on our liquidity, results of operations or cash flow. See“Fees and Expenses” for a description of the fees and expenses we expect to incur in connection with the Rule 13e-3 transaction. See“Financing of the Rule 13e-3 Transaction” below for a description of how the Rule 13e-3 transaction will be financed.

Effect on Conduct of Business after the Transaction.

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Effect on Our Managers and Executive Officers.

It is not anticipated that the Rule 13e-3 transaction would have any effect on our managers and executive officers, other than with respect to their relative ownership of membership units. Six of our ten managers will have Class A-1 membership units after the transaction. With the exception of David Durham, John W. Letzig, Ben Beetsma, Jim Edwards, Roger W. Ehrich and Robert Quinn, we expect that all of our managers and executive officers would hold more than three (3) Class A membership units immediately prior to the Rule 13e-3 transaction, and as a result, they would continue to hold the same number of Class A membership units after the Rule 13e-3 transaction as they did before the Rule 13e-3 transaction.

However, because our total outstanding original Class A membership units would be reduced, this group would hold a larger relative percentage of the Percentage Interests available to elect managers to the board of Show Me Ethanol. As of the record date, executive officers do not beneficially own any equity in the Company. However, as of the record date, managers beneficially held and had voting power over 67 membership units, 4.5% of our original Class A membership units representing 5.2% of the total Percentage Interest in the Company eligible to vote for Class A Managers. Based upon our estimates, taking into account the effect of the Rule 13e-3 transaction on our outstanding membership units as described above, our managers and executive officers would beneficially hold and have voting power with respect to 42, or 8.4% of our Class A membership units.

The annual compensation paid by us to our officers and managers will not increase as a result of the Rule 13e-3 transaction. We do not have any employment agreements with our officers or other employees; and the Rule 13e-3 transaction would not result in any material alterations to any arrangements that we have with our officers of other employees.

Plans or Proposals.

Other than as described in this proxy statement and in connection with the Rule 13e-3 transaction, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of managers or management, to change materially our indebtedness or capitalization or otherwise to effect any material change in our corporate structure or business.As stated throughout this proxy statement, we believe there are significant advantages in effecting the Rule 13e-3 transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our membership units or entering into any other arrangement or transaction we may deem appropriate.

Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol

The general effects of the Rule 13e-3 transaction on the members of Show Me Ethanol are described below.

Effects of the Rule 13e-3 transaction on new Class A-1 Members.

The Rule 13e-3 transaction will have both positive and negative effects on the members. All of these changes will affect unaffiliated and affiliated new Class A-1 members in the same way. The board of managers of Show Me Ethanol considered each of the following effects in determining to approve the Rule 13e-3 transaction.

Benefits:

As a result of the Rule 13e-3 transaction, the new Class A-1 members would:

•

realize the potential benefits of termination of registration of our Class A membership units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the 1934 Act;

•

have Class A-1 membership units which would have certain discretionary distribution preferences, where our board of managers would have the sole discretionary right to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members (or the Class B and C members), subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000;

•

have Class A-1 membership units which would also have certain discretionary liquidation preferences, where our board of managers would have the discretionary right to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members (or the Class B and Class C members), subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000; and

•	Have their interests indirectly represented on the board by the requirement that the Class A members elect at least four managers who are record holders of Class A-1 units.

Detriments:

As a result of the Rule 13e-3 transaction, the new Class A-1 members would:

•

be required to surrender their Class A membership units involuntarily in exchange for Class A-1 membership units, for which they will receive no consideration other than the Class A-1 units received in the reorganization;

•

be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) amendments to our operating agreement;

•

have no rights to nominate, elect or remove managers or to amend our First Amended and Restated Operating Agreement, other than the requirement that four of the managers elected by the Class A members must be holders of record of Class A-1 units;

•

hold unregistered securities and therefore will lose the benefits of holding Section 12 registered securities, such as access to the information concerning the Company required to be contained in the Company’s periodic reports to the SEC and which the Company chooses not to otherwise distribute to members, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on the Company of the requirements of the Sarbanes-Oxley Act;

•	hold Class A-1 membership units which upon issuance will be “restricted securities” and which will require an appropriate exemption from registration to be eligible for transfer; and
•

bear the risk of a decrease in the market value of the Class A-1 membership units due to the limited voting rights of the Class A-1 membership units and the reduction in public information concerning the Company as a result of us not having to file reports under the 1934 Act, which may adversely affect the limited liquidity of the Class A-1 membership units.

In addition, members receiving Class A-1 membership units will not have dissenters’ rights of appraisal in connection with the Rule 13e-3 transaction.

Effects on Continuing Class A Members.

The Rule 13e-3 transaction would have both benefits and detriments on the continuing holders of our Class A membership units. All of these changes will affect unaffiliated and affiliated Class members in the same way. Our board of managers considered each of the following effects in determining to approve the Rule 13e-3 transaction.

Benefits:

As a result of the Rule 13e-3 transaction:

•

continuing holders of our Class A membership units would (together with the Class B and Class C members) exercise the sole voting control over Show Me Ethanol, other than in connection with proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) amendments to our operating agreement;

•	because the number of our Class A membership units will be reduced, continuing Class A members would have relative increased board voting control over Show Me Ethanol; and
•

continuing holders of our Class A membership units would realize the potential benefits of termination of registration of our Class A membership units, including reduced expenses as a result of no longer needing to comply with reporting requirements under the 1934 Act.

Detriments:

As a result of the Rule 13e-3 transaction, the Class A members would:

•

bear the risk of a reduction in the liquidity of their units following the Rule 13e-3 transaction because of the reduction in the number of our Class A members of record and the fact that our Class A membership units would only be tradable in privately negotiated transactions;

•

hold unregistered securities and therefore will lose the benefits of holding securities registered under Section 12 of the 1934 Act, such as access to the information concerning the Company required to be contained in the Company’s periodic reports to the SEC and which the Company chooses not to otherwise distribute to members, the requirement that our officers certify the accuracy of our financial statements and the benefits derived by the imposition on the Company of the requirements of the Sarbanes-Oxley Act;

•	hold restricted securities, which will require an appropriate exemption from registration to be eligible for transfer;
•

bear the risk of a decrease in the market value of the Class A units due to the reduction in public information concerning the Company as a result of us not having to file reports under the 1934 Act, which may adversely affect the already limited liquidity of the units;

•

be subject to certain preferences that the Class A-1 members would have over the Class A members with respect to distributions, as our board of managers would have the sole discretionary right to declare distributions to the Class A-1 members without declaring the same per membership unit distribution to the Class A members, subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000;

•

be subject to certain preferences that the Class A-1 members would also have over the Class A members with respect to certain liquidation payments, as our board of managers would have the discretionary right to allocate additional liquidating payments to the Class A-1 members without allocating the same per membership unit liquidating payment to the Class A members, subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000; and

•	be required to elect at least four record holders of Class A-1 units as managers.

Effects of the Rule 13e-3 Transaction on Affiliated Members.

In addition to the effects of the Rule 13e-3 transaction on our members generally, which are described in the previous section, the Rule 13e-3 transaction would have some additional effects on our executive officers and managers. As used in this proxy statement, the term “affiliated members” means any member who is a manager or executive officer of Show Me Ethanol and the term “unaffiliated member” means any member other than an affiliated member.

•

No Further Reporting Obligations Under the Exchange Act. After the Rule 13e-3 transaction, our Class A membership units will not be registered under the 1934 Act. As a result, our executive officers, managers and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the 1934 Act, and information about their compensation and unit ownership will not be publicly available.

•

Rule 144 Not Available. Because Class A membership units will not be registered under the 1934 Act after the Rule 13e-3 transaction and we will no longer be required to furnish publicly available periodic reports, our managers will lose the ability to dispose of their Class A membership units under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of securities by affiliates of an issuer. Our executive officers do not own any of our equity securities.

The board elected to structure the Rule 13e-3 transaction so that it would take effect at the record unit holder level, in part, to allow members some flexibility in determining whether they would like their Class A membership units to be reclassified. See“—Purpose and Structure of the Rule 13e-3 Transaction” beginning on page [__]. Members who would still prefer to remain as holders of our Class A membership units, despite the board’s recommendation, may elect to do so by acquiring sufficient Class A membership units so that they hold more than three (3) Class A membership units in their own name or consolidate ownership of more than three (3) Class A membership units with a family member or other member in the record account immediately prior to the Rule 13e-3 transaction, in accordance with the transfer restrictions contained in the Operating Agreement of the Company. These members would have to act far enough in advance of the Rule 13e-3 transaction so that any consolidation, purchase or transfer is completed by the effective time.

Interests of Certain Persons in the Rule 13e-3 Transaction

The executive officers and managers of Show Me Ethanol who are also Class A members would participate in the Rule 13e-3 transaction in the same manner and to the same extent as all of the other members. With the exception of David Durham, John W. Letzig, Ben Beetsma, Jim Edwards, Roger W. Ehrich and Robert Quinn, who own three or less Class A units, we anticipate that all of the managers and executive officers would own more than three (3) Class A membership units, and therefore continue as holders of our original Class  A membership units if the Rule 13e-3 transaction is approved. See“Security Ownership of Managers, Officers, and Certain Other Membership Unit Holders.”

Because there would be fewer Class A membership units and associated Percentage Interest available to vote for Class A managers following the Rule 13e-3 transaction, and because the Class A-1 membership units would have limited voting rights, the managers who would be continuing as holders of our original Class A membership units would own a larger Percentage Interest of votes for Class A managers. This represents a potential conflict of interest because the managers of Show Me Ethanol approved the Rule 13e-3 transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed Rule 13e-3 transaction is fair to our unaffiliated members, for the reasons discussed in this proxy statement.

Our board of managers was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this “Special Factors” section of this proxy statement under the captions “Background of the Rule 13e-3 Transaction,” “Reasons for the Rule 13e-3 Transaction; Fairness of the Rule 13e-3 Transaction; Board Recommendation,” and “Effects of the Rule 13e-3 Transaction on Members of Show Me Ethanol.”

None of our executive officers or managers, who beneficially own more than three (3) Class A membership units, has indicated to us that he intends to sell some or all of his Class A membership units during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his intention to divide membership units among different record holders so that three (3) or fewer Class A membership units are held in each account so that the holders would receive Class A-1 membership units. In addition, neither of the affected managers has indicated his intention to combine Class A membership units currently owned by different record holders into one record holder so that three (3) or more Class A membership units are then held in one account so that the holders would continue to hold our Class A membership units.

Financing of the Rule 13e-3 Transaction

We estimate that the Rule 13e-3 transaction will cost approximately $240,000, consisting of professional fees and other expenses payable by or related to the Rule 13e-3 transaction. See “Special Factors – Fees and Expenses” for a breakdown of the expenses associated with the Rule 13e-3 transaction. We intend to pay the expenses of the Rule 13e-3 transaction with working capital.

Material Federal Income Tax Consequences of the Reclassification

The following discussion is a general summary of the anticipated material United States federal income tax consequences of the reclassification. This discussion does not consider the particular facts or circumstances of any holder of our Class A membership units or Class A-1 membership units. This discussion assumes that you hold, and would continue to hold, your Class A membership units or your Class A-1 membership units as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The federal income tax laws are complex and the tax consequences of the reclassification may vary depending upon each member’s individual circumstances or tax status. Accordingly, this description is not a complete description of all of the potential tax consequences of the reclassification and, in particular, may not address United States federal income tax considerations that may affect the treatment of holders of membership units subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, individual retirement accounts, holders who acquired their units as compensation and holders who hold units as part of a “hedge,” “straddle” or “conversion transaction”).

This discussion is based upon the Code, Treasury Department regulations, and administrative rulings and judicial decisions interpreting the Code, all as in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that, after any such change, this discussion would not be different. Furthermore, no opinion of counsel or ruling from the Internal Revenue Service has been or will be sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. Accordingly, the Internal Revenue Service or ultimately the courts could disagree with the following discussion.

Federal Income Tax Consequences to Show Me Ethanol. We believe that the reclassification would not have any material federal income tax consequences to us.

Federal Income Tax Consequences to Members Who Continue to Own Class A Membership Units. If you continue to hold Class A membership units immediately after the reclassification, you would not recognize any gain or loss as a result of the reclassification. You would have the same adjusted tax basis and holding period in your original membership units as you had in such membership units immediately prior to the reclassification.

Federal Income Tax Consequences to Unit Holders Who Receive Class A-1 Membership Units.

Members receiving Class A-1 membership units in exchange for their Class A membership units would not recognize any gain or loss in the reclassification. You would have the same adjusted tax basis and holding period in your Class A-1 membership units as you had in your Class A membership units immediately prior to the reclassification.

The discussion of anticipated material United States federal income tax consequences of the reclassification set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification, in light of your specific circumstances.

Appraisal Rights and Dissenters’ Rights

Under Missouri law, you do not have appraisal rights or dissenter’s rights in connection with the Rule 13e-3 transaction. There may exist other rights or actions under Missouri law or federal or state securities laws for members who can demonstrate that they have been damaged by the Rule 13e-3 transaction. Although the nature and extent of these rights or actions are uncertain and may vary depending upon facts or circumstances, member challenges to actions of the Company in general are related to the fiduciary responsibilities of limited liability company officers and managers and to the fairness of limited liability company transactions.

Regulatory Requirements

In connection with the Rule 13e-3 transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including, complying with federal and state securities laws, which includes filing this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Fees and Expenses

We will be responsible for paying the Rule 13e-3 transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys, and other related charges. We estimate that our expenses will total approximately $240,000, assuming the Rule 13e-3 transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$170,000
Printing and mailing costs	15,000
Accounting Expenses	50,000
Miscellaneous expenses	5,000
Total	$240,000

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is materially related to the Rule 13e-3 transaction.

THE FIRST AMENDED AND RESTATED OPERATING AGREEMENT

We are currently governed by our Operating Agreement, which is attached to this proxy statement as Appendix A. In connection with the Rule 13e-3 transaction we are proposing that our members approve amendments to our Operating Agreement contained in a proposed First Amended and Restated Operating Agreement, which is attached to this proxy statement as Appendix B.

The Reclassification

Amendments to Sections 2.1, 3.4, 4.1, 5.1, 5.2, 5.3, 5.5, 5.6, 6.2, 6.4, 8.1, 9.3, 9.4, 11.4 and Schedule B of our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement provide for the reclassification of our Class A membership units held by members who are the record holders of three (3) or fewer Class A membership units. In connection with the reclassification, each Class A membership unit held by such record holders (those holding three (3) or fewer Class A units) would be reclassified on the basis of one Class A-1 membership unit for each Class A membership unit held by such members immediately prior to the effective time of the reclassification. All other Class A membership units would remain outstanding and be unaffected by the reclassification, except as otherwise described in this proxy statement. Unless otherwise elected by the board as described in this proxy statement, we anticipate that the reclassification will be effective upon the approval of the proposed amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement by our members. For a description of the terms of the Class A-1 membership units. See“Description of Membership Units – Terms of the Class A-1 Membership Units to be Received in the Reclassification.”

Description of Proposed Other Changes in the First Amended and Restated Operating Agreement

In addition to the provisions related to the reclassification and the new Class A-1 membership units which have been described above, and described below in “Description of Membership Units,” our board of managers has proposed the following additional amendments to our Operating Agreement:

•

by amendment to Section 8.1 of the Operating Agreement, that our board of managers be given the authority to disallow a transfer of (i) units which would cause the Company to be treated as a publicly traded partnership, as that term is defined by the Internal Revenue Service; (ii) Class A membership units if such transfer would result in 300 or more unit holders of record for the respective class or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (iii) Class A-1, Class B or Class C membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units, Class B units or Class C units with the SEC.

•	by amendment to Section 6.4 of the Operating Agreement to require that at least four of the managers elected by the Class A members be holders of record of Class A-1 units; and
•	by amendment of the Operating Agreement for various non-substantive changes, including revisions to the recitals, section numbering and updating the principal office of the business.

DESCRIPTION OF MEMBERSHIP UNITS

General

As of the record date, 1498 Class A membership units were issued and outstanding and were held of record by approximately 551 members. As of the record date, 422 Class B membership units were issued and outstanding and were held of record by approximately 1 member. As of the record date, 213 Class C membership units were issued and outstanding and were held of record by approximately 1 member. We estimate the number of our Class A membership units outstanding after the Rule 13e-3 transaction would be approximately 502 units. The number of Class B and Class C membership units will be unchanged. If the Rule 13e-3 transaction is approved, we estimate there would be approximately 996 Class A-1 membership units after the Rule 13e-3 transaction. The exact number of Class A-1 membership units and Class A membership units following the Rule 13e-3 transaction will depend on the number of Class A membership units that are reclassified into Class A-1 membership units. All units when fully paid are nonassessable and are not subject to redemption or conversion. Generally, the rights and obligations of our members are governed by the Missouri Limited Liability Company Act, as amended, and our Operating Agreement, a copy of which is attached as Appendix A to this proxy statement. The following summary describes the material terms of Class A membership units and the proposed terms of the Class A-1 membership units as provided in the proposed amendments to our Operating Agreement contained in our First Amended and Restated Operating Agreement.

Class A Membership Units

Our Class A Membership. In connection with the Rule 13e-3 transaction, each Class A membership unit held by Class A members holding more than three (3) Class A units would not be reclassified. Such Class A membership units would remain outstanding and be otherwise unaffected by the reclassification, except as otherwise described below.

Upon the consummation of the Rule 13e-3 transaction, the reclassification of certain Class A membership units into Class A-1 membership units would not in any way affect the validity of the other Class A membership units. Holders of more than three (3) or more Class A membership units would not be required to surrender or exchange any Class A membership certificates that they currently hold.

General – Class A Membership Units. Ownership rights in Show Me Ethanol are evidenced by membership units. Upon purchasing any membership units, our members enter into our operating agreement and become members of our limited liability company. Each membership unit has an associated capital account held by the Company. Such capital account comprises the numerator in the ratio of an individual’s Percentage Interest of ownership when divided by all capital contributions. Such associated Percentage Interest represents a pro rata ownership interest in Show Me Ethanol’s capital, profits, losses and distributions and the right to vote and participate in the management of Show Me Ethanol as provided in the operating agreement. There are no limits under the Company’s Articles of Organization or operating agreement on the total amount of membership units that our board of managers may issue.

Each Class A member has the right to:

•	a share of our profits and losses in the proportion of such member’s Percentage Interest;
•	receive distributions of our assets when declared by our managers in the proportion of such member’s Percentage Interest;
•	participate in the distribution of our assets if we dissolve in the proportion of such member’s Percentage Interest;
•	access and copy certain information concerning our business; and
•	vote on matters which require the consent of our members in the proportion of such member’s Percentage Interest.

Holders of Class A membership units have no conversion, preemptive or other subscription rights, and there are no sinking fund provisions with respect to the membership units. Each member owning a Class A membership unit is entitled to one vote on all matters submitted to a vote of the members in the proportion of such member’s Percentage Interest. Subject to the terms of our operating agreement, upon liquidation, dissolution or winding up of the Company, the holders of the Company’s membership units are entitled to receive the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities in the proportion of such member’s Percentage Interest. The original Class A membership units have certain transfer restrictions as described below.

Distribution Policy. Class A members are entitled to receive distributions of cash and property if a distribution is declared by our managers in their sole discretion. Distributions are made to our membership unit holders in the proportion of such member’s Percentage Interest.

Distributions are payable at the discretion of our board of managers, subject to the provisions of the Missouri Limited Liability Company Act and our Operating Agreement. Our board has no obligation to distribute profits, if any, to members. Since formation, the Company has not distributed any money to its members. There are no guarantees that there will be distributions in the future. Pursuant to the Conversion Agreement dated March 31, 2009 between the Company and Ray-Carroll County Grain Growers, Inc. the Company is prohibited from making distributions to members until the 9% subordinated secured note in the principal amount of $1,000,000, originally issued to Ray-Carroll has been repaid. Such note will mature on June 5, 2011 unless the Company generates sufficient Excess Quarterly Cash (as defined in the Company’s existing subordinated secured note, in the principal amount of $12,000,000), issued to Ray-Carroll to pay the note by June 5, 2010.

Voting of Members. Each existing membership unit entitles a member to one vote in the proportion of such member’s Percentage Interest.

No Preemptive Rights. Our operating agreement denies preemptive rights to members of Show Me Ethanol. If the Company decides to issue additional membership units in the future, it could do so without first offering the additional units to its members which would dilute each member’s percentage of the total membership interests in Show Me Ethanol.

Restrictions on Transfer of Membership Units. A member’s ability to transfer his or her membership units is restricted under the Operating Agreement of Show Me Ethanol. A member may only transfer his or her membership units under the following situations:

(1)	The managers have consented to such a transfer; or
(2)

Transfers to a Permitted Assignee, which include (i) any member, a member’s spouse or any member’s descendants, (ii) the settler of a trust that is a member, or (iii) any trust for the primary benefit of a member, a member’s spouse or any of a member’s descendants, as long as, in each case, each trustee entitled to vote thereunder us also either a member or a settler of a trust that is a member; or
(3)	Upon the death of a member by the terms of a trust, will or any other non-probate transfer document, to a Permitted Assign.

Restrictive Legend on Membership Certificates. The Company places on all membership certificates or any other documents evidencing ownership of Show Me Ethanol’s membership units, restrictive legends similar to the following:

The securities represented hereby are subject to, and transferable only upon compliance with, the provisions of the Limited Liability Company Agreement of the Company, dated as of January 24, 2006, among the Company and its Members. A copy of the above referenced agreement is on file at the principal office of the Company and, upon written request to the Company, a copy thereof will be provided without charge to registered holder of Units specified above.

Modification of Member Rights. A member’s rights in Show Me Ethanol are set forth in Show Me Ethanol’s Articles of Organization and operating agreement, the Missouri Limited Liability Company Act and other applicable law. Amendments to the operating agreement may be adopted by the board upon the affirmative vote of members controlling greater than 70% of the Percentage Interest of the Company.

Change of Control Limitations. There are limitations on the change in control of Show Me Ethanol. The operating agreement contains certain provisions that could delay, defer or prevent a change in control of Show Me Ethanol, including the following:

(1) Staggered Board. The board of managers consists of eleven members, which are divided into three classes of managers, and the Class A managers divided into three groups for the purposes of election. The classification of our board of managers into three classes, and three groups of Class A managers, will make it more difficult for members to change the composition of our board of managers because only a minority of the managers can be elected at once. The staggered board could also discourage a third party from attempting to obtain control of Show Me Ethanol, even though this attempt might be beneficial to the members.

(2) Limitations on Amending the Operating Agreement. The operating agreement may be amended only upon an affirmative vote of members controlling more than 70% of the Percentage Interest of Company. This supermajority voting requirement for amending the operating agreement makes it more difficult to change the restrictions noted above which impede or prevent a change of control of Show Me Ethanol.

(3) Restrictions on Calling a Special Meeting of Members. The Operating Agreement permits a special meeting of members to be called by the majority of the managers, or by the members holding not less than 40% of the Percentage Interest of the Company. This requirement may make it more difficult to for members holding small amounts of membership units to effect the call of a special meeting of members.

Modifications to Our Class A Membership Units in the First Amended and Restated Operating Agreement. In connection with the Rule 13e-3 transaction, the amendments to the Operating Agreement contained in the proposed First Amended and Restated Operating Agreement will modify the terms and provisions of the Class A membership units in the following manner:

•

the board of managers would be provided with the authority to disallow a transfer of Class A membership units if such transfer would result in 300 or more Class A members of record or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC;

•

while the Class A members would continue to own an equity interest in the Company and would generally continue to share in our profits and losses and distributions in the same respects as the new Class A-1 members, the Class A-1 membership units would have certain discretionary distribution preferences over the Class A membership units (as described further in this proxy statement); and

•

while the Class A members would continue to participate in the distribution of our assets if we liquidate, the Class A-1 membership units would have certain discretionary liquidation preferences over the Class A membership units (as described further in this proxy statement).

Terms of the Class A-1 Membership Units to be Received in the Reclassification

Generally, and as set out in the First Amended and Restated Operating Agreement, which is attached as Appendix B to this proxy statement, many of the terms and conditions of the Class A-1 membership units would be similar to the terms to our Class A membership units discussed above. The following are differences between the Class A membership units and the new Class A-1 membership units:

Voting Rights. Unlike the Class A membership units, the Class A-1 membership units would not have voting rights, except under limited circumstances. Holders of Class A-1 membership units would be entitled to vote only upon proposals related to (i) the sale, exchange or other transfer of all or substantially all of the assets of the Company; (ii) the merger or consolidation of the Company with another entity; (iii) the dissolution of the Company, and (iv) amendments to our operating agreement. On the matters on which the Class A-1 members are entitled to vote, the Class A-1 members would vote in the same manner as the Class A members, namely in proportion to each member’s Percentage Interest held by them. Class A-1 members would vote together with the Class A, Class B and Class C members as a single class and not as a separate class on those matters on which Class A-1 unit holders are entitled to vote.

Manager Representation. While the Class A-1 members will have no right to vote on the election of managers of the Company at least four of the managers elected by the Class A members must be holders of record of Class A-1 units.

Distribution Preference – Discretionary. Our Class A-1 membership units would have certain discretionary distribution preferences over our Class A units:

•	no distributions could be made to the Class A members (or Class B and C members) without making the same distributions in proportion to such member’s Percentage Interest to the Class A-1 members; and
•

our board of managers would have the right, in its sole discretion, to declare distributions to the Class A-1 members without declaring the same distribution to the Class A members (or the Class B and Class C members in proportion to such member’s Percentage Interest), subject, however, to a maximum cumulative total preferential distribution to all Class A-1 members as a class in the amount of $1,000,000.

This would not be a mandatory distribution preference and there is no guarantee that our board of managers would ever declare all or any part of this allowed preferential distribution to the Class A-1 members. Since formation, the Company has not distributed any money to its members. There are no guarantees that there will be distributions in the future. Pursuant to the Conversion Agreement dated March 31, 2009 between the Company and Ray-Carroll County Grain Growers, Inc. the Company is prohibited from making distributions to members until the 9% subordinated secured note in the principal amount of $1,000,000, originally issued to Ray-Carroll has been repaid. Such note will mature on June 5, 2011 unless the Company generates sufficient Excess Quarterly Cash (as defined in the Company’s existing subordinated secured note, in the principal amount of $12,000,000), issued to Ray-Carroll to pay the note by June 5, 2010.

Liquidation Payment Preference – Discretionary. For this purpose, a liquidation payment is a payment to members that would be made upon the liquidation of the Company occurring for any reason, including in connection with upon the dissolution of the Company or following the sale of all of the Company’s assets or the merger or consolidation of the Company with another entity. Our Class A-1 membership units would have certain discretionary liquidation preferences over our Class A units:

•

no liquidation payments could be made to the Class A members (or the Class B and Class C members) without making the same payments to the Class A-1 members in proportion to such member’s Percentage Interest; and

•

our board of managers would have the right, in its sole discretion, to allocate additional liquidating payments to the Class A-1 members without allocating the same liquidating payment to the Class A members (or the Class B and Class C members in proportion to such member’s Percentage Interest), subject, however, to a maximum cumulative total preferential liquidation payment to all Class A-1 members as a class in the amount of $1,000,000.

This would not be a mandatory liquidation preference and there is no guarantee that, in the event of the liquidation of the Company, our board of managers would allocate all or any part of this allowed preferential liquidation payment to the Class A-1 members.

Transferability. Our Class A-1 membership units would have the same transfer restrictions as our Class A membership units. There is a limited market for our original membership units now and we do not anticipate this market to increase substantially for either our original membership units that are designated as Class A membership units or our Class A-1 membership units after the Rule 13e-3 transaction. Rather, the market for our membership units may become more limited. For our Class A-1, Class B and Class C membership units, our board of managers may disallow a transfer of Class A-1, Class B or Class C membership units if it believes that a transfer would result in the number of Class A-1, Class B or Class C members of record equaling 500 or more, or such other number that would otherwise obligate the Company to register the Class A-1, Class B or Class C membership units with the Securities and Exchange Commission. In order to become members of the Company, transferees of Class A-1 membership units must also become parties to the Company’s operating agreement. In addition, because our Class A-1 membership units would not be registered with the SEC and upon issuance would be “restricted securities,” they would require an appropriate exemption from registration to be eligible for trading.

Restrictive Legend. Certificates representing the Class A-1 membership units will bear the same restrictive legend as the certificates currently representing the membership units. In addition, upon completion of the Rule 13e-3 transaction, we may place, on any document evidencing ownership of our Class A-1 membership units, additional restrictive legends similar to the following:

The securities represented hereby are subject to, and transferable only upon compliance with, the provisions of the First Amended and Restating Operating Agreement of the Company, among the Company and its members. A copy of the above referenced agreement is on file at the principal office of the Company and, upon written request to the Company, a copy thereof will be provided without charge to registered holder of Units specified above.

Comparison of Features of our Class A Membership Units and Class A-1 Membership Units

The following table sets forth a comparison of the proposed features of the Class A membership units and the Class A-1 membership units. Section references are to sections in the proposed First Amended and Restated Operating Agreement.

	Class A Membership Units	Class A-1 Membership Units
Voting Rights	Holders of our Class A membership units are entitled to vote on all matters that require the approval of the Company’s members, including for the election of managers. (Section 5.1(a)).

Holders of Class A-1 membership units will not have any voting rights, except with respect to proposals relating to the sale of substantially all of the assets of the Company, the consolidation, merger or dissolution of the Company, and amendments to the Operating Agreement of the Company. (Section 5.1(b))

Transferability	The transfer of the membership units is restricted (Section 10.1). membership units may not be transferred, except for:	The transfer of the membership units is restricted (Section 10.1). membership units may not be transferred, except for:
	• Transfers that have been approved by a majority of the managers of the Company (Section 8.2(a)); or	• Transfers that have been approved by a majority of the managers of the Company (Section 8.2(a)); or

• Transfers to a Permitted Assignee, which include (i) any member, a member’s spouse or any member’s descendants, (ii) the settler of a trust that is a member, or (iii) any trust for the primary benefit of a member, a member’s spouse or any of a member’s descendants, as long as, in each case, each trustee entitled to vote thereunder us also either a member or a settler of a trust that is a member; or

• Transfers to a Permitted Assignee, which include (i) any member, a member’s spouse or any member’s descendants, (ii) the settler of a trust that is a member, or (iii) any trust for the primary benefit of a member, a member’s spouse or any of a member’s descendants, as long as, in each case, each trustee entitled to vote thereunder us also either a member or a settler of a trust that is a member; or

	• Transfers upon the death of a member, by the terms of a trust, will or other non-probate trust document, as long as the transfer is to a Permitted Assignee.	• Transfers upon the death of a member, by the terms of a trust, will or other non-probate trust document, as long as the transfer is to a Permitted Assignee.

The board is expressly given authority to disallow a transfer of Class A membership units if the transfer would (i) result in 300 or more Class A unit holders of record or such other number as required to maintain the suspension of the Company’s duties to file reports with the SEC or (ii) cause the Company to be treated as a publicly traded partnership. (Section 8.1)

The board is expressly given authority to disallow a transfer of Class A-1 membership units if the transfer would (i) result in 500 or more Class A-1 unit holders of record or such other number as required to maintain the suspension of the Company’s duties to file reports with the SEC (ii) cause the Company to be treated as a publicly traded partnership. (Section 8.1).

Election of Managers	Holders of our Class A membership units may elect 7 managers of the Company, four of which must be holders of Class A-1 units. (Section 6.4(b))	Holders of Class A-1 membership units are not entitled to vote to elect managers.

Removal of Managers	Holders of our Class A membership units may remove Class A managers, with or without cause. (Section 6.4(f))	Holders of Class A-1 membership units may not remove managers.
Calling Special Meetings	Holders of at least 40% or more of the membership units may demand a special meeting of the members. (Section 5.2)	Holders of at least 40% or more of the membership units may demand a special meeting of the members. (Section 5.2)

Sharing of Profits and Losses	Holders of both Class A membership units and Class A-1 membership units are entitled to share in the profits and losses of the Company on a pro rata basis. (Section 4.1)	Holders of both Class A membership units and Class A-1 membership units are entitled to share in the profits and losses of the Company on a pro rata basis. (Section 4.1)

Distributions

Holders of both Class A membership units and Class A-1 membership units are entitled to receive distributions of Company cash and property as and when declared by the Company’s board of managers in proportion to such member’s Percentage Interest. (Section 4.1)

Holders of both Class A membership units and Class A-1 membership units are entitled to receive distributions of Company cash and property as and when declared by the Company’s board of managers in proportion to such member’s Percentage Interest. (Section 4.1).

The Board may declare distributions to the Class A-1 members without declaring the same distribution to the Class A members, up to a maximum cumulative total distribution of $1 million to all Class A-1 members as a class. (Section 4.1(a))

Dissolution

Holders of both Class A membership units and Class A-1 membership units are entitled to participate in the distribution of assets upon the Company’s dissolution in proportion to such member’s Percentage Interest. (Section 9.3)

Holders of both Class A membership units and Class A-1 membership units are entitled to participate in the distribution of assets upon the Company’s dissolution in proportion to such member’s Percentage Interest. (Section 9.3)

The Board may allocate additional liquidation distributions to the Class A-1 members without declaring the same distribution to the Class A members, up to a maximum cumulative total additional liquidating distribution of $1 million to all Class A-1 members as a class. (Section 9.4)

Information Rights

Holders of both Class A membership units and Class A-1 membership units are entitled to receive financial reports and to access and copy certain information concerning the Company’s business. (Sections 10.2 and 10.3)

Holders of both Class A membership units and Class A-1 membership units are entitled to receive financial reports and to access and copy certain information concerning the Company’s business. (Sections 10.2 and 10.3)

ABOUT THE SPECIAL MEETING

Date, Time and Place of Special Meeting; Proposals to be Considered at the Special Meeting

Our board of managers is asking for your proxy for use at a Special Meeting of members to be held on _____, 2009, at [10] a.m., local time, at the Rupe Center, located at 710 Harvest Hill Dr., Carrollton, Missouri 64633.

Our board of managers has authorized, and recommends for your approval at the Special Meeting, the adoption of the following proposals: Proposals 1A – 1D: proposed amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement.

Proposals 1A – 1D.

The following amendments to our Operating Agreement contained in a proposed First Amended and Restated Operating Agreement of Show Me Ethanol, LLC:

A.

Amendments to Sections 2.1, 3.4, 4.1, 5.1, 5.2, 5.3, 5.5, 5.6, 6.2, 6.4, 8.1, 9.3, 9.4, 11.4 and Schedule B of the Operating Agreement to effect a suspension of the Company’s duty to file reports with the SEC, a “Rule 13e-3 transaction,” by reclassification of our original Class A membership units held by Class A members who are the record holders of three (3) or fewer Class A units. In connection with the reclassification, each Class A membership unit held by such record holders (those holding three (3) or fewer Class A units) would be reclassified on the basis of one Class A-1 membership unit for each Class A membership unit held by such members immediately prior to the effective time of the reclassification. All other Class A membership units would remain outstanding and be unaffected by the reclassification, except as otherwise described in this proxy statement.

B.

By amendment to Section 8.1 of the Operating Agreement, that our board of managers be given the authority to disallow a transfer of (i) units which would cause the Company to be treated as a publicly traded partnership, as that term is defined by the Internal Revenue Service; (ii) Class A membership units if such transfer would result in 300 or more unit holders of record for the respective class or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (iii) Class A-1, Class B or Class C membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC.

C.	Amendment to Section 6.4 of the Operating Agreement to require that at least four of the managers elected by the Class A members be holders of record of Class A-1 units.
D.	Amendment of the Operating Agreement for various non-substantive changes, including revisions to the recitals, section numbering and updating the principal office of the business.

Each of these proposals, as well as each of the proposed amendments to the Operating Agreement provided under this Proposal 1, will be voted upon separately by our members. If any of the proposed amendments are not approved, our board of managers, in their discretion may determine not to implement:

•	the reclassification; or
•	any or all of the proposed amendments under Proposal 1 that our members otherwise approved.

Our board of managers will have the discretion to determine if and when to effect the amendments to our Operating Agreement, including the reclassification, and reserves the right to abandon the amendments, including the reclassification, even if they are approved by the members. For example, if the number of record holders of Class A membership units changes such that the reclassification would no longer accomplish our intended goal of discontinuing our reporting obligations, the board of managers may determine not to effect the Rule 13e-3 transaction.

We expect that if the members approve and the board elects to effect the amendments to our Operating Agreement, the reclassification will become effective on ______, 2009.

Other.

Members are also being asked to consider and vote upon any other matters that may properly be submitted to a vote at the Special Meeting or any adjournment or postponement of the Special Meeting. The board is not aware of any other business to be conducted at the Special Meeting.

Record Date

You may vote at the Special Meeting if you were the record owner of our membership units at the close of business on _______, 2009, which has been set as the record date. At the close of business on the record date, there were [2133] membership units outstanding held by approximately [551] record unit holders. If you are a member of the Company, you are entitled to one vote equal to such member’s Percentage Interest on each matter considered and voted upon at the Special Meeting.

Quorum; Vote Required for Approval

The presence, in person or by proxy, of fifty (50) percent of the Percentage Interest in the Company is necessary to constitute a quorum at the Special Meeting.

Proposals 1A – 1D

Approval of the amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, requires the affirmative vote of members owning over 70% of the Percentage Interest entitled to vote at the Special Meeting. Because the executive officers and managers of Show Me Ethanol have the power to vote a total of 3.51% of the total Percentage Interest and because we believe that all of the executive officers and managers will vote in favor of the amendments to effect the Rule 13e-3 transaction and other amendments, this means a total of 66.49% of the total Percentage Interest held by members who are not executive officers or managers of the Company will be required to vote in favor of the Rule 13e-3 transaction for it to be approved. Because the executive officers and managers hold only approximately 3.51% of the total Percentage Interest of the voting power, there is no assurance that the amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, will be approved.

Abstentions will count for purposes of establishing a quorum at the Special Meeting. Valid proxies that do not register or vote will be voted “FOR” the proposals to approve the proposed amendments to the Operating Agreement. Abstentions on any of the proposals will be treated as present at the Special Meeting for purposes of determining a quorum, but will not be counted as votes cast on the proposals presented to the members. Approval of the amendments to our Operating Agreement contained in the proposed First Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction, do not require the separate vote of a majority of our unaffiliated members, and no separate vote will be conducted.

Voting and Revocation of Proxies

You may vote your membership units in person by attending the Special Meeting, or by faxing or mailing us your completed proxy if you are unable or do not wish to attend. If a proxy card is submitted by mail without instructions, the proxies will be voted “FOR” the proposal to approve the proposed amendments to the Operating Agreement contained in the proposed First Amended and Restated Operating Agreement, including the amendments to effect the Rule 13e-3 transaction.

You can revoke your proxy at any time before Show Me Ethanol takes a vote at the Special Meeting by:

•

delivering either personal or written notice to Richard Hanson, General Manager, at the Company’s offices at 26530 Highway 24 East, Carrollton, Missouri 64633, or to the or to Richard Hanson, Chief Financial Officer of the Company at the commencement of the Special Meeting;

•	delivering to us at the Special Meeting prior to the taking of the vote on the proposal and the proposed amendments, a later-dated and signed proxy card or a written revocation; or
•	attending the Special Meeting and voting in person.

Revoking a proxy will not affect a vote once it has been taken. Attendance at the Special Meeting will not, in itself, constitute a revocation of a proxy. If you plan to attend the Special Meeting to change a vote that you have previously made by submitting a signed proxy, you must vote in person at the Special Meeting.

Our board of managers is not currently aware of any business to be brought before the Special Meeting other than that described in this proxy statement. However, if other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters.

Solicitation of Proxies; Expenses of Solicitation

Solicitation of proxies will be made primarily by mail. Proxies may also be solicited in person or by telephone, facsimile or other means by our managers, officers and regular employees. These individuals will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the membership units that those persons hold of record.

We are mailing this proxy material to our members on or about ______, 2009.

FINANCIAL INFORMATION

Attached hereto as Appendices C and D, respectively, and incorporated herein, are copies of the audited financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, and the unaudited financial statements included in our Quarterly Reports on Form 10-Q, as amended, for the fiscal quarters ended March 31, 2009 and June 30, 2009. In addition, copies of the Annual Report and the Quarterly Report all of the financial statements and related notes contained in the Annual Report and Quarterly Reports may also be obtained as set forth under the caption “Other Matters – Where You Can Find More Information” beginning on page __.

IDENTITY AND BACKGROUND OF FILING PERSONS

(MANAGERS AND EXECUTIVE OFFICERS OF THE COMPANY)

During the last five years, the Company has not been convicted in a criminal proceeding and has not been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

None of our managers or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws.

Below are the names and current principal occupations or employment as well as the material occupations, positions, offices or employment during the past five years of each of the filing persons (other than the Company). In addition to the Company, the other filing persons are the managers and executive officers of the Company. Each person identified below is a United States citizen and may be contacted via telephone at (660) 542-6493. Unless otherwise noted, (a) all managers and executive officers have been employed in the principal occupations noted below for the past five years or more, and (b) the principal business address of each person identified below is 26530 Highway 24 East, Carrollton, Missouri 64633.

Name	Age	Position with the Company
David L. Durham	56	Chairman of the Board
John W. Letzig	55	Manager and Vice Chairman
Michael G. Nordwald	47	Manager
Robert J. Korff	40	Manager and Treasurer
Ben Beetsma	32	Manager
James A. Edwards	53	Manager
Roger W. Ehrich	50	Manager
George Famuliner III	53	Manager and Secretary
Thomas G. Kolb	54	Manager
Robert Quinn	47	Manager
Richard Hanson	50	General Manager and Chief Financial Officer

Mr. David L. Durham has served as Chairman of the Board of Managers of Show Me Ethanol, LLC since 2006. He farms soybeans, corn and wheat in Carroll and Ray counties, Missouri. He received a B.S. in Animal Science from University of Missouri-Columbia. Mr. Durham is President and on the Board of Managers of Paseo Biofuels, LLC. Paseo Biofuels, LLC partnered with Cargill Energy for the production of a 40 million gallon annual biodiesel facility located in Kansas City, Missouri. He served on the United Soybean Board from 1995 until 2004, where he served as chairman of numerous committees in addition to being vice-chairman and chairman of the board. While on the United Soybean Board, he was instrumental in the formation of the industry-wide Qualisoy and also served as chairman of this initiative. Mr. Durham served on the Missouri Soybean Merchandising Council for 12 years and served as chairman, vice-chairman and secretary/treasurer. He is active in his local church and township government, a member of the Carroll County Planning and Zoning Board and secretary of the Ray County Levee District #2. Mr. Durham owns two (2) Class A Units and separately his wife owns two (2) Class A Units.

Mr. John W. Letzig graduated from Richmond High School in 1970 and from the University of Missouri-Columbia in 1975, with a B.S. in Agriculture. He operated Letzig Farms and Letzig Seed Company until he leased them out in 2000. He built and operated the Richmond Super 8 in 1998 and currently owns and operates the Richmond Shell Convenience Store, BP Amoco Convenience Store and the Spartan Car Wash. He also is involved in commercial and residential property development. He has served as president of Henrietta Crooked River Levee District since 1989 and director and treasurer of #5 Levee District since 1988. He has been a board member of Missouri Soybean Association since 1996, serving as secretary for two terms and as president. He received a Citation of Merit from University of Missouri and the Sam Walton Business Leader Award in 1999. He served on the Governor’s Agriculture Advisory Council in 1999.

Mr. Michael G. Nordwald graduated with a B.S. in Agricultural Economics for the University of Missouri-Columbia in 1983 and later completed his certification as a Certified Financial Planner. Mr. Nordwald managed agricultural businesses for Cargill, Koch Industries and ConAgra Foods for 19 years prior to joining Ray Carroll more than six years ago. All of the past positions included responsibility for operations, trading and business development. He is responsible for identifying and working with resource providers and working with the Board of Managers and Management.

Mr. Robert J. Korff is the fourth generation to be involved in the family farm in Norborne, Missouri, where they produce corn and soybeans. He also has a retail seed business for Syngenta, representing Garst and NK branded products. He attended Central Missouri State University before returning to the farm. He served as chairman of the Missouri Farm Bureau’s Young Farmers and Ranchers State Committee, serving as the Advisory Board representative on the state Farm Bureau board of directors. He has also been active in the Carroll County Farm Bureau and served seven terms as president. He is a member of the Missouri Soybean Association and has attended the Soybean Institute leadership training course. He serves on the Advisory Board for Farm Credit Services of Missouri and on Congressman Sam Graves’ agriculture advisory board. He is a member of the Missouri Corn Growers Association, currently serving as Vice Chairman on the state board of directors. He has completed the National Corn Growers Association leadership academy, and chairs the NCGA Biotech Working Group.

Mr. Ben Beetsma graduated with a B.S. in Agricultural Economics from the University of Missouri-Columbia in 1999. After graduation, he returned to the family farm where he currently farms with his father, brother and uncle. Collectively, the family farms approximately 7,000 acres of corn, milo and soybeans in the Grand River bottoms of Livingston County, Missouri. Along with the day-to-day farming operations, Mr. Beetsma is involved in the farm’s grain marketing and precision farming applications. He is a past participant of the Missouri Soybean Association’s Soybean Institute and was a Young Farmer chairman for Livingston County Farm Bureau. His farming operation is involved in several new-generation cooperatives, including an ethanol plant.

Mr. James A. Edwards raises corn, soybeans, and wheat near Keytesville and also has a cow-calf operation. He graduated from the University of Missouri-Columbia in 1976 with a B.S. in Animal Science. He presently serves on the boards of the Brunswick-Dalton Drainage District as secretary-treasurer and the Ray-Carroll County Grain Growers, Inc. Mr. Edwards has held leadership positions with the Keytesville Medical Clinic, Keytesvile R-III School board, Chariton County Fair Board, Chariton County Cattlemen, and Bowling Green Township Board.

Mr. Roger W. Ehrich graduated with a B.S. in Agricultural Economics and Animal Science from University of Missouri-Columbia in 1981. He has farmed full-time since then in Linn and Chariton Counties. He raises corn and soybeans and backgrounds and finishes cattle. Roger is a member of the Linn County Farm Bureau Board, and a committeeman on the Linn County Republican Central Committee. He is also a member of the Missouri Corn Growers Association.

Mr. George Famuliner III was born and raised in Carroll County. For nearly thirty years he has been a full-time farmer. He graduated from Carrollton High School and received a B.S. from the University of Missouri. George has served on the following boards: Carroll County Pork Producers, Carroll County Farm Bureau, Carroll County Extension, Riverside Levee Board, Sambo Slough Levee Board, Eugene Drainage Board, Missouri Corn Merchandising Council, Missouri Corn Growers Association, National Corn Development Foundation, Ray-Carroll County Grain Growers and Farmers Grain Terminal.

Mr. Thomas G. Kolb is a co-owner of Jefferson City Oil Company, Midland Oil Co., and Midland Transportation, family-owned fuel businesses with a long history of selling ethanol and biodiesel. He graduated from Regis College in Denver in 1977 and worked for Ernst & Ernst for two years before returning to Jefferson City to work with the family business. He is Past-president of Missouri Petroleum Marketers Association, Vice President of the Missouri Motor Carriers Association, Chairman of the Missouri Fuel Marketers Insurance Trust Fund and Trustee of the Missouri Petroleum Storage Tank Insurance Fund.

Mr. Robert Quinn produces corn, soybeans, and wheat in Linn, Livingston, and Daviess counties, Missouri. He has served on the Livingston County Farm Bureau Board where he was Young Farmer chairman. Mr. Quinn is a past board member of the Livingston County 4-H and FFA Fair Board and the Chillicothe Young Farmers. He is a member of the Missouri Corn Growers and the Missouri Soybean Association.

Mr. Richard Hanson currently serves as both Principal Executive Officer and Principal Financial Officer in his roles as General Manager and Chief Financial Officer. He was appointed General Manager on August 11, 2009 and Chief Financial Officer of Show Me Ethanol as of April 22, 2009. Prior to employment with the Company, Mr. Hanson was Corporate Controller for FCStone Group, Inc. since August 2007. From January 2002 until August 2007 Mr. Hanson was a Division Controller for FCStone, LLC. He is a Certified Public Accountant. Mr. Hanson had no prior business relationship or affiliation with the Company or any executive officer or manager of the Company prior to his employment with the Company. He has no employment contract with the Company, no ownership of Company equity securities nor any options or other benefits to acquire Company equity securities.

SECURITY OWNERSHIP OF MANAGERS, OFFICERS, AND CERTAIN OTHER MEMBERSHIP UNIT HOLDERS

The following tables present information regarding beneficial ownership of membership units of Show Me Ethanol as of September 15, 2009 by (1) each member known by Show Me Ethanol to be the beneficial owner of more than 5% of its outstanding membership units, (2) each manager of Show Me Ethanol and each named executive officer and (3) all managers and executive officers as a group. Based on information furnished by the owners, except as otherwise noted, management believes that the members listed below have sole investment and voting power regarding their membership units.

The table also sets forth the number and approximate percentage of membership units that the persons named in the table would beneficially own after the Rule 13e-3 transaction effective time on a pro forma basis, assuming three (3) or fewer Class A membership units are reclassified as Class A-1 membership units and there are no changes in the named person’s ownership between September 15, 2009 and the Rule 13e-3 transaction effective time. The mailing address of each manager and executive officer named in the table below is P. O. Box 9, 26530 Highway 24 East, Carrollton, Missouri 64633.

Managers and Officers	Class A Units Before the Rule 13e-3 Transaction	Class A Units After the Rule 13e-3 Transaction	Class B Units Before and After the Rule 13e-3 Transaction	Class C Units Before and After the Rule 13e-3 Transaction	Percentage Interest/ Voting Control For Class A Managers Before the Rule 13e-3 Transaction	Percentage Interest/ Voting Control For Class A Managers After the Rule 13e-3 Transaction	Overall Percentage Interest
David Durham	4¹	0	0	0	*	-	0.20%¹
John Letzig	3	0	0	0	*	-	0.16%
Michael Nordwald	6	6	0	0	*	1.4%	0.31%
Rob Korff	4	4	0	0	*	*	0.21%
Ben Beetsma	2	0	0	0	*	-	0.10%
Jim Edwards	6²	0	0	0	*	-	0.30%²
Roger Ehrich	4¹	0	0	0	*	-	0.22%¹
George Famuliner III	16	16	0	0	1.2%	3.6%	0.83%
Tom Kolb³	16	16	0	0	1.2%	3.6%	0.83%
Robert Quinn	6²	0	0	0	*	-	0.30%²
Richard Hanson	0	0	0	0	-	-	-
Managers and executive officers as a group	67	42	0	0	5.2%	9.5%	3.5%
Significant Equity Owners
Ray-Carroll County Grain Growers, Inc.[4]	0	0	422	0	-	-	22.0%
Central Missouri Biofuels LLC[5]	0	0	0	213	-	-	10.0%

* Represents less than 1%

(1) Includes two units held by spouse.

(2) Includes three units held by spouse.

(3) Held in the name of Kolb Brothers Biofuels, LLC.

(4) Principal office located at 807 West Main, Richmond, Missouri 64085.

(5) Principal office located at 807 Southwest Boulevard, Jefferson City, Missouri 65109.

The information presented in the table is based on information furnished by the specified persons and was determined in accordance with Rule 13d-3 under the 1934 Act, as required for purposes of this proxy statement. Briefly stated, under that rule, units are deemed to be beneficially owned by any person or group having the power to vote or direct the vote of, or the power to dispose or direct the disposition of, such units, or who has the right to acquire beneficial ownership thereof within 60 days. Beneficial ownership for the purposes of this proxy statement is not necessarily to be construed as an admission of beneficial ownership for other purposes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has adopted a written policy that addresses the review, approval or ratification of any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, between the Company and any related party, in which the aggregate amount involved is reasonably expected to exceed $120,000 in any calendar year. Under the policy, a related party of the Company includes:

•	Any executive officer, or any manager or nominee for election as a manager;

•	Any person who owns more than 5% of the Company’s voting securities;

•	Any immediate family member of any of the foregoing; or

•	Any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% beneficial ownership interest.

Under the policy, the Board reviews the material facts of any related party transaction and approves it prior to its occurrence. If advance approval is not feasible, then the Board will either ratify the transaction at its next regularly scheduled meeting or the transaction will be rescinded. In making its determination to approve or ratify any related party transaction, the Board may consider such factors as (i) the extent of the related party’s interest in the transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the transaction are no less favorable than terms generally available to Company in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the transaction.

No manager may engage in any Board discussion or approval of any related party transaction in which he or she is a related party; but that manager is required to provide the Board with all material information reasonably requested concerning the transaction.

The Company has entered into numerous agreements with Ray-Carroll, the holder of all Class B membership units issued by the Company. Ray-Carroll is the employer of Michael Nordwald, currently serving as a Manager of the Company. Mr. Nordwald is General Manager of Ray-Carroll.

Certain costs related to the organization and operation of the Company during the start-up phase were initially paid by Ray-Carroll. The Company paid Ray-Carroll $335,067 of costs incurred on behalf of the Company from inception through December 31, 2007, of which $230,021 was paid from inception through December 31, 2006. That agreement ended September 30, 2007.

On April 30, 2007 the Company entered into an agreement of right of first purchase and right of first refusal with Ray-Carroll (the “buy-sell agreement”). Pursuant to the buy-sell agreement, the Company has granted a right of first purchase and a right of first refusal to purchase all or any part of the property comprising the ethanol plant. In exchange, Ray Carroll has granted the Company a right of first purchase and a right of first refusal to purchase all or any part of certain grain elevator property. The buy-sell agreement’s term is through April 30, 2027.

In 2006, the Company has entered into an agreement with Ray-Carroll, to perform management, administrative, accounting, clerical and other services such as project management and operations management. Effective October 1, 2007, the agreement was terminated. The agreement had a fee schedule attached, listing the per hour cost for each service. The Company incurred total expenses related to this service agreement of $127,665 during the year ended December 31, 2007.

The Company has a grain supply agreement with Ray-Carroll. Under the grain supply agreement, the Company agrees to purchase all corn needed to operate the Ethanol Plant, up to twenty-two million bushels of corn per year. The grain supply agreement utilizes pass-through pricing plus a mark-up that results in Ray-Carroll achieving a specific mark-up for its handling and services. The base mark-up is $0.116 per bushel and increases 3% per year as of each anniversary date of the contract. The contract was entered into as of March 1, 2006, therefore the mark-up will increase as of March 1 of each year thereafter. As of March 1, 2009, the mark-up was $0.1267 per bushel. Corn costs included in cost of sales related to the agreement for the year ended December 31, 2008 were approximately $52,042,000.

The Company sells all of its distillers’ grains through a marketing agreement with Ray-Carroll that has a three year initial term and began May 22, 2008. Ray-Carroll arranges for the sale of the product between the Company and the ultimate user. Ray-Carroll does not take possession or title to the distillers’ grains that it markets but does assume the credit risk of non-payment by the ultimate user. The price of the distillers’ grains sold is based on spot prices and Ray-Carroll is paid 2.5% to 4.5% of the net price of the distiller grains, depending on type; however, the fee will not be less than $1 per ton. The total value of the distillers’ grain sold through the marketing agreement with Ray-Carroll for fiscal 2008 was $10.8 million.

On March 31, 2009, the Company closed a transaction with Ray-Carroll to convert forward purchase contracts totaling 4.9 million bushels for delivery through May 2009 at a total price of $15.5 million for a promissory note in the amount of $12 million due March 31, 2014, $1.5 million in cash and a $2.0 million equity contribution. The conversion agreement that affected the transaction was filed with the Securities and Exchange Commission on Form 8-K dated April 6, 2009.

Agreements Involving Show Me Ethanol’s Securities

There are no agreements relating to our membership units other than our Operating Agreement, which sets forth the rights and preferences of the membership units. A copy of our Operating Agreement is attached as Appendix A to this proxy statement.

OTHER MATTERS

Persons Making the Solicitation

The enclosed proxy is solicited on behalf of our board of managers. The cost of soliciting proxies in the accompanying form will be borne by us. In addition to the use of mail, our officers and managers may solicit proxies by telephone or other electronic means. Upon request, we will reimburse brokers, dealers, banks and trustees or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our membership units.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. We caution you not to place undue reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause our results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the SEC. See “Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the 1934 Act, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 100 F Street, N.E., Washington, D.C., 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operations of the SEC’s public reference room in Washington, DC by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (www.sec.gov).

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

•	Annual Report on Form 10-K/A for the year ended December 31, 2008, filed April 23, 2009
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed March 31, 2009
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed [September __], 2009

We have received a consent from our current independent accountants, BKD, LLC, and our former independent accounts, Eide Bailly, LLP and copies of these consents have been filed with the SEC as exhibits to this proxy statement. We have supplied all information contained in or incorporated by reference in this document relating to us, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have already received the information incorporated by reference in this document by us, and we have enclosed with this proxy statement our Quarterly Report for the quarters ended [March 31, 2009, and June 30, 2009], and the Annual Report for the year ended December 31, 2008. You can also obtain any of them through the SEC at the locations described above, or through us at the address below. The Company will provide without charge to each member solicited, upon the written request of any such member, a copy of its Quarterly Report on Form 10-Q filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the quarters ended [March 31, 2009 and June 30, 2009], and its annual report on Form 10-K/A filed with the SEC, including the financial statements, exhibits, and schedules thereto, for the fiscal year ended December 31, 2008. A written request for such reports should be directed to Richard Hanson, General Manager, Show Me Ethanol, LLC, 26530 Highway 24 East, Carrollton, Missouri 64633. These documents are also included in the Company’s SEC filings, which you can access electronically at the SEC’s website at www.sec.gov.

Other Matters of Special Meeting

As of the date of this proxy statement, the only business that our management expects to be presented at the Special Meeting is that set forth above. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF MANAGERS

David L. Durham
Chairman of the Board

[_______], 2009

TO BE CERTAIN THAT YOUR MEMBERSHIP UNITS WILL BE REPRESENTED AT THE SPECIAL MEETING OF MEMBERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY BY FAX (660) 542-6392 OR IN THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

Appendix A

OPERATING AGREEMENT

OF

SHOW ME ETHANOL, LLC

DATED AS OF JANUARY 24, 2006

(i)

7.2	INDEMNIFICATION	14
7.3	EXPENSES	15
7.4	NON-EXCLUSIVITY	15
7.5	INSURANCE	15
7.6	DUTIES	15

ARTICLE 8. TRANSFERS OF INTERESTS AND ASSIGNMENTS; WITHDRAWAL; EXPULSION; PURCHASE OF A MEMBER’S INTEREST; BUY-SELL AGREEMENT; RIGHT OF FIRST REFUSAL		16

8.1	GENERAL RESTRICTIONS	16
8.2	PERMITTED TRANSFERS	17
8.3	SUBSTITUTE MEMBERS	17
8.4	EFFECT OF ADMISSION AS A SUBSTITUTE MEMBER	18
8.5	ADDITIONAL MEMBERS	18
8.6	PURCHASE OF A MEMBER’S INTEREST	18
8.7	DRAG ALONG RIGHTS	20
8.8	PURCHASE TERMS VARIED BY AGREEMENT	20
8.9	EXPULSION	20

ARTICLE 9. DISSOLUTION AND TERMINATION		20

9.1	EVENTS CAUSING DISSOLUTION	20
9.2	NOTICES TO SECRETARY OF STATE	21
9.3	CASH DISTRIBUTIONS UPON DISSOLUTION	21
9.4	IN-KIND	22

ARTICLE 10. ACCOUNTING AND BANK ACCOUNTS		22

10.1	FISCAL YEAR AND ACCOUNTING METHOD	22
10.2	BOOKS AND RECORDS	22
10.3	BOOKS AND FINANCIAL REPORTS	23
10.4	TAX RETURNS AND ELECTIONS	23
10.5	BANK ACCOUNTS	23

ARTICLE 11. MISCELLANEOUS		24

11.1	TITLE TO PROPERTY; NO PARTITION	24
11.2	WAIVER OF DEFAULT	24
11.3	NOTICE	24
11.4	AMENDMENT	25
11.5	NO THIRD PARTY RIGHTS	25
11.6	SEVERABILITY	25
11.7	NATURE OF INTEREST IN THE COMPANY	25
11.8	BINDING AGREEMENT	25
11.9	HEADINGS	25
11.10	WORD MEANINGS	26
11.11	COUNTERPARTS	26
11.12	ENTIRE AGREEMENT	26
11.13	REPRESENTATIONS AND ACKNOWLEDGMENTS	26
11.14	MEMBER’S REPRESENTATIVE	26
11.15	DISPUTE RESOLUTION AND ARBITRATION	27
11.16	NON DISCLOSURE	27
11.17	GOVERNING LAW	27

(ii)

SCHEDULE A - RESERVED	1

SCHEDULE B – TAXES	1

(iii)

OPERATING AGREEMENT

OF

SHOW ME ETHANOL, LLC

THIS OPERATING AGREEMENT is made and entered into as of the 24th day of January, 2006 (the “Effective Date”) by and among the Persons executing this Agreement as Members and/or Managers on the signature page hereof.

WHEREAS, the Members have caused SHOW ME ETHANOL, LLC (the “Company”)to be formed on January 24, 2006 as a limited liability company under the Missouri Limited Liability Company Act (the “Act”) and, as required thereunder, do hereby adopt this Operating Agreement as the operating agreement of the Company;

WHEREAS, by executing this Agreement, each of the Members hereby (a) ratifies the formation of the Company and the filing of the Articles, (b) confirms and agrees to the Members’ status as members of the Company, and (c) continues the existence of the Company for the purposes hereinafter set forth, subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.

FORMATION AND OFFICES

1.1	Formation.

Pursuant to the Act, the Members have formed a Missouri limited liability company effective upon the filing of the Articles of the Company with the Secretary of State of Missouri.

1.2	Principal Office.

The principal office of the Company shall be located at Highway 10 West, Richmond, Missouri, or at such other place(s) as the Managers may determine from time to time.

1.3	Registered Office and Registered Agent.

The location of the registered office and the name of the registered agent of the Company in the State of Missouri shall be as stated in the Articles, as determined from time to time by the Managers.

1.4	Purpose of Company.

The purposes for which the Company is organized are to engage in the business of purchasing and processing agricultural bio mass, including corn and other grains, for the production and sale of ethanol and its by-products and the transaction of any or all lawful business for which a limited liability company may be organized under the Act. Subject to the provisions of this Agreement, the Company shall have the power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

1.5	Duration.

The duration of the Company shall be perpetual.

1.6	Delivery of Copies to Members.

Upon the return by the Secretary of State of Missouri to the Company of any document “Filed” with the Secretary of State of Missouri relating to the Company, neither the Company nor the Person executing such document shall be required to deliver or mail a copy thereof to any Member.

ARTICLE 2.

DEFINITIONS

2.1	Terms Defined Herein.

As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Act” means the Missouri Limited Liability Company Act, Chapter 347, Missouri Revised Statutes, as amended from time to time.

“Affiliate” of a specified Person (the “Specified Person”) means any Person (a) who directly or indirectly controls, is controlled by, or is under common control with the Specified Person; (b) who owns or controls ten percent (10%) or more of the Specified Person’s outstanding voting securities or equity interests; (c) in whom such Specified Person owns or controls ten percent (10%) or more of the outstanding voting securities or equity interests; (d) who is a director, partner, manager, executive officer or trustee of the Specified Person; (e) in whom the Specified Person is a director, partner, manager, executive officer or trustee; or (f) who has any relationship with the Specified Person by blood, marriage or adoption, not more remote than first cousin.

“Agreement” means this Operating Agreement, as amended or restated from time to time.

“Approved Sale” means the sale of the Company, in a single transaction or a series of related transactions, to a third party (i) pursuant to which such third party proposes to acquire all of the outstanding Interests (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Interests or otherwise) or all or substantially all of the assets of the Company, (ii) which has been approved by the Managers and Super Majority in Interest, and (iii) pursuant to which all Members will receive (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per Percentage Interest or, if any Members are given an option as to the form and amount of consideration to be received, all Members are given the same option.

“Articles” means the Articles of Organization of the Company filed with the Secretary of State of Missouri, as amended or restated from time to time.

“Assignee” means any Person who is the holder of an Interest but is not then a Member. An Assignee shall not be entitled to participate in the management of the business and affairs of the Company or to become or to exercise the rights of a Member, including the right to vote, the right to require any information or accounting of the Company’s business or the right to inspect the Company’s books and records. An Assignee shall only be entitled to receive, to the extent of the Interest held by such Assignee, the share of distributions and profits, including distributions representing the return of Capital Contributions, to which the transferor would otherwise be entitled with respect to the Transferred Interest. An Assignee shall not have the right to vote his, her or its Transferred Interest until the transferee is admitted to the Company as a substitute Member with respect to the Transferred Interest.

“Capital Contribution” means the total amount of cash, other property, the use of property, services rendered, promissory note or other binding written obligation to contribute cash or property or perform services or other valuable consideration contributed to the Company by each Member pursuant to the terms of this Agreement. Any reference in this Agreement to the Capital Contribution of a Member shall include the Capital Contribution made by any predecessor holder of the Interest of that Member.

“Class” means a class of units representing ownership interests in the Company as determined from time to time by the Board of Managers.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations promulgated thereunder.

“Company” means SHOW ME ETHANOL, LLC.

“Equity Account” means a separate account established by the Company and maintained for each Member in accordance with Section 2(b) of Schedule B. The initial balance of each Member’s Equity Account shall equal such Member’s Capital Contribution.

“Event of Withdrawal” means an event that causes a Person to cease to be a Member as provided in the Act which events include, but are not limited to, (a) voluntary withdrawal to the extent permitted by Section 8.1(b) (but subject to damage payments to the Company for breach of this Agreement), (b) assignment (in accordance with the provisions of this Agreement) of all of a Member’s Interest, (c) expulsion, (d) the making of an assignment for the benefit of creditors, (e) being subject to a Bankruptcy (as defined in Section 347.015.3 of the Act), (f) appointment of a trustee or receiver for the Member or for all or any substantial part of his, her or its property, (g) in the case of a Member who is a natural person (1) his or her death, (2) the entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her person or estate, (h) in the case of a Member that is a trust (1) the termination of the trust or (2) a distribution of such trust’s entire Interest but not merely the substitution of a new trustee, (i) in the case of a Member that is a general or limited partnership (1) the dissolution and commencement of winding up of the partnership or (2) a distribution of such partnership’s entire Interest, (j) in the case of a Member that is a corporation (1) the filing of articles of dissolution or their equivalent for the corporation, (2) a revocation of its charter or (3) a distribution of corporation’s entire Interest, (k) in the case of a Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company, or (l) in the case of a Member that is a limited liability company (1) the filing of articles of dissolution or termination or their equivalent for a limited liability company or (2) a distribution of such limited liability company’s entire Interest, or (m) in the case of a Member that is a limited partnership (1) the filing of articles of dissolution or termination or their equivalent for a limited partnership or (2) a distribution of its entire Interest.

“Interest” refers to all of a Member’s (or an Assignee’s) rights and interests in the Company in such Member’s (or Assignee’s) capacity as a Member (or an Assignee), all as provided in the Articles, this Agreement and the Act, together with the obligations of such Member (or Assignee) to comply with all the terms and provisions of the Agreement and the Act.

“Liquidation Proceeds” means all Property at the time of liquidation of the Company and all proceeds thereof.

“Majority in Interest” means any individual Member or group of Members holding an aggregate of more than 50% of the Percentage Interests held by all Members or in the case of the Managers, Managers holding at least 6 votes.

“Managers” means the Persons designated or elected from time to time pursuant to this Agreement as managers of the Company, acting in their capacity as Managers.

“Members” means those Persons executing this Agreement as members of the Company, including any substitute Members or additional Members, in each such Person’s capacity as a Member of the Company.

“Net Cash Flow” means, with respect to any fiscal period, all operating and investment revenues during such period and any amounts theretofore held in any reserve which the Managers determine need not be held any longer in reserve, all determined in accordance with the Company’s method of accounting, less Operating Expenses.

“Notice” means a writing, containing the information required by this Agreement to be communicated to a Person in accordance with Section 11.3.

“Operating Expenses” means, with respect to any fiscal period, (a) to the extent paid other than with cash withdrawn from reserves therefor, the amount of cash disbursed in such period in order to operate the Company and to pay all expenses (including, without limitation, management fees, wages, taxes, insurance, repairs and/or other costs and expenses) incident to the ownership or operation of the Property or the Company and (b) the amount of any reserves created during such period or the amount of any increase in any existing reserve, as provided in Section 4.3.

“Percentage Interest” of a Member means, at any particular time, a ratio, expressed as a percentage, which is the ratio that the Capital Contribution of such Member bears to the total Capital Contributions of all Members.

“Permitted Assignee” means (i) any Member, a Member’s spouse or any of a Member’s descendants, (ii) the settlor of a trust that is a Member; or (iii) any trust for the primary benefit of a Member, a Member’s spouse or any of a Member’s descendants, so long as, in each case, each trustee entitled to vote thereunder is also either a Member or a settlor of a trust that is a Member.

“Person” means any individual, partnership, domestic or foreign limited partnership, domestic or foreign limited liability company, domestic or foreign corporation, trust, business trust, employee stock ownership trust, real estate investment trust, estate, association and other business or not for profit entity.

“Prime Rate” means the daily prime rate of interest as published from time to time in The Wall Street Journal as being the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.

“Property” means all properties and assets that the Company may own or otherwise have an interest in from time to time.

“Super Majority in Interest” means any individual Member or a group of Members holding an aggregate of more than 70% of the Percentage Interests held by all Members who are entitled to vote hereunder, or in the case of Managers, Managers holding at least 8 votes.

“Transfer” means (a) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (b) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

“Units” means an ownership interest in the Company which may be of different classes or different series within a class, as determined by the Board from time to time, including, but not limited to, Class A Units, Class B Units and Class C Units.

“Unreturned Capital Contribution” means with respect to each Member, the amount of such Member’s Capital Contribution less any amounts paid to such Member as a return of its Capital Contribution as required by Sections 4.1 and 9.3.

ARTICLE 3.

CAPITALIZATION OF THE COMPANY

3.1	Initial Capital Contributions.

The names, address and Capital Contributions of the Members shall be reflected in the books and records of the Company. Each Member shall make an initial Capital Contribution to the capital of the Company in an amount set forth opposite such Member’s name and address in the books and records of the Company. The agreed upon fair market value of any contributed property shall also be set forth opposite such Member’s name and address in the books and records of the Company.

3.2	Additional Capital Contributions.

(a)        No Member (or Assignee) shall be required or permitted to make any additional Capital Contribution except as otherwise provided in this Agreement. If agreed to by a Super Majority in Interest of the Members, each Member (and Assignee) shall, upon the written request of the Managers, make additional Capital Contributions to the Company equal to the total amount of additional Capital Contributions required times such Member’s (or Assignee’s) then Percentage Interest. The obligation to make additional Capital Contributions shall be the direct obligation of the Member (or Assignee) and shall be enforceable by the Company and each of its Members. The failure of a Member (or Assignee) to make an additional Capital Contribution shall constitute a material breach of this Agreement. If a Member (or Assignee) fails to make an additional Capital Contribution within ten (10) days of its due date, (i) the Percentage Interests of the Members (and the Assignees) shall be recalculated under Section 3.2(b) (and again recalculated upon payment of such delinquent additional Capital Contribution), and (ii) all amounts distributable by the Company to the Member (or Assignee) in any capacity shall be suspended and used by the Company to pay to the Company any amounts due the Company pursuant to this Section 3.2(a), and the Member’s (or Assignee’s) right to receive distributions from the Company shall not be restored until the Member (or Assignee) shall have paid in full to the Company the delinquent additional Capital Contribution, plus interest at the lesser of (i) the Prime Rate plus five percent (5%) annually or (ii) the maximum rate permitted by law, calculated from the date such additional Capital Contribution should have been paid to the date it is paid by the Member (or Assignee), plus any damages to the Company attributable to the failure to timely pay the additional Capital Contribution.

(b)        If any additional Capital Contributions are made by Members (or Assignees) pursuant to Section 3.2(a) but not in proportion to their respective Percentage Interests, then the Percentage Interest of each Member (or Assignee) shall be amended to equal the percentage resulting from dividing such Member’s (or Assignee’s) aggregate Capital Contributions (including initial and any additional Capital Contributions) by the aggregate Capital Contributions (including initial and any additional Capital Contributions) of all Members (and Assignees).

3.3	Capital Contributions.

No Member shall have the right to reduce such Member’s Capital Contribution or to receive any distributions from the Company except as provided in Sections 4.1 and 9.3. No Member shall be entitled to receive or be credited with any interest on the balance of such Member’s Capital Contribution at any time.

ARTICLE 4.

CASH DISTRIBUTIONS; PROFITS AND LOSSES FOR TAX PURPOSES

4.1	Cash Distributions Prior to Dissolution.

(a)        The Managers shall have the right to determine how much Net Cash Flow, if any, of the Company shall be distributed among the Members each year; provided, however, if such Net Cash Flow is otherwise available, the Managers shall distribute to the Members an amount of Net Cash Flow sufficient for the Members to satisfy their respective income tax liabilities arising by virtue of the allocations in Schedule B hereof, assuming each Member is subject to tax at the highest marginal federal tax bracket for married individuals filing jointly and at the highest such marginal rate applicable to Missouri residents. Any Net Cash Flow of the Company to be distributed shall be distributed among the Members, pro rata in proportion to their respective Percentage Interests.

(b)        Notwithstanding anything to the contrary herein provided, no distribution hereunder shall be permitted to the extent prohibited by the Act. Currently, among other prohibitions, the Act prohibits the Company from making, and a Member from receiving, a distribution to the extent that, after giving effect to the distribution, (i) the Company would not be able to pay its debts as they become due in the usual course of business or (ii) the Company’s total assets would be less than the sum of its total liabilities, with Capital Contributions not being deemed a liability.

(c)        No distribution of Net Cash Flow or other cash made to any Member shall be determined a return or withdrawal of a Capital Contribution unless so designated by the Managers in their sole and exclusive discretion.

4.2	Persons Entitled to Distributions.

All distributions of Net Cash Flow to the Members under Section 4.1 hereof shall be made to the Persons shown on the records of the Company to be entitled thereto as of the last day of the fiscal period prior to the time for which such distribution is to be made, unless the transferor and transferee of any Interest otherwise agree in writing to a different distribution and such distribution is consented to in writing by the Managers.

4.3	Reserves.

The Managers shall have the right to establish, maintain and expend reserves to provide for working capital, future investments, capital expenditures, debt service and such other purposes as they may deem necessary or advisable.

4.4	Allocation of Profits and Losses for Tax Purposes and Special Allocations.

All Profits and Losses for Tax Purposes of the Company and all special allocations of the Company shall be made in accordance with attached Schedule B.

4.5	Withholding Taxes.

If the Company is required to withhold any portion of any amounts distributed, allocated or otherwise attributable to a Member of the Company by applicable U.S. federal, state, local or foreign tax laws, the Company may withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this Section 4.5 shall nonetheless be deemed distributed to such Member in question for purposes of Article 4 and Article 9. If the Company does not withhold from actual distributions any amounts it was required to withhold by applicable tax laws, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for withholding required by such laws, including any interest, penalties or additions thereto; or (ii) reduce any subsequent distributions to such Member by such withholding, interest, penalties or additions thereto. The obligation of a Member to reimburse the Company for such amounts shall continue after such Member transfers or liquidates its interest in the Company. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist in determining the extent of, and in fulfilling, any withholding obligations it may have.

ARTICLE 5.

MEMBERS

5.1	Meetings of Members; Place of Meetings.

Regular meetings of the Members shall be held on an annual basis or more frequently as determined by the Managers. Special meetings of the Members may be held for any purpose or purposes, unless otherwise prohibited by law or by the Articles, and may be called by the Managers, or by Members owning not less than 40% of the Percentage Interests. All meetings of the Members shall be held at the principal offices of the Company as set forth in Section 1.2 hereof, or at such other place as shall be designated from time to time by the Managers and stated in the Notice of the meeting or in a duly executed waiver of the Notice thereof.

5.2	Quorum; Voting Requirement.

The presence, in person or by proxy, of a Majority in Interest of the Members shall constitute a quorum for the transaction of business by the Members. The affirmative vote of a Majority in Interest of the Members shall constitute a valid decision of the Members, except where a larger vote is required by the Act, the Articles or this Agreement.

5.3	Proxies.

At any meeting of the Members, every Member having the right to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing (by means of electronic transmission or as otherwise permitted by applicable law) signed by such Member and bearing a date not more than one year prior to such meeting.

5.4	Action Without Meeting.

Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior Notice and without a vote if a consent in writing setting forth the action so taken is signed by Members having not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting of the Members. Prompt Notice of the taking of any action taken pursuant to this Section 5.4 by less than the unanimous written consent of the Members shall be given to those Members who have not consented in writing. Such consent may be executed by facsimile and may be executed in counterparts.

5.5	Notice.

Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called shall be delivered not less than five (5) days nor more than sixty (60) days before the date of the meeting by or at the direction of the Managers or other Persons calling the meeting, to each Member entitled to vote at such meeting. When any Notice is required to be given to any Member hereunder, a waiver thereof in writing signed by the Member, whether before, at, or after the time stated therein, shall be equivalent to the giving of such Notice. A Member may also waive Notice by attending a meeting without objection to a lack of Notice.

5.6	Powers of the Members.

No Member, acting solely in his, her or its capacity as a Member, shall act as an agent of the Company or have any authority to act for or to bind the Company.

5.7	Other Business Ventures.

Any Member or Manager may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether or not similar to or in competition with the business of the Company, and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom. Unless otherwise agreed to, no Manager shall be required to devote all such Manager’s time or business efforts to the affairs of the Company but shall devote so much of such Manager’s time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company.

ARTICLE 6.

MANAGERS AND OFFICERS

6.1	Powers of the Managers.

Except as otherwise provided hereunder, the business and affairs of the Company shall be managed by the Managers. Any decision or act of the Managers within the scope of the Managers’ power and authority granted hereunder shall control and shall bind the Company.

6.2	Limitation on Powers of Managers.

(a)        Without the approval of a Majority in Interest of the Members, the Managers shall not have the authority to:

(i)         cause the Company to make any loan to any Member, other than for a purpose which the Managers determine directly benefits the Company, and then only on an arms-length basis at the then-prevailing market rates;

(ii)        enter into or amend any transaction between the Company and a Member or an Affiliate of a Member or an employee of either except in connection with transactions made on an arms-length basis at the then-prevailing market rates;

(iii)       grant any guarantee of third party indebtedness for borrowed money, grant any guarantee of third party obligations outside of the ordinary course of business;

(iv)       undertake or commit to undertake any capital expenditure in excess of $25,000,000 during any two consecutive fiscal years.

(b)        In addition to any other restrictions on the authority of the Managers described in this Agreement, without the approval of Super Majority in Interest of the Members, the Managers shall not have the authority to:

(i)         amend the Articles;

(ii)        sell, exchange, lease, or otherwise dispose of all or substantially all of the Property in a single transaction or series of related transactions;

(iii)       terminate, dissolve or wind-up the Company;

(iv)       (1) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of the Company or of all or a substantial part of the assets of the Company, (2) admit in writing the Company’s inability to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) have an order for relief entered against the Company under applicable federal bankruptcy law, or (5) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or taking advantage of any insolvency law or any answer admitting the material allegations of a petition filed against the Company in any bankruptcy, reorganization or insolvency proceeding;

(v)         commingle the Company’s funds with those of any other Person;

(vi)       permit voluntary additional Capital Contributions by existing Members.

(vii)      approve a merger or consolidation of the Company with or into another Person or the acquisition by the Company of another business (either by asset, stock or interest purchase) or any equity of another entity;

(viii)     change the status of the Company from one in which management is vested in the Managers to one in which management is vested in the Members;

(ix)       authorize any transaction, agreement or action on behalf of the Company that is unrelated to its purpose as set forth in the Articles, that otherwise contravenes this Agreement or that is not within the usual course of the business of the Company;

(x)        recapitalize the Company; or

(xi)       subject to Section 8.5 as to additional Members, determine, modify, compromise or release the amount and character of the contributions which a Member shall make, or shall promise to make, as the consideration for the issuance of an Interest.

6.3	Duties of Managers.

In addition to the rights and duties of the Managers set forth elsewhere in this Agreement and subject to the other provisions of this Agreement, the Managers shall be responsible for and are hereby authorized to:

(a)        control the day to day operations of the Company;

(b)        hire or appoint employees, agents, independent contractors or officers of the Company;

(c)        carry out and effect all directions of the Members;

(d)        select and engage the Company’s accountants, attorneys, engineers and other professional advisors;

(e)        apply for and obtain appropriate insurance coverage for the Company;

(f)        temporarily invest funds of the Company in short term investments where there is appropriate safety of principal;

(g)        acquire in the name of the Company by purchase, lease or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(h)        engage in any kind of activity and perform and carry out contracts of any kind necessary to, in connection with, or incidental to the accomplishment of the purposes of the Company, so long as said activities and contracts may be lawfully carried on or performed by a limited liability company under the Act and are in the ordinary course of the Company’s business;

(i)         negotiate, execute and perform all agreements, contracts, leases, loan documents and other instruments and exercise all rights and remedies of the Company in connection with the foregoing;

(j)          nominate candidates for consideration by the Class A Units for election to the Board of Managers;

(k)        adjust the compensation, in the Board’s discretion, payable under Section 6.5(b); and

(l)         establish and issue one or more classes of units or series within classes, to set forth the designation of class or series within classes of such units, and to fix the relative rights, preferences, privileges and limitations of each class or series within classes of units.

6.4	Number, Appointment, Tenure and Election of Managers.

(a)        There shall be no more than eleven (11) members of the Board (each, a “Manager” and collectively, the “Managers”) ten of whom shall be elected by the Members. The eleventh Manager shall be elected by the Managers and shall not be a Member or an employee of a Member. Each Manager shall hold office until his or her death, resignation, retirement, disability, removal from office or until his or her successor is elected/appointed and assumes office. A Manager need not be a Member of the Company.

(b)        The Majority in Interest of the Class A Unit holders shall have the right to elect seven (7) Managers. Ben Beetsma, David Durham, Roger Ehrich, George Famuliner III, Rob Korff, John Letzig and Robert Quinn shall be the initial Managers elected by the Class A Unit holders; each such Manager shall be entitled to hold his or her Board seat until his or her death, resignation, retirement, removal or until his or her successor is elected and assumes office.

(c)        The Majority in Interest of the Class B Unit holders shall have the right to designate two (2) Managers. Mike Nordwald and Jim Edwards shall be the initial Managers elected by the Class B Unit holders; each such Manager shall be entitled to hold his or her Board seat until his or her death, resignation, retirement, removal or until his or her successor is appointed and assumes office.

(d)        The Majority in Interest of the Class C Unit holders shall have the right to designate one (1) Manager. Tom Kolb shall be the initial Manager elected by the Class C Unit holders; each such Manager shall be entitled to hold his or her Board seat until his or her death, resignation, retirement, removal or until his or her successor is appointed and assumes office.

(e)        Upon the death, resignation, retirement, or removal of a Manager, the membership class which originally elected such Manager shall be entitled to elect a replacement Manager.

(f)        Each Manager shall be subject to removal from office upon the vote of a Majority in Interest of the Units entitled to elect such Manager.

(g)        The initial Managers representing the Class A Unit holders shall determine by lot the initial term of each such Manager. Two such Managers shall serve an initial term of five years, two such Managers shall serve an initial term of four years and one such Manager shall serve an initial term of three years. Upon the expiration of the initial terms of the Managers representing Class A Unit holders, Managers representing Class A Unit holders shall thereafter serve a term of three years and shall stand for election by the Class A Unit holders every three years as their terms expire.

(h)        Any change in the Percentage Interests held in the Company by a Class shall result in a recalculation of the number of Managers elected/appointed by the Classes. The Percentage Interests held by a Class shall be rounded to the nearest 10% for purposes of determining Manager representation of a Class. A determination of any change in Board representation shall require an election be held prior to the Board taking any further action other than to call for the election of Managers in accordance with the new distribution of Manager representation.

6.5	Compensation.

(a)        Except as provided in Sections 6.5(b) and 6.5(c) or elsewhere in this Agreement, no Manager or Member shall be entitled to compensation for any services such Manager or such Member may render to or for the Company or be entitled to reimbursement of any general overhead expenses incurred by such Manager or Member in his, her or its capacity as a Manager or Member. Each Manager and, where applicable, Member, shall be entitled to reimbursement from the Company for all reasonable direct out-of-pocket expenses incurred on behalf of the Company upon presentation to the Company of receipts or other appropriate documentation evidencing such expenses.

(b)        For their services to the Company in their capacity as Managers, the Managers shall receive $100 per diem for meetings and the Chairman and Vice Chairman shall each receive $150 per diem for meetings.

(c)        Subject to the provisions of Section 6.2(a)(ii) hereof, any Manager or Member or Affiliate thereof who performs professional, legal, accounting, management or engineering services for the Company or serves as the sales agent for the Company shall be entitled to receive compensation for such services.

6.6	Meetings of and Voting by Managers.

(a)        Meetings of the Managers shall be held at such time and at such places as they shall determine. In addition, any one Manager may, upon giving seven (7) days’ Notice to the others, call a meeting of the Managers. No meeting of the Managers shall be held without a quorum being present, which shall consist of a majority of the Managers. Managers may participate in a meeting of the Managers by means of conference telephone or other similar communication equipment whereby all Managers participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting. Action of the Managers shall require the favorable vote of a majority of all Managers.

(b)        Unless a greater number is required herein or by statute, an action approved by the Majority in Interest of the Managers shall be the act of the Managers. Except as specifically permitted in this Agreement, each Manager shall have only one vote. Whenever a Manager appointed by a Class of Units held by only one Member is absent from a meeting of the Managers, any Manager attending such meeting and appointed by the same Member shall vote for himself and the absent Manager, as if such absent Manager were there, on any matter coming to vote before the Board.

(c)        The Managers shall make every reasonable effort to keep the Members advised of all pending matters, prospective decisions and actions taken and shall consult with the Members on such matters as they deem appropriate.

(d)        Though the Managers have no obligation to do so, they may, in their sole discretion, refer any matter, which they are entitled to decide, to a meeting of the Members for a decision.

(e)        Any action required or permitted by this Agreement to be taken at any meeting of the Managers may be taken without a meeting, without prior Notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by minimum requisite number of the Managers to take such action under this Agreement. Prompt Notice of the taking of any action taken pursuant to this Section 6.7(e) by less than the unanimous written consent of the Managers shall be given to those Managers who have not consented in writing. Such consent may be executed by facsimile and may be executed in counterparts.

(f)        When any Notice is required to be given to any Manager hereunder, a waiver thereof in writing, signed by the Manager, whether before, at or after the time stated therein, shall be equivalent to the giving of such Notice. Further, a Manager may waive Notice of a meeting by attending such meeting without objection to a lack of Notice.

6.7	Officers.

(a)        The Managers may appoint a Chairman, Vice Chairman, President, Secretary, Treasurer and such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement, or as the Managers may determine.

(b)        The Chairman, and in his absence the Vice Chairman, shall preside at all meetings of the Members and Managers and shall perform such other duties and undertake such other responsibilities as the Managers shall designate.

(c)        The President shall have general and active management power and authority with respect to the day to day affairs of the Company and shall perform such duties and undertake such responsibilities as the Managers shall designate. The President shall see that all orders and resolutions of the Managers and Members are carried into effect.

(d)        The Secretary shall keep or cause to be kept a record of the affairs of the Company, including all orders and resolutions of the Managers and record minutes of all such items in a book to be kept for that purpose. The Secretary shall also perform such other duties as may be prescribed by the Managers and/or the President.

(e)        The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Company, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall keep or cause to be kept all other books of account and accounting records of the Company. The Treasurer shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the Managers, be the chief financial and accounting officer of the Company. The Treasurer shall also perform such other duties and shall have such other responsibility and authority as may be prescribed by the Managers and/or the President.

(f)        Each officer of the Company shall hold such office at the pleasure of the Managers or for such other period as the Managers may specify at the time of election or appointment, or until such officer’s death, resignation or removal by the Managers. Officers may, but need not, be Managers and/or Members.

6.8	Authority to Execute Documents to be Filed Under the Act.

Any Manager or the President shall have the power and authority to execute, on behalf of the Company, the Managers or the Members, any document filed with the Secretary of State of Missouri pursuant to the terms of the Act.

ARTICLE 7.

LIABILITY AND INDEMNIFICATION

7.1	Liability of Members and Managers.

(a)        A Member shall only be liable to make the payment of the Member’s initial Capital Contribution pursuant to Section 3.1 and the additional Capital Contributions, if any, required by Section 3.2 hereof. No Member or Manager shall be liable for any obligations of the Company or any other Member or Manager, unless personally guaranteed by the Member or Manager pursuant to a separate document.

(b)        No Member, except as otherwise specifically provided in the Act, shall be obligated to pay any distribution to or for the account of the Company or any creditor of the Company.

7.2	Indemnification.

(a)        The Members, the Managers, any officers of the Company appointed by the Managers, and their Affiliates, and their respective stockholders, members, managers, directors, officers, partners, agents and employees (individually and collectively, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (each a “Claim”), in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of such Indemnitee’s status as any of the foregoing, which relates to or arises out of the Company, its assets, business or affairs, if in each of the foregoing cases (i) the Indemnitee acted in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i), (ii), (iii) or (iv) above. Any indemnification pursuant to this Article 7 shall be made only out of the assets of the Company, and no Manager or Member shall have any personal liability on account thereof.

(b)        In the event that an amendment to this Agreement reduces or eliminates any Indemnitee’s right to indemnification pursuant to this Article 7, such amendment shall not be effective with respect to any Indemnitee’s right to indemnification that accrued prior to the date of such amendment. For purposes of this subsection (b), a right to indemnification shall accrue as of the date of the event underlying the Claim that gives rise to such right to indemnification.

(c)        All calculations of Claims and the amount of indemnification to which any Indemnitee is entitled under this Article 7 shall be made (i) giving effect to the tax consequences of any such Claim and (ii) after deduction of all proceeds of insurance net of retroactive premiums and self-insurance retention recoverable by the Indemnitee with respect to such Claims.

7.3	Expenses.

Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 7.2 may, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, in the discretion of the Managers, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Article 7.

7.4	Non-Exclusivity.

The indemnification and advancement of expenses set forth in this Article 7 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Act, the Articles, this Agreement, any other agreement, a vote of Members, a policy of insurance or otherwise, and shall not limit in any way any right which the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons, as determined by the Managers. The indemnification and advancement of expenses set forth in this Article 7 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such a Person.

7.5	Insurance.

The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Article 7.

7.6	Duties.

(a)        An authorized officer, Member or Manager shall discharge his, her or its duties hereunder in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner he, she or it reasonably believes to be in the best interest of the Company, and shall not be liable for any such action so taken or any failure to take such action, if he, she or it performs such duties in compliance with this subsection (a).

(b)        Every Member or Manager, if any, shall account to the Company and hold as trustee for it any profit or benefit derived by such Person without the informed consent of more than one-half by number of disinterested Managers or Members from any transaction connected with the conduct of the business and affairs or the winding up of the Company, or from any personal use by such Person of the Property, including confidential or proprietary information of the Company or other matters entrusted to him, her or it as a result of his, her or its status as Manager or Member.

(c)        Except as provided in this Section 7.6, any Person who is a Member and who is not a Manager shall have no duties to the Company or to the other Members solely by reason of acting in his, her or its capacity as a Member.

ARTICLE 8.

TRANSFERS OF INTERESTS AND ASSIGNMENTS; WITHDRAWAL; EXPULSION;

PURCHASE OF A MEMBER’S INTEREST; BUY-SELL AGREEMENT; RIGHT OF FIRST REFUSAL

8.1	General Restrictions.

(a)        No Member may Transfer all or any part of such Member’s Interest, except as provided in this Article 8. Any purported Transfer of an Interest or a portion thereof in violation of the terms of this Agreement shall be null and void and of no effect. If the Managers determine in their sole discretion that any Transfer will result in a termination of the Company under Code § 708(b)(1)(B), then the Managers may deem such Transfer shall to be null and void. A permitted Transfer shall be effective as of the date specified in the instruments relating thereto. Any transferee desiring to make a further Transfer shall become subject to all the provisions of this Article 8 to the same extent and in the same manner as any Member desiring to make any Transfer.

(b)        No Member shall have the right to withdraw voluntarily from the Company as a Member, except upon ninety (90) days’ Notice to the Board and with the consent of the Board. Payment, if any, to any Member who voluntarily withdraws in accordance with this Section 8.1(b) shall be made in accordance with Section 8.6. In the event a Member voluntarily withdraws from the Company in violation of this Agreement, such Member (the “Member in Violation”) shall not be entitled to receive back his, her or its Capital Contribution and shall not be entitled to receive any other type or form of payment from the Company; instead, such Member in Violation shall have the status of an Assignee (and shall remain liable for any unpaid Capital Contributions or any required additional Capital Contributions) of an Interest.

(c)        All voting rights shall be forfeited with respect to all or any part of an Interest which is Transferred other than to a transferee who becomes a substitute Member (in accordance with Section 8.3), whether such Transfer is voluntary or involuntary, by order of a court or by operation of law.

(c)        A Person shall cease to be a Member upon assignment of all such Member’s Interest.

(e)        In the event that an Assignee exists, the voting percentages of all the Members (other than the Member who has withdrawn from the Company as a Member or has Transferred his, her or its Interest) shall be adjusted on a pro rata basis to equal in the aggregate 100%, until such time as the Assignee of the Interest is admitted as a substitute Member pursuant to Section 8.3, at which time, the voting percentages shall then be adjusted again on a pro rata basis to equal in the aggregate 100%, taking into account such substitute Member’s Interest. An Assignee has only those rights described in the definition of “Assignee” in Section 2.1.

(f)        If a Member who is an individual dies or a court of competent jurisdiction judges the Member to be incompetent to manage his or her person or property, then the Member’s executor, administrator, guardian, conservator or other legal representative shall automatically become an Assignee of such Member’s Interest.

(g)        The Company, each Member and any other Person having business with the Company need deal only with the Members who are admitted as Members or as substitute Members, and they shall not be required to deal with any other Person by reason of Transfer of an Interest by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement. In the absence of the substitution (as provided in Section 8.3) of a Member for a Transferring or a deceased Member, any payment to a Member or to a Member’s executors or administrators shall acquit the Company of all liability to any other Person who may be interested in such payment by reason of a Transfer by, or the death of, such Member.

8.2	Permitted Transfers.

(a)        Except as otherwise provided in this Section 8.2, each Member shall have the right to Transfer (but not to substitute the transferee as a substitute Member in such Member’s place, except in accordance with Section 8.3), by a written instrument, all or any part of such Member’s Interest, if, and only if (i) the Managers have consented in writing to such Transfer, or (ii) the Transfer is to a Permitted Assignee, or (iii) the Member complies with the rights and options set forth in Sections 8.7 through 8.9.

(b)        Unless and until admitted as a substitute Member pursuant to Section 8.3, a transferee of a Member’s Interest in whole or in part shall be an Assignee with respect to such Transferred Interest.

(c)        Upon the death of a Member (or upon the death of the grantor of a trust which is a Member) all or any portion of such Member’s Interest may be Transferred by the terms of the trust that is the Member, or by will, or by the terms of a trust created during the life of a Member (or during the life of the grantor of a Member), or by any other non-probate Transfer document executed by the Member during such Member’s life, to one or more Permitted Assignees.

(d)        If any Interest is Transferred by operation of law, other than by reason of a Transfer permitted by Section 8.2(c) above, to any Person other than to the Company or a Permitted Assignee (including, but not limited to, a property division in conjunction with a divorce proceeding, dissolution of marriage or legal separation, a Transfer to a Member’s trustee in bankruptcy, or a Transfer to a purchaser at any creditor’s or court sale), the Company, within ninety (90) days of the Company’s receipt of actual Notice of the Transfer may exercise an option to purchase the Assignee’s Interest at a purchase price equal to the Capital Contribution made with respect to such Interest, by giving Notice to the Assignee of its intention to purchase such Interest.

8.3	Substitute Members.

No transferee of all or part of a Member’s Interest shall become a substitute Member in place of the transferor unless and until:

(a)        the transferee has executed an instrument accepting and adopting the terms and provisions of the Articles and this Agreement;

(b)        the transferee has caused to be paid all reasonable expenses of the Company in connection with the admission of the transferee as a substitute Member; and

(c)        the Board shall have consented (which consent may be unreasonably or arbitrarily withheld) in writing to such transferee becoming a substitute Member.

The provisions of this Section 8.3 also apply to a transferee who is already a Member at the time of the Transfer. Upon satisfaction of all the foregoing conditions with respect to a particular transferee, the Managers shall cause the books and records of the Company to reflect the admission of the transferee as a substitute Member to the extent of the Transferred Interest held by the transferee.

8.4	Effect of Admission as a Substitute Member.

A transferee who has become a substitute Member has, to the extent of the Transferred Interest, all the rights, powers and benefits of and is subject to the restrictions and liabilities of a Member under the Articles, this Agreement and the Act. Upon admission of a transferee as a substitute Member, the transferor of the Interest so acquired by the substitute Member shall cease to be a Member of the Company to the extent of such Transferred Interest. The Board shall have the right, in its absolute discretion, to change the Class of any Transferred Interest at the time of admission of a substitute Member.

8.5	Additional Members.

After the formation of the Company, any Person acceptable to a Majority in Interest of the Managers may become an additional Member of the Company for such consideration as the Managers shall determine, provided that such additional Member complies with all the requirements of a transferee under Sections 8.3(a) and (b). Prior to the admission of an additional Member, the Managers may revalue the then existing Capital Contributions in order to make the value of such existing Capital Contributions relative to the value of the consideration paid by the additional Member. No additional Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Board shall have the right, in its absolute discretion, to admit an additional Member to any Class of Interest.

8.6	Purchase of a Member’s Interest.

(a)        Upon an Event of Withdrawal, the Board (determined by excluding any Manager who is a withdrawing Member or was appointed by a single Member who is a withdrawing Member) may, but is not required to, elect to cause the Company to purchase such Member’s Interest as provided in this Section 8.6 by providing Notice to the withdrawing Member or such withdrawing Member’s successors or personal representative (the “Selling Member”). Such Notice shall be given to the Selling Member within ninety (90) days following the date of the Event of Withdrawal (the “Valuation Date”). The purchase price for any Interest to be purchased by the Company pursuant to this Section 8.6 shall be the fair market value of such Interest as agreed to among the Members, including the Selling Member.

(b)        If the Selling Member voluntarily withdrew from the Company and if the Members cannot agree upon a fair market value, then the Selling Member shall receive no payment and shall have the status of an Assignee with an Interest equal to the Percentage Interest that such Member had as a Member.

(c)        If the Selling Member involuntarily withdrew from the Company and if the Selling Member and Managers cannot agree upon a fair market value, the value shall be determined by an appraiser (the “Appraiser”) agreed to by the Selling Member and Managers. If the Selling Member and Managers cannot agree as to an Appraiser, then the Managers shall select one appraiser, the Selling Member shall select one appraiser, and a third shall be selected by the first two appraisers chosen. The decision of a majority of the appraisers shall be binding on all the parties and such majority of the appraisers shall be deemed to be the “Appraiser” for purposes of this Section 8.6. The fair market value of the Interest to be purchased shall be equal to the amount, if any, that the Selling Member would receive if the Property (including the non-liquid assets, valued at their fair market value) were sold as of the Valuation Date, the Company was dissolved and the proceeds from the hypothetical sale of the Property as of the Valuation Date were distributed to the Members in accordance with Section 9.3; provided, however, that the Managers shall estimate for purposes of such calculation the reasonable selling and liquidation expenses and, all Company debts, liabilities and obligations as of such date.

(d)        Within fifteen (15) days after the fair market value of the assets is determined, the Managers shall give Notice to the Selling Member and the Board as to the purchase price of the Selling Member’s Interest. The Board shall then have the option (i) to not purchase the Selling Member’s Interest, in which event the Selling Member shall have the status of an Assignee of an Interest, or (ii) to have the Company purchase the Interest, and if so, shall promptly set the date on which the closing of the purchase shall occur (the “Closing Date”), which date shall not be less than ten (10) days or more than thirty (30) days from the date the Notice by the Managers is given. At the closing, the Selling Member shall execute and deliver to the Company such deeds, bills of sale, assignments and other instruments as shall reasonably be requested by the Company to effect the Transfer, as of the Valuation Date, of all the Selling Member’s right, title and interest in the Company and its Property. Unless otherwise agreed upon by the Company and the Selling Member, the Company shall pay the purchase price to the Selling Member as follows:

(i)         An amount equal to twenty percent (20%) of the purchase price shall be paid to the Selling Member on the Closing Date by bank cashier’s or certified check.

(ii)        The balance of the purchase price shall be: a) in the case of a Selling Member’s Interest that is 10% or less of the total Interests in the Company, paid within 90 days of the Closing Date without interest thereon and b) where such Selling Member’s Interest is greater than 10% of the total Interests in the Company evidenced by a promissory note, dated as of the Closing Date, from the Company to the Selling Member providing for principal to be payable in 20 consecutive equal quarterly installments, commencing three months from the Closing Date, and for accrued interest to be payable on each principal installment date. The interest rate payable on the unpaid balance of the promissory note shall be adjusted annually and for any given period shall be an annual rate equal to the Prime Rate in effect on the first banking day of such year plus two percent (2%). Such promissory note shall be secured by the Interest acquired and shall also be due and payable in full upon the commencement of distributions upon the liquidation of the Company or the sale or other disposition of all or substantially all the Company’s assets. The Company shall have the right to prepay the note, in whole or in part, from time to time, without penalty.

The purchase price shall be deemed a payment with respect to the Property under Section 736(b) of the Code (as defined in Schedule B hereto) to the extent of the Selling Member’s Capital Account balance, and the remainder shall be deemed a distributive share under Section 736(a) of the Code.

(e)        The Company shall pay 33% and the Selling Member shall pay 67% of the fees and expenses of all appraisers engaged pursuant to this Section 8.6, but the cost thereof shall not be taken into account by the Appraiser in determining the purchase price of the Selling Member’s Interest.

(f)        The Company, by action of the Managers, may assign its purchase rights hereunder to any Member or other Person.

8.7	Drag Along Rights

(a)        In the event of an Approved Sale, each Member will (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged and (ii) if the Approved Sale is structured as a sale of Interests, each Member will agree to sell his, her or its Interest on the terms and conditions of the Approved Sale. Each Member will take all necessary and desirable actions as directed by the Managers in connection with the consummation of any Approved Sale, including without limitation executing the applicable purchase agreement and granting indemnification rights; provided that any Member required to make indemnification payments in connection with any Approved Sale shall have a right to recover from the other Members to the extent that the amount required to be paid by such Member is disproportionate to the proportion of the total consideration received by all Members, compared to the consideration actually received by such Member.

(b)        Each Member will bear his, her or its pro rata share (based upon the number of Interests sold) of the reasonable costs of any sale of Interests pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Members and are not otherwise paid by the Company or the acquiring Person. Costs incurred by any Member on his, her or its own behalf will not be considered costs of the Approved Sale.

8.8	Purchase Terms Varied By Agreement.

Provided that the restrictions set forth in this Agreement have been satisfied, nothing contained herein is intended to prohibit the Members from agreeing upon other terms and conditions for the purchase by the Company or any other Member of the Interest (or any portion thereof) of any Member desiring to retire, withdraw or resign.

8.9	Expulsion.

A Super Majority in Interest of the Managers may expel any Member of the Company, provided that the Company exercises its right to purchase.

ARTICLE 9.

DISSOLUTION AND TERMINATION

9.1	Events Causing Dissolution.

(a)        The Company shall be dissolved upon the first to occur of the following events:

(i)         The vote of a Super Majority in Interest of the Members to dissolve;

(ii)        The sale or other disposition of substantially all of the assets of the Company and the receipt and distribution of all the proceeds therefrom; or

(iii)       Except as otherwise agreed upon in this Agreement, any other event causing a dissolution of the Company under the provisions of the Act.

(b)        Upon an Event of Withdrawal of a Member or upon the occurrence of any other event which terminates the continued membership of a Member in the Company, the Company shall not be dissolved and the business of the Company shall continue. Each Member hereby specifically consents to such continuation of the business of the Company upon the Event of Withdrawal of any Member. Upon an Event of Withdrawal of a Member or upon the occurrence of any other event which terminates the continued membership of a Member in the Company, if within ninety (90) days after such event a Majority in Interest of the remaining Members and a vote of the Managers agree to dissolve the Company, the Company shall be dissolved.

9.2	Notices to Secretary of State.

(a)        As soon as possible following the occurrence of the events specified in Section 9.1 above, the Company shall file a notice of winding-up with the Secretary of State of Missouri which discloses the dissolution of the Company and the commencement of the winding-up of its business and affairs.

(b)        When all of the Property has been distributed, the Articles shall be canceled by filing articles of termination with the Secretary of State of Missouri.

9.3	Cash Distributions Upon Dissolution.

Upon the dissolution of the Company as a result of the occurrence of any of the events set forth in Section 9.1, the Managers shall proceed to wind up the affairs of and liquidate the Company, and the Liquidation Proceeds shall be applied and distributed in the following order of priority:

(a)        First, to the payment of debts and liabilities of the Company in the order of priority as provided by law (including any loans or advances that may have been made by any of the Members to the Company) and the expenses of liquidation.

(b)        Second, to the establishment of any reserve which the Managers may deem reasonably necessary for any contingent, conditional or unasserted claims or obligations of the Company. Such reserve may be paid over by the Managers to an escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the Managers, for distribution of the balance in the manner provided in this Article 9.

(c)        Third, to the Members pro rata and in proportion to their respective Unreturned Capital Contributions and in an amount equal to their Unreturned Capital Contributions.

(d)        Fourth, to the Members pro rata and in proportion to their Equity Account balances in an amount equal to their Equity Account balances.

(e)        Finally, the remaining balance of the Liquidation Proceeds, if any, to the Members, pro rata in proportion to their respective Percentage Interests.

9.4	In-Kind.

Notwithstanding the foregoing, in the event the Managers shall determine that an immediate sale of part or all of the Property would cause undue loss to the Members, or the Managers determine that it would be in the best interest of the Members to distribute the Property to the Members in-kind (which distributions do not, as to the in-kind portions, have to be in the same proportions as they would be if cash were distributed, but all such in-kind distributions shall be equalized, to the extent necessary, with cash), then the Managers may either defer liquidation of, and withhold from distribution for a reasonable time, any of the Property except that necessary to satisfy the Company’s debts and obligations, or distribute the Property to the Members in-kind.

ARTICLE 10.

ACCOUNTING AND BANK ACCOUNTS

10.1	Fiscal Year and Accounting Method.

The fiscal year and taxable year of the Company shall be as designated by the Managers in accordance with the Code. The Managers shall also determine the accounting method to be used by the Company.

10.2	Books and Records.

(a)        The books and records of the Company shall be maintained at its principal place of business.

(b)        The Company shall keep the following books and records:

(i)         A current and past list, setting forth in alphabetical order the full name and last known mailing address of each Member and Manager to the extent provided by the Act, which shall be provided to the Secretary of State of Missouri, without cost, upon his, her or its written request;

(ii)        A copy of the Articles and amendments thereto together with executed copies of any powers of attorney pursuant to which any Articles or amendments have been executed;

(iii)       Copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years or, if such returns and reports were not prepared for any reason, copies of the information and records provided to, or which should have been provided to, the Members to enable them to prepare their federal, state and local tax returns for such period;

(iv)       Copies of this Agreement, and all amendments thereto, and copies of any written operating agreements no longer in effect, together with executed copies of any powers of attorney pursuant to which such documents have been executed;

(v)        Copies of any financial statements of the Company for the three (3) most recent years;

(vi)       Copies of writings setting out the amount of cash and a statement of the agreed value of other property or services contributed by each Member;

(vii)      Copies of any written promise by a Member to make a contribution to the Company;

(viii)     Copies of any written consents by the Board to the admission of any Person as a Member of the Company;

(ix)       Copies of any other instruments or documents reflecting matters required to be in writing pursuant to this Agreement.

(c)        Each Member (or such Member’s designated representative) shall have the right during ordinary business hours and upon reasonable Notice to inspect and copy (at such Member’s own expense) the books and records of the Company required to be kept by Section 10.2(b) hereof.

(d)        The Managers shall have the right to keep confidential from the Members for such periods of time as the Managers deem reasonable, any information which the Managers reasonably believe to be in the nature of a trade secret or other information the disclosure of which the Managers in good faith believe is not in the best interest of the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

10.3	Books and Financial Reports.

(a)        Proper and complete records and books of account shall be kept by the Managers in which shall be entered all transactions and other matters relative to the Company business. The Company’s books and records shall be prepared in accordance with generally accepted accounting principles, consistently applied.

(b)        The Company shall have prepared at least annually, at the Company’s expense, audited financial statements (balance sheet, statement of income or loss, Members’ equity, and changes in financial position) prepared in accordance with generally accepted accounting principles. Copies of such statements and any accompanying report shall be distributed to the Members within 120 days after the close of each taxable year of the Company or as soon thereafter as possible. The auditors shall be chosen annually by the Managers.

10.4	Tax Returns and Elections.

(a)        The Company shall cause to be prepared and timely filed all federal, state and local income tax returns or other returns or statements required by applicable law.

(b)        As soon as reasonably practicable after the end of each fiscal year of the Company, the Company shall cause to be prepared and delivered to each Member all information with respect to the Company necessary for the Member’s federal and state income tax returns.

10.5	Bank Accounts.

All funds of the Company shall be deposited in a separate bank, money market or similar account(s) approved by the Managers and in the Company’s name. Withdrawals therefrom shall be made only by Persons authorized to do so by the Managers.

ARTICLE 11.

MISCELLANEOUS

11.1	Title to Property; No Partition.

Title to the Property shall be held in the name of the Company. No Member shall individually have any ownership interest or rights in the Property, except indirectly by virtue of such Member’s ownership of an Interest. No Member shall have any right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company. The Members agree that the Property is not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all right such Member may have to maintain any action for partition of any of the Property.

11.2	Waiver of Default.

No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by the Company or a Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by any party of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of the Company or a Member or to declare such party in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

11.3	Notice.

(a)        Any Notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage pre-paid first class certified United States mail, (iii) transmitted by pre-paid, overnight delivery, or (iv) transmitted by facsimile transmission.

(b)        All Notices and other communications shall be deemed to have been duly given, received and effective on (i) the date of receipt if delivered personally, (ii) three (3) business days after the date of posting if transmitted by mail, (iii) the business day after the date of transmission if by overnight delivery, or (iv) if transmitted by facsimile transmission, the date of transmission with confirmation by the originating facsimile transmission machine of receipt by the receiving facsimile machine of such transmission.

(c)        Any Member may change his, her or its address for purposes hereof by Notice given to the Company.

(d)        Notices hereunder shall be directed to the last known address of a Member as shown in the records of the Company.

(e)        If no Notice is given to the Company by a Member of such Member’s change of address, and the Company is unable to locate the Member for a period of three years using reasonable inquiry to obtain the address of such Member, the Member’s interest in the Company shall be cancelled by the Company.

11.4	Amendment.

(a)        Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by an amendment approved by a Super Majority in Interest.

(b)        In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the Managers without the consent of the Members (i) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or (ii) to delete or add any provisions of this Agreement required to be so deleted or added by federal, state or local law or by the Securities and Exchange Commission, the Internal Revenue Service, or any other Federal agency or by a state securities or “blue sky” commission, a state revenue or taxing authority or any other similar entity or official.

11.5	No Third Party Rights.

None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company. The parties to this Agreement expressly retain any and all rights to amend this Agreement as herein provided, notwithstanding any interest in this Agreement or in any party to this Agreement held by any other Person.

11.6	Severability.

In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

11.7	Nature of Interest in the Company.

A Member’s Interest shall be personal property for all purposes.

11.8	Binding Agreement.

Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

11.9	Headings.

The headings of the Articles and sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

11.10	Word Meanings.

The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires.

11.11	Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

11.12	Entire Agreement.

This Agreement contains the entire agreement between the parties and supersedes all prior writings or agreements with respect to the subject matter hereof.

11.13	Representations and Acknowledgments.

(a)        Each Member does hereby represent and warrant by the signing of a counterpart of this Agreement that the Interest acquired by him, her or it was acquired for his, her or its own account, for investment only, and not for the benefit of any other Person, and not for resale to any other Person or future distribution, and that he, she or it has relied solely on the advice of his, her or its personal tax, investment or other advisor(s) in making his, her or its investment decision. The Managers have not made and hereby make no warranties or representations other than those set forth in this Agreement.

(b)        Each Member acknowledges and agrees that the firm of Bryan Cave LLP has represented the Company and not any Member individually. Each Member acknowledges and agrees that such Member has been advised to seek separate counsel with respect to the Company, this Agreement and all matters pertaining thereto.

(c)        Each Member who is not an individual represents and warrants that it is duly organized and existing under the laws of its state of organization and that it is in good standing under the laws of its state of organization and the laws of each state in which it is qualified to do business.

11.14	Member’s Representative.

Each Member who is not an individual shall designate by Notice to the Company one individual representative (and an alternate for such representative) who will represent such Member for purposes of giving approvals or consenting to any proposed action requiring the approval or consent of the Members. Each Member may, from time to time, change the individuals designated by it as its representative or its alternate but only upon Notice given to the Company. Each such Member hereby represents that its representative or, if such representative is absent or unavailable, its alternate, is or shall be authorized to provide any approval or consent which may be required or requested hereunder from such Member and the Company and the other Member(s) may rely conclusively upon the signature and authority of such representative or alternate to deliver or grant such approval or consent without determining that such representative or alternate is acting with the consent or approval of such Member, or its board of directors or shareholders or other governing body.

11.15	Dispute Resolution and Arbitration.

Except as provided in this Section 11.15, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof (collectively, a “Dispute”) shall be settled as follows: the parties shall meet in a good faith attempt to resolve such matter or matters. If such meeting does not result in resolution, any party may, by Notice to all other parties, require that all parties meet with an independent facilitator or mediator, who shall be designated by agreement of the parties, to resolve the disputed matter or matters. Any and all fees or costs of such facilitation or mediation shall be shared as determined by the facilitator or mediator. If unsuccessful, then the dispute shall be settled by arbitration in Kansas City, Missouri in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The Members, Managers and the Company consent to the jurisdiction of the Supreme Court of the State of Missouri, and of the United States District Court for the Western District of the State of Missouri for injunctive, specific enforcement or other relief in aid of the arbitration proceedings or to enforce judgment of the award in such arbitration proceeding, but not otherwise. The award entered by the arbitrator(s) shall be final and binding on all parties to arbitration. Each party shall bear its respective arbitration expenses and shall share the arbitrator’s charges and expenses (as determined by the arbitrator(s). The arbitrator(s) shall not award punitive, exemplary or consequential damages. These procedures are for the settlement of Disputes only and are not to be used for disagreements concerning the policy, organization, management or practice of the Company. Nothing contained in this Section 11.15 is intended to expand any substantive rights any Party may have under other Sections of this Agreement, and any action of the Members or the Managers, when taken in accordance with the terms of this Agreement, shall be final, binding and conclusive as so provided in this Agreement. Notwithstanding the foregoing, nothing herein shall preclude equitable or other judicial relief to enforce the provisions of Sections 5.7 and 11.16 and any other provisions regarding confidentiality or non-competition or to preserve the status quo pending the resolution of any Dispute hereunder.

11.16	Non Disclosure.

Each Member for itself and on behalf of its Affiliates agrees to keep the provisions of this Agreement and all schedules, appendices and exhibits hereto in confidence except pursuant to the requirements of applicable law and shall not publish or otherwise disclose the same at any time without the prior written consent of all the Members.

11.17	Governing Law.

This Agreement shall be construed according to and governed by the laws of the State of Missouri without reference to its conflict of law rules.

(Remainder of page left intentionally blank.

Signature page to follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION

WHICH MAY BE ENFORCED BY THE PARTIES.

MANAGERS:

Ben Beetsma

David Durham

Roger Ehrich

George Famuliner III

Rob Korff

John Letzig

Robert Quinn

Mike Nordwald

Jim Edwards

Tom Kolb

MEMBERS: Each of the Members agreed to the terms and conditions of this Agreement through execution of their respective Subscription Agreements.

S-1

SCHEDULE A - RESERVED

A-1

SCHEDULE B - TAXES

Definitions.

“Adjusted Capital Account” means the Capital Account balance of a Member increased by such Member’s Share of Company Minimum Gain.

“Capital Account” means a separate account established by the Company and maintained for each Member in accordance with this Schedule B.

“Member’s Share of Company Minimum Gain” means an amount determined (i) in accordance with rules applicable to partnerships in Treasury Regulation Section 1.704-2(g) with respect to a nonrecourse liability of the Company in which no Member bears the economic risk of loss and (ii) in accordance with rules applicable to partnerships in Treasury Regulation Section 1.704-2(i) with respect to a nonrecourse liability of the Company in which any Member bears any portion of the economic risk of loss.

“Minimum Gain” means the amount of gain, if any, as set forth in rules applicable to partnerships in Treasury Regulations Section 1.704-2(d) that would be realized by the Company if it disposed of (in a taxable transaction) property subject to a nonrecourse liability of such Company, in full satisfaction of such liability (and for no other consideration).

“Profits and Losses For Tax Purposes” means, for accounting and tax purposes, the various items with respect to partnerships set forth in Section 702(a) of the Code and all applicable regulations, or any successor law, and shall include, but not be limited to, items such as capital gain or loss, tax preferences, credits, depreciation, other deductions and depreciation recapture.

“Treasury Regulations” means the regulations promulgated by the Treasury Department with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.

Maintenance of Capital Accounts.

(a)        The Company shall maintain for each Member a separate account (“Capital Account”) in accordance with the rules applicable to partnerships in Treasury Regulation 1.704-1(b)(2)(iv) or any successor Treasury Regulations which by their terms would be applicable to the Company. No Member shall be entitled to receive or be credited with any interest on the balance of such Member’s Capital Account at any time.

(b)        Following the date of this Agreement, immediately prior to the issuance of any Units, receipt of any additional capital contributions, or as otherwise permitted, pursuant to Treasury Regulations 1.704-1(b)(2)(iv)(f), and (g), the Company shall revalue the Capital Accounts of the Members to equal the amount of the distributive share of the income, gain, loss or deduction that would result in such Member if all of the assets of the Company were sold in a taxable disposition of such assets for fair market value as of that date. At the time of revaluation the Equity Accounts will be adjusted to the amount of the revalued Capital Account. The Equity Accounts shall be adjusted to reflect all cash distributions and capital contributions that occur subsequent to the most recent revaluation.

Allocation of Profits and Losses For Tax Purposes.

B-1

Except as otherwise provided in Section 4 of this Schedule B, all Profits and Losses for Tax Purposes of the Company shall be allocated among the Members in accordance with this Section 3.

(a)	Losses for each year shall be allocated in the following order of priority:
(i)

First, to the Members, pro rata and in proportion to the amount by which their Adjusted Capital Account balances exceed their Equity Account balances until each Members’ Adjusted Capital Account equals their Equity Account.

(ii)

Second, to the Members, pro rata and in proportion to the amount by which their Adjusted Capital Account balances exceed their Unreturned Capital Contributions until each Members’ Adjusted Capital Account equals their Unreturned Capital Contributions.

(iii)	Third, to the Members, pro rata and in proportion to their Adjusted Capital Account balances until each Member’s Adjusted Capital Account is reduced to zero.
(iv)	Finally, to the Member or Members who bear the economic risk of loss in accordance with the applicable Treasury Regulations.
(b)	Profits for each year shall be allocated in the following order of priority:
(i)

First, to the Members with a negative Adjusted Capital Account balance in proportion to their negative Adjusted Capital Account balances until each Member’s Adjusted Capital Account is restored to zero.

(ii)	Second, to the Members, pro rata to and in an amount equal to their Unreturned Capital Contributions until each Member’s Adjusted Capital Account equals their Unreturned Capital Contributions.
(iii)

Third, to the Members, pro rata in proportion to the excess of their Equity Account balances over their Unreturned Capital Contributions until each Member’s Adjusted Capital Account is equal to the amount of such Member’s Equity Account.

(iv)	Finally, to the Members, pro rata and in proportion to their respective Percentage Interests.

Special Allocations.

4.1       Notwithstanding any other provisions of this Agreement to the contrary, if the amount of any Minimum Gain at the end of any taxable year is less than the amount of such Minimum Gain at the beginning of such taxable year, there shall be allocated to each Member gross income or gain (in respect of the current taxable year and any future taxable year) in an amount equal to such Member’s share of the net decrease in Minimum Gain during such year in accordance with Treasury Regulation Section 1.704-2(f). Such allocation of gross income and gain shall be made prior to any other allocation of income, gain, loss, deduction or Section 705(a)(2)(B) expenditure for such year. Any such allocation of gross income or gain pursuant to this Section

B-2

shall be taken into account, to the extent feasible, in computing subsequent allocations of income, gain, loss, deduction or credit of the Company so that the net amount of all items allocated to each Member pursuant to this paragraph shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this paragraph if the allocations made pursuant to the first sentence of this paragraph had not occurred. This provision is intended to be a minimum gain chargeback as described in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistent therewith.

4.2       Notwithstanding any other provisions of this Agreement to the contrary, except as provided in Section 4.1 of this Schedule B, if there is a net decrease (as determined in accordance with Treasury Regulation Section 1.704-2(i)(3)) during a taxable year in Minimum Gain attributable to a non recourse debt of the Company for which any Member bears the economic risk of loss (as determined accordance with Treasury Regulation Section 1.704-2(b)(4)), then any Member with a share of the Minimum Gain (as determined in accordance with Treasury Regulation Section 1.704-2(i)(5)) attributable to such debt (determined at the beginning of such taxable year) shall be allocated in accordance with Treasury Regulation Section 1.704-2(i)(4) items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in the Minimum Gain attributable to such Member in accordance with Treasury Regulation Section 1.704-2(i). Any allocations of items of gross income or gain pursuant to this paragraph shall not duplicate any allocations of gross income or gain pursuant to Section 4.1 of this Schedule B and shall be taken into account, to the extent feasible, in computing subsequent allocations of the Company, so that the net amount of all items allocated to each Member pursuant to this paragraph shall, to the extent possible, be equal to the net amount that would have been allocated to each Member pursuant to the provisions of this paragraph if the allocations made pursuant to the first sentence of this paragraph had not occurred. This provision is intended to be a partner minimum gain chargeback as described in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistent therewith.

4.3       Notwithstanding any other provisions of this Agreement to the contrary, except as provided in Sections 4.1 and 4.2 of this Schedule B, if any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that reduces any Member’s Capital Account below zero or increases the negative balance in such Member’s Capital Account (taking into account such Member’s deficit restoration obligation), gross income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate any negative balance in such Member’s Capital Account (taking into account such Member’s deficit restoration obligation) created by such adjustments, allocations or distributions as quickly as possible in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d). Any such allocation of gross income or gain pursuant to this paragraph shall be in proportion with such negative Capital Accounts of the Members. Any allocations of items of gross income or gain pursuant to this paragraph shall not duplicate any allocations of gross income or gain made pursuant to Section 4.1 or 4.2 of this Schedule B and shall be taken into account, to the extent feasible, in computing subsequent allocations of income, gain, loss, deduction or credit, so that the net amount of all items allocated to each Member pursuant to this paragraph shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this paragraph if such adjustments, allocations or distributions had not occurred. This provision is intended to be a qualified income offset as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistent therewith.

4.4       Any item of Company loss, deduction or Section 705(a)(2)(B) expenditure that is attributable to a non recourse debt of the Company for which any Member bears the economic risk of loss (as determined in accordance with rules applicable to partnerships in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to such Member in accordance with Treasury Regulation Section 1.704-2(i).

4.5       In accordance with Section 704(c) and the Regulations thereunder, if property is contributed to the Company and the fair market value of such property on the date of its contribution differs from the adjusted tax basis of such property, any income, gain, loss and deduction with respect to such property shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between

B-3

the adjusted tax basis to the Company of such property for federal income tax purposes and the fair market value of such property on the date of contribution to the Company. Such allocations shall be made using a reasonable method that is consistent with the purpose of Section 704(c) of the Code pursuant to Treasury Regulation Section 1.704-3.

Persons Entitled to Allocations.

With respect to any period in which a transferee of the interest of a Member is first entitled to a share of the Profits And Losses For Tax Purposes, the Company shall, with respect to such Profits And Losses For Tax Purposes, allocate such items among the Persons who were entitled to such items on a basis consistent with the provisions of the Code and the Treasury Regulations.

Tax Matter Member.

Until otherwise determined by a Majority in Interest, Ray-Carroll Grain Growers, Inc. is hereby designated as the Company’s “Tax Matters Member,” which shall have the same meaning as “tax matters partner” under the Code, and in such capacity is hereby authorized and empowered to act for and represent the Company and each of the Members before the Internal Revenue Service and any court with respect to any audit or examination of any Company tax return and before any court and to retain such experts (including, without limitation, outside counsel or accountants) as deemed necessary. The Tax Matters Member shall keep all Members fully informed of the progress of any examination of, audit of or other proceeding related to the affairs of the Company. Each Member and former Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Members in connection with the conduct of such proceedings.

Negative Balance.

No Member with a negative balance in such Member’s Capital Account shall have any obligation to the Company or any other Member to restore said negative balance to zero.

B-4

Appendix B

FIRST AMENDED

AND

RESTATED

OPERATING AGREEMENT

OF

SHOW ME ETHANOL, LLC

DATED AS OF ~~JANUARY 24, 2006~~__________, 2009

TABLE OF CONTENTS

PAGE

ARTICLE 1. FORMATION AND OFFICES	1
1.1	FORMATION	1
1.2	PRINCIPAL OFFICE	1
1.3	REGISTERED OFFICE AND REGISTERED AGENT	1
1.4	PURPOSE OF COMPANY	1
1.5	DURATION	2
1.6	DELIVERY OF COPIES TO MEMBERS	2
ARTICLE 2. DEFINITIONS	2
2.1	TERMS DEFINED HEREIN	2
ARTICLE 3. CAPITALIZATION OF THE COMPANY	~~5~~6
3.1	INITIAL CAPITAL CONTRIBUTIONS	~~56~~
3.2	ADDITIONAL CAPITAL CONTRIBUTIONS	~~56~~
3.3	CAPITAL CONTRIBUTIONS	~~57~~
ARTICLE 4. CASH DISTRIBUTIONS; PROFITS AND LOSSES FOR TAX PURPOSES	~~6~~7
4.1	CASH DISTRIBUTIONS PRIOR TO DISSOLUTION	~~67~~
4.2	PERSONS ENTITLED TO DISTRIBUTIONS	~~68~~
4.3	RESERVES	~~68~~
4.4	ALLOCATION OF PROFITS AND LOSSES FOR TAX PURPOSES AND SPECIAL ALLOCATIONS

4.5	WITHHOLDING TAXES	~~68~~
ARTICLE 5. MEMBERS	~~7~~8
5.1	VOTING RIGHTS	8
5.2	MEETINGS OF MEMBERS; PLACE OF MEETINGS7MEMBERS	9
~~5.25.3~~	QUORUM; VOTING REQUIREMENT	~~79~~
~~5.35.4~~	PROXIES	~~710~~
~~5.45.5~~	ACTION WITHOUT MEETING	~~710~~
~~5.55.6~~	NOTICE	~~7 10~~
~~5.65.7~~	POWERS OF THE MEMBERS	~~810~~
~~5.75.8~~	OTHER BUSINESS VENTURES	~~810~~
ARTICLE 6. MANAGERS AND OFFICERS	~~8~~11
6.1	POWERS OF THE MANAGERS	~~811~~
6.2	LIMITATION ON POWERS OF MANAGERS	~~811~~
6.3	DUTIES OF MANAGERS	~~912~~
6.4	NUMBER, APPOINTMENT, TENURE AND ELECTION OF MANAGERS	~~1013~~

(i)

6.5	COMPENSATION	~~1114~~
6.6	MEETINGS OF AND VOTING BY MANAGERS	~~1114~~
6.7	OFFICERS	~~1215~~
6.8	AUTHORITY TO EXECUTE DOCUMENTS TO BE FILED UNDER THE ACT	~~1316~~
ARTICLE 7. LIABILITY AND INDEMNIFICATION	~~13~~16
7.1	LIABILITY OF MEMBERS AND MANAGERS	~~1316~~
7.2	INDEMNIFICATION	~~1316~~
7.3	EXPENSES	~~1417~~
7.4	NON-EXCLUSIVITY	~~1417~~
7.5	INSURANCE	~~1417~~
7.6	DUTIES	~~14 17~~
ARTICLE 8. TRANSFERS OF INTERESTS AND ASSIGNMENTS; WITHDRAWAL; EXPULSION; PURCHASE OF A MEMBER'S INTEREST; BUY-SELL AGREEMENT; RIGHT OF FIRST REFUSAL	~~15~~18
8.1	GENERAL RESTRICTIONS	~~1518~~
8.2	PERMITTED TRANSFERS	~~1619~~
8.3	SUBSTITUTE MEMBERS	~~1620~~
8.4	EFFECT OF ADMISSION AS A SUBSTITUTE MEMBER	~~1620~~
8.5	ADDITIONAL MEMBERS	~~1720~~
8.6	PURCHASE OF A MEMBER'S INTEREST	~~1720~~
8.7	DRAG ALONG RIGHTS	~~1822~~
8.8	PURCHASE TERMS VARIED BY AGREEMENT	~~1922~~
8.9	EXPULSION	~~1922~~
ARTICLE 9. DISSOLUTION AND TERMINATION	~~19~~23
9.1	EVENTS CAUSING DISSOLUTION	~~1923~~
9.2	NOTICES TO SECRETARY OF STATE	~~1923~~
9.3	CASH DISTRIBUTIONS UPON DISSOLUTION	~~2023~~
9.4	DISCRETIONARY LIQUIDATION PREFERENCE	24
9.5	IN-KIND	~~2024~~
ARTICLE 10. ACCOUNTING AND BANK ACCOUNTS	~~20~~24
10.1	FISCAL YEAR AND ACCOUNTING METHOD	~~2024~~
10.2	BOOKS AND RECORDS	~~2025~~
10.3	BOOKS AND FINANCIAL REPORTS	~~2126~~
10.4	TAX RETURNS AND ELECTIONS	~~2226~~
10.5	BANK ACCOUNTS	~~2226~~
ARTICLE 11. MISCELLANEOUS	~~22~~26
11.1	TITLE TO PROPERTY; NO PARTITION	~~2226~~
11.2	WAIVER OF DEFAULT	~~2226~~
11.3	NOTICE	~~22 27~~
11.4	AMENDMENT	~~2327~~

(ii)

11.5	NO THIRD PARTY RIGHTS	~~2328~~
11.6	SEVERABILITY	~~2328~~
11.7	NATURE OF INTEREST IN THE COMPANY	~~2328~~
11.8	BINDING AGREEMENT	~~2328~~
11.9	HEADINGS	~~2328~~
11.10	WORD MEANINGS	~~2428~~
11.11	COUNTERPARTS	~~2428~~
11.12	ENTIRE AGREEMENT	~~2429~~
11.13	REPRESENTATIONS AND ACKNOWLEDGMENTS	~~2429~~
11.14	MEMBER'S REPRESENTATIVE	~~2429~~
11.15	DISPUTE RESOLUTION AND ARBITRATION	~~2529~~
11.16	NON DISCLOSURE	~~2530~~
11.17	GOVERNING LAW	~~2530~~
SCHEDULE A - RESERVED	1
SCHEDULE B - TAXES	1

(iii)

FIRST AMENDED

AND

RESTATED

OPERATING AGREEMENT

OF

SHOW ME ETHANOL, LLC

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT ~~is made and entered into as of the 24th day of January, 2006 (the “Effective Date”) by and among the Persons executing this Agreement as Members and/or Managers on the signature page hereof.~~ of SHOW ME ETHANOL, LLC, a Missouri limited liability company (the “Company”),is effective as of ___________ __, 2009 (the “Effective Date”).

WHEREAS, the Members~~have~~ caused ~~SHOW ME ETHANOL, LLC (~~the ~~“~~Company~~”)~~ to be formed on January 24, 2006 as a limited liability company under the Missouri Limited Liability Company Act (the “Act”) and~~, as required thereunder, do hereby adopt this~~the initial Operating Agreement ~~as the operating agreement of the Company~~of the Company was adopted on January 24, 2006 (the “Original Agreement”);

~~WHEREAS, by executing this Agreement, each of the Members hereby (a) ratifies the formation of the Company and the filing of the Articles, (b) confirms and agrees to the Members’ status as members of the Company, and (c) continues the existence of the Company for the purposes hereinafter set forth, subject to the terms and conditions hereof;~~

WHEREAS, the Original Agreement was amended on September 10, 2009;

WHEREAS, the Members and the Managers desire to amend and restate the Original Agreement in its entirety to govern the affairs of the Company and the conduct of its business;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.
FORMATION AND OFFICES

1.1     Formation.

Pursuant to the Act, the Members have formed a Missouri limited liability company effective upon the filing of the Articles of the Company with the Secretary of State of Missouri.

1.2     Principal Office.

The principal office of the Company shall be located at 26530 Highway ~~10 West, Richmond~~24 East, Carrollton, Missouri, or at such other place(s) as the Managers may determine from time to time.

1.3     Registered Office and Registered Agent.

The location of the registered office and the name of the registered agent of the Company in the State of Missouri shall be as stated in the Articles, as determined from time to time by the Managers.

1.4     Purpose of Company.

The purposes for which the Company is organized are to engage in the business of purchasing and processing agricultural bio mass, including corn and other grains, for the production and sale of ethanol and its by-products and the transaction of any or all lawful business for which a limited liability company may be organized under the Act. Subject to the provisions of this Agreement, the Company shall have the power to do any and all acts and things necessary, appropriate, advisable or convenient for the furtherance and accomplishment of the purposes of the Company, including, without limitation, to engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and obligations may be lawfully engaged in or performed by a limited liability company under the Act.

1.5     Duration.

The duration of the Company shall be perpetual.

1.6     Delivery of Copies to Members.

Upon the return by the Secretary of State of Missouri to the Company of any document “Filed” with the Secretary of State of Missouri relating to the Company, neither the Company nor the Person executing such document shall be required to deliver or mail a copy thereof to any Member.

ARTICLE 2.
DEFINITIONS

2.1     Terms Defined Herein.

As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

“Act” means the Missouri Limited Liability Company Act, Chapter 347, Missouri Revised Statutes, as amended from time to time.

“Affiliate” of a specified Person (the “Specified Person”) means any Person (a) who directly or indirectly controls, is controlled by, or is under common control with the Specified Person; (b) who owns or controls ten percent (10%) or more of the Specified Person’s outstanding voting securities or equity interests; (c) in whom such Specified Person owns or controls ten percent (10%) or more of the outstanding voting securities or equity interests; (d) who is a director, partner, manager, executive officer or trustee of the Specified Person; (e) in whom the Specified Person is a director, partner, manager, executive officer or trustee; or (f) who has any relationship with the Specified Person by blood, marriage or adoption, not more remote than first cousin.

“Agreement” means thisFirst Amended and Restated Operating Agreement, as amended or restated from time to time.

“Approved Sale” means the sale of the Company, in a single transaction or a series of related transactions, to a third party (i) pursuant to which such third party proposes to acquire all of the outstanding Interests (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Interests or otherwise) or all or substantially all of the assets of the Company, (ii) which has been approved by the Managers and Super Majority in Interest, and (iii) pursuant to which all Members will receive (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per Percentage Interest or, if any Members are given an option as to the form and amount of consideration to be received, all Members are given the same option.

“Articles” means the Articles of Organization of the Company filed with the Secretary of State of Missouri, as amended or restated from time to time.

“Assignee” means any Person who is the holder of an Interest but is not then a Member. An Assignee shall not be entitled to participate in the management of the business and affairs of the Company or to become or to exercise the rights of a Member, including the right to vote, the right to require any information or accounting of the Company’s business or the right to inspect the Company’s books and records. An Assignee shall only be entitled to receive, to the extent of the Interest held by such Assignee, the share of distributions and profits, including distributions representing the return of Capital Contributions, to which the transferor would otherwise be entitled with respect to the Transferred Interest. An Assignee shall not have the right to vote his, her or its Transferred Interest until the transferee is admitted to the Company as a substitute Member with respect to the Transferred Interest.

“Capital Contribution” means the total amount of cash, other property, the use of property, services rendered, promissory note or other binding written obligation to contribute cash or property or perform services or other valuable consideration contributed to the Company by each Member pursuant to the terms of this Agreement. Any reference in this Agreement to the Capital Contribution of a Member shall include the Capital Contribution made by any predecessor holder of the Interest of that Member.

“Class” means a class of units representing ownership interests in the Company as determined from time to time by the Board of Managers.

“Class A Member” means any Person (i) whose name is set forth in the records of the Company as a Class A Member or who has become a Class A Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A Units. “Class A Members” means all such persons.

“Class A Units” means equal units of the entire ownership interest of all Class A Members of the Company, and all rights and liabilities associated therewith, at any particular time, including without limitation, rights to distributions (liquidating or otherwise), allocations and information, and shall have voting rights as provided herein.

“Class A-1 Member” means any Person (i) whose name is set forth in the records of the Company as a Class A-1 Member or who has become a Class A-1 Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class A-1 Units. “Class A-1 Members” means all such persons.

“Class A-1 Units” means equal units of the entire ownership interest of all Class A-1 Members of the Company, and all rights and liabilities associated therewith, at any particular time, including without limitation, rights to distributions (liquidating or otherwise), allocations and information, and shall not have voting rights except as provided herein.

“Class B Member” means any Person (i) whose name is set forth in the records of the Company as a Class B Member or who has become a Class B Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class B Units. “Class B Members” means all such persons.

“Class B Units” means equal units of the entire ownership interest of all Class B Members of the Company, and all rights and liabilities associated therewith, at any particular time, including without limitation, rights to distributions (liquidating or otherwise), allocations and information, and shall have voting rights as provided herein.

“Class C Member” means any Person (i) whose name is set forth in the records of the Company as a Class C Member or who has become a Class C Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Class C Units. “Class C Members” means all such persons.

“Class C Units” means equal units of the entire ownership interest of all Class C Members of the Company, and all rights and liabilities associated therewith, at any particular time, including without limitation, rights to distributions (liquidating or otherwise), allocations and information, and shall have voting rights as provided herein.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations promulgated thereunder.

“Company” means SHOW ME ETHANOL, LLC.

“Equity Account” means a separate account established by the Company and maintained for each Member in accordance with Section 2(b) of Schedule B. The initial balance of each Member’s Equity Account shall equal such Member’s Capital Contribution.

“Event of Withdrawal” means an event that causes a Person to cease to be a Member as provided in the Act which events include, but are not limited to, (a) voluntary withdrawal to the extent permitted by Section 8.1(b) (but subject to damage payments to the Company for breach of this Agreement), (b) assignment (in accordance with the provisions of this Agreement) of all of a Member’s Interest, (c) expulsion, (d) the making of an assignment for the benefit of creditors, (e) being subject to a Bankruptcy (as defined in Section 347.015.3 of the Act), (f) appointment of a trustee or receiver for the Member or for all or any substantial part of his, her or its property, (g) in the case of a Member who is a natural person (1) his or her death, (2) the entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her person or estate, (h) in the case of a Member that is a trust (1) the termination of the trust or (2) a distribution of such trust’s entire Interest but not merely the substitution of a new trustee, (i) in the case of a Member that is a general or limited partnership (1) the dissolution and commencement of winding up of the partnership or (2) a distribution of such partnership’s entire Interest, (j) in the case of a Member that is a corporation (1) the filing of articles of dissolution or their equivalent for the corporation, (2) a revocation of its charter or (3) a distribution of corporation’s entire Interest, (k) in the case of a Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company, or (l) in the case of a Member that is a limited liability company (1) the filing of articles of dissolution or termination or their equivalent for a limited liability company or (2) a distribution of such limited liability company’s entire Interest, or (m) in the case of a Member that is a limited partnership (1) the filing of articles of dissolution or termination or their equivalent for a limited partnership or (2) a distribution of its entire Interest.

“Interest” refers to all of a Member’s (or an Assignee’s) rights and interests in the Company in such Member’s (or Assignee’s) capacity as a Member (or an Assignee), all as provided in the Articles, this Agreement and the Act, together with the obligations of such Member (or Assignee) to comply with all the terms and provisions of the Agreement and the Act.

“Liquidation Proceeds” means all Property at the time of liquidation of the Company and all proceeds thereof.

“Majority in Interest” means any individual Member or group of Members holding an aggregate of more than 50% of the Percentage Interests held by all Members who are entitled to vote hereunder, or in the case of the Managers, Managers holding at least 6 votes.

“Managers” means the Persons designated or elected from time to time pursuant to this Agreement as managers of the Company, acting in their capacity as Managers.

“Members” means ~~those Persons executing this Agreement as members~~any of the Class A Members, Class A-1 Members, Class B Members and Class C Members of the Company, including any substitute Members or additional Members, in each such Person’s capacity as a Member of the Company.

“Net Cash Flow” means, with respect to any fiscal period, all operating and investment revenues during such period and any amounts theretofore held in any reserve which the Managers determine need not be held any longer in reserve, all determined in accordance with the Company’s method of accounting, less Operating Expenses.

“Notice” means a writing, containing the information required by this Agreement to be communicated to a Person in accordance with Section 11.3.

“Operating Expenses” means, with respect to any fiscal period, (a) to the extent paid other than with cash withdrawn from reserves therefor, the amount of cash disbursed in such period in order to operate the Company and to pay all expenses (including, without limitation, management fees, wages, taxes, insurance, repairs and/or other costs and expenses) incident to the ownership or operation of the Property or the Company and (b) the amount of any reserves created during such period or the amount of any increase in any existing reserve, as provided in Section 4.3.

“Percentage Interest” of a Member means, at any particular time, a ratio, expressed as a percentage, which is the ratio that the Capital Contribution of such Member bears to the total Capital Contributions of all Members.

“Permitted Assignee” means (i) any Member, a Member’s spouse or any of a Member’s descendants, (ii) the settlor of a trust that is a Member; or (iii) any trust for the primary benefit of a Member, a Member’s spouse or any of a Member’s descendants, so long as, in each case, each trustee entitled to vote thereunder is also either a Member or a settlor of a trust that is a Member.

“Person” means any individual, partnership, domestic or foreign limited partnership, domestic or foreign limited liability company, domestic or foreign corporation, trust, business trust, employee stock ownership trust, real estate investment trust, estate, association and other business or not for profit entity.

“Prime Rate” means the daily prime rate of interest as published from time to time in The Wall Street Journal as being the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.

“Property” means all properties and assets that the Company may own or otherwise have an interest in from time to time.

“Publicly Traded Partnership” shall mean a partnership whose interests are traded on an established securities market, or are readily tradable on a secondary market (or the substantial equivalent thereof), within the meaning of Treasury Regulations Section 1.7704-1, as amended from time-to-time.

“Super Majority in Interest” means any individual Member or a group of Members holding an aggregate of more than 70% of the Percentage Interests held by all Members who are entitled to vote hereunder, or in the case of Managers, Managers holding at least 8 votes.

“Transfer” means (a) when used as a verb, to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, and (b) when used as a noun, the nouns corresponding to such verbs, in either case voluntarily or involuntarily, by operation of law or otherwise.

“Units” means an ownership interest in the Company which may be of different classes or different series within a class, as determined by the ~~Board~~Managers from time -to -time, including, but not limited to, Class A Units, Class A-1 Units, Class B Units and Class C Units.

“Unreturned Capital Contribution” means with respect to each Member, the amount of such Member’s Capital Contribution less any amounts paid to such Member as a return of its Capital Contribution as required by Sections 4.1 and 9.3.

ARTICLE 3.
CAPITALIZATION OF THE COMPANY

3.1     Initial Capital Contributions.

The names, address and Capital Contributions of the Members shall be reflected in the books and records of the Company. Each Member ~~shall make~~has made an initial Capital Contribution to the capital of the Company in an amount set forth opposite such Member’s name and address in the books and records of the Company. The agreed upon fair market value of any contributed property shall also be set forth opposite such Member’s name and address in the books and records of the Company.

3.2     Additional Capital Contributions.

(a)     No Member (or Assignee) shall be required or permitted to make any additional Capital Contribution except as otherwise provided in this Agreement. If agreed to by a Super Majority in Interest of the Members, each Member (and Assignee) shall, upon the written request of the Managers, make additional Capital Contributions to the Company equal to the total amount of additional Capital Contributions required times such Member’s (or Assignee’s) then Percentage Interest. The obligation to make additional Capital Contributions shall be the direct obligation of the Member (or Assignee) and shall be enforceable by the Company and each of its Members. The failure of a Member (or Assignee) to make an additional Capital Contribution shall constitute a material breach of this Agreement. If a Member (or Assignee) fails to make an additional Capital Contribution within ten (10) days of its due date, (i) the Percentage Interests of the Members (and the Assignees) shall be recalculated under Section 3.2(b) (and again recalculated upon payment of such delinquent additional Capital Contribution), and (ii) all amounts distributable by the Company to the Member (or Assignee) in any capacity shall be suspended and used by the Company to pay to the Company any amounts due the Company pursuant to this Section 3.2(a), and the Member’s (or Assignee’s) right to receive distributions from the Company shall not be restored until the Member (or Assignee) shall have paid in full to the Company the delinquent additional Capital Contribution, plus interest at the lesser of (i) the Prime Rate plus five percent (5%) annually or (ii) the maximum rate permitted by law, calculated from the date such additional Capital Contribution should have been paid to the date it is paid by the Member (or Assignee), plus any damages to the Company attributable to the failure to timely pay the additional Capital Contribution.

(b)     If any additional Capital Contributions are made by Members (or Assignees) pursuant to Section 3.2(a) but not in proportion to their respective Percentage Interests, then the Percentage Interest of each Member (or Assignee) shall be amended to equal the percentage resulting from dividing such Member’s (or Assignee’s) aggregate Capital Contributions (including initial and any additional Capital Contributions) by the aggregate Capital Contributions (including initial and any additional Capital Contributions) of all Members (and Assignees).

3.3     Capital Contributions.

No Member shall have the right to reduce such Member’s Capital Contribution or to receive any distributions from the Company except as provided in Sections 4.1 and 9.3. No Member shall be entitled to receive or be credited with any interest on the balance of such Member’s Capital Contribution at any time.

3.4	Unit Reclassification.

Effective as of _____________, on ___________ 2009 (the “Reclassification Effective Time”) each Class A Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is the record holder (as that term is used in the Securities Exchange Act of 1934, as amended) of three (3) or fewer Class A Units shall, by virtue of this Section 3.4 and without any action of the part of the holder thereof, hereafter be reclassified as a Class A-1 Unit, on the basis of one (1) Class A-1 Unit for each Class A Unit held by such Member. Each Class A Unit outstanding immediately prior to the Reclassification Effective Time owned by a Member who is the record holder of more than three (3) Class A Units shall not be reclassified and shall continue in existence.

ARTICLE 4.
CASH DISTRIBUTIONS; PROFITS AND LOSSES FOR TAX PURPOSES

4.1     Cash Distributions Prior to Dissolution.

The Managers shall have the right to determine how much Net Cash Flow, if any, of the Company shall be distributed among the Members each year; provided, however, if such Net Cash Flow is otherwise available, the Managers shall distribute to the Members an amount of Net Cash Flow sufficient for the Members to satisfy their respective income tax liabilities arising by virtue of the allocations in Schedule B hereof, assuming each Member is subject to tax at the highest marginal federal tax bracket for married individuals filing jointly and at the highest such marginal rate applicable to Missouri residents. Any Net Cash Flow of the Company to be distributed shall be distributed among the Members, pro rata in proportion to their respective Percentage Interests.Notwithstanding the foregoing, Class A-1 Members shall, unless prohibited by applicable law, have the following discretionary distribution preferences: (i) no distributions may be made to the Class A Members, the Class B Members or the Class C Members without making the same pro-rata distributions on a per Unit basis to the Class A-1 Members: and (ii) the Managers may, in their sole discretion, declare distributions to the Class A-1 Members without declaring the same per Unit distribution to the Class A Members, the Class B Members or the Class C Members, up to a maximum cumulative total to all Class A-1 Members as a class in the amount of $1,000,000.00.

Notwithstanding anything to the contrary herein provided, no distribution hereunder shall be permitted to the extent prohibited by the Act. Currently, among other prohibitions, the Act prohibits the Company from making, and a Member from receiving, a distribution to the extent that, after giving effect to the distribution, (i) the Company would not be able to pay its debts as they become due in the usual course of business or (ii) the Company’s total assets would be less than the sum of its total liabilities, with Capital Contributions not being deemed a liability.

No distribution of Net Cash Flow or other cash made to any Member shall be determined a return or withdrawal of a Capital Contribution unless so designated by the Managers in their sole and exclusive discretion.

4.2     Persons Entitled to Distributions.

All distributions of Net Cash Flow to the Members under Section 4.1 hereof shall be made to the Persons shown on the records of the Company to be entitled thereto as of the last day of the fiscal period prior to the time for which such distribution is to be made, unless the transferor and transferee of any Interest otherwise agree in writing to a different distribution and such distribution is consented to in writing by the Managers.

4.3     Reserves.

The Managers shall have the right to establish, maintain and expend reserves to provide for working capital, future investments, capital expenditures, debt service and such other purposes as they may deem necessary or advisable.

4.4     Allocation of Profits and Losses for Tax Purposes and Special Allocations.

All Profits and Losses for Tax Purposes of the Company and all special allocations of the Company shall be made in accordance with attached Schedule B.

4.5     Withholding Taxes.

If the Company is required to withhold any portion of any amounts distributed, allocated or otherwise attributable to a Member of the Company by applicable U.S. federal, state, local or foreign tax laws, the Company may withhold such amounts and make such payments to taxing authorities as are necessary to ensure compliance with such tax laws. Any funds withheld by reason of this Section 4.5 shall nonetheless be deemed distributed to such Member in question for purposes of Article 4 and Article 9. If the Company does not withhold from actual distributions any amounts it was required to withhold by applicable tax laws, the Company may, at its option, (i) require the Member to which the withholding was credited to reimburse the Company for withholding required by such laws, including any interest, penalties or additions thereto; or (ii) reduce any subsequent distributions to such Member by such withholding, interest, penalties or additions thereto. The obligation of a Member to reimburse the Company for such amounts shall continue after such Member transfers or liquidates its interest in the Company. Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist in determining the extent of, and in fulfilling, any withholding obligations it may have.

ARTICLE 5.
MEMBERS

5.1	Voting Rights.

(a)        Holders of Class A Units, Class B Units and Class C Units shall have full voting rights in accordance with the provisions of this Agreement including without limitation the election of Managers pursuant to Article 6 and those events set forth in Section 5.1(b) below.

(b)        Holders of Class A-1 Units shall not be entitled to vote at any meeting of Members for the election of directors, or for any other purpose, except with respect to the following events:

(i)          the sale, exchange or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business pursuant to Section 5.1(d) of this Agreement;

(ii)         the merger or consolidation of the Company with another entity pursuant to Section 5.1(d) of this Agreement;

(iii)        a proposed dissolution of the Company pursuant to Article 9 of this Agreement; and

(iv)        any amendment to this Agreement, as required pursuant to Section 11.4 of this Agreement.

(c)        Except as provided by applicable law, on any matter upon which the Class A-1 Members are entitled to vote, the Class A-1 Members shall vote together with all other Members, and not as a separate class.

(d)        Unless otherwise expressly provided in this Agreement, the affirmative vote of a majority of the Percentage Interests represented by the Members entitled to vote at any meeting at which there is a quorum present shall be the act of the Members.

5.2	~~5.1~~ Meetings of Members; Place of Meetings.

Regular meetings of the Members shall be held on an annual basis or more frequently as determined by the Managers. Special meetings of the Members may be held for any purpose or purposes, unless otherwise prohibited by law or by the Articles, and may be called by the majority of the Managers, or by the Members, owning not less than 40% of the Percentage Interests. All meetings of the Members shall be held at the principal offices of the Company as set forth in Section 1.2 hereof, or at such other place as shall be designated from time to time by the Managers and stated in the Notice of the meeting or in a duly executed waiver of the Notice thereof.Holders of Class A-1 Units shall be entitled to attend all meetings of Members, and to participate in the discussion at such meetings in accordance with rules and procedures established by the Managers, regardless of the Class A-1 Members’ right to vote on any proposals or other matters before the meeting.

5.3	~~5.2~~ Quorum; Voting Requirement.

The presence, in person or by proxy, of a Majority in Interest of the Members entitled to vote with respect to the matters before the meeting shall constitute a quorum for the transaction of business by the Members. The affirmative vote of a Majority in Interest of the Members entitled to vote with respect to the matters before the meeting shall constitute a valid decision of the Members, except where a larger vote is required by the Act, the Articles or this Agreement.

5.4	~~5.3~~ Proxies.

At any meeting of the Members, every Member having the right to vote thereat shall be entitled to vote in person or by proxy appointed by an instrument in writing (by means of electronic transmission or as otherwise permitted by applicable law) signed by such Member and bearing a date not more than one year prior to such meeting.

5.5	~~5.4~~ Action Without Meeting.

Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior Notice and without a vote if a consent in writing setting forth the action so taken is signed by the Membersentitled to vote with respect to the particular matter at hand having not less than the minimum Percentage Interests that would be necessary to authorize or take such action at a meeting of the Members. Prompt Notice of the taking of any action taken pursuant to this Section ~~5.4~~5.5 by less than the unanimous written consent of the Members entitled to vote thereon shall be given to those Members who have not consented in writingand all Class A-1 Members. Such consent may be executed by facsimile and may be executed in counterparts.

5.6	~~5.5~~ Notice.

Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called shall be delivered not less than five (5) days nor more than sixty (60) days before the date of the meeting by or at the direction of the Managers or other Persons calling the meeting, to each Member~~entitled to vote at such meeting~~. When any Notice is required to be given to any Member hereunder, a waiver thereof in writing signed by the Member, whether before, at, or after the time stated therein, shall be equivalent to the giving of such Notice. A Member may also waive Notice by attending a meeting without objection to a lack of Notice.

5.7	~~5.6~~ Powers of the Members.

No Member, acting solely in his, her or its capacity as a Member, shall act as an agent of the Company or have any authority to act for or to bind the Company.

5.8	~~5.7~~ Other Business Ventures.

Any Member or Manager may engage in or possess an interest in other business ventures of every nature and description, independently or with others, whether or not similar to or in competition with the business of the Company, and neither the Company nor the Members shall have any right by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom. Unless otherwise agreed to, no Manager shall be required to devote all such Manager’s time or business efforts to the affairs of the Company but shall devote so much of such Manager’s time and attention to the Company as is reasonably necessary and advisable to manage the affairs of the Company to the best advantage of the Company.

ARTICLE 6.
MANAGERS AND OFFICERS

6.1     Powers of the Managers.

Except as otherwise provided hereunder, the business and affairs of the Company shall be managed by the Managers. Any decision or act of the Managers within the scope of the Managers’ power and authority granted hereunder shall control and shall bind the Company.

6.2     Limitation on Powers of Managers.

(a)     Without the approval of a Majority in Interest of the Memberswho are entitled to vote hereunder, the Managers shall not have the authority to:

(i)     cause the Company to make any loan to any Member, other than for a purpose which the Managers determine directly benefits the Company, and then only on an arms-length basis at the then-prevailing market rates;

(ii)    enter into or amend any transaction between the Company and a Member or an Affiliate of a Member or an employee of either except in connection with transactions made on an arms-length basis at the then-prevailing market rates;

(iii)   grant any guarantee of third party indebtedness for borrowed money, grant any guarantee of third party obligations outside of the ordinary course of business;

(iv)   undertake or commit to undertake any capital expenditure in excess of $25,000,000 during any two consecutive fiscal years.

(b)     In addition to any other restrictions on the authority of the Managers described in this Agreement, without the approval of Super Majority in Interest of the Memberswho are entitled to vote hereunder, the Managers shall not have the authority to:

(i)     amend the Articles;

(ii)    sell, exchange, lease, or otherwise dispose of all or substantially all of the Property in a single transaction or series of related transactions;

(iii)   terminate, dissolve or wind-up the Company;

(vi)(1) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of the Company or of all or a substantial part of the assets of the Company, (2) admit in writing the Company’s inability to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) have an order for relief entered against the Company under applicable federal bankruptcy law, or (5) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or taking advantage of any insolvency law or any answer admitting the material allegations of a petition filed against the Company in any bankruptcy, reorganization or insolvency proceeding;

(v)     commingle the Company’s funds with those of any other Person;

(vi)    permit voluntary additional Capital Contributions by existing Members~~.~~;

(vii)   approve a merger or consolidation of the Company with or into another Person or the acquisition by the Company of another business (either by asset, stock or interest purchase) or any equity of another entity;

(viii)   change the status of the Company from one in which management is vested in the Managers to one in which management is vested in the Members;

(ix)     authorize any transaction, agreement or action on behalf of the Company that is unrelated to its purpose as set forth in the Articles, that otherwise contravenes this Agreement or that is not within the usual course of the business of the Company;

(x)     recapitalize the Company; or

(xi)   subject to Section 8.5 as to additional Members, determine, modify, compromise or release the amount and character of the contributions which a Member shall make, or shall promise to make, as the consideration for the issuance of an Interest.

6.3     Duties of Managers.

In addition to the rights and duties of the Managers set forth elsewhere in this Agreement and subject to the other provisions of this Agreement, the Managers shall be responsible for and are hereby authorized to:

(a)     control the day to day operations of the Company;

(b)     hire or appoint employees, agents, independent contractors or officers of the Company;

(c)     carry out and effect all directions of the Members;

(d)     select and engage the Company’s accountants, attorneys, engineers and other professional advisors;

(e)     apply for and obtain appropriate insurance coverage for the Company;

(f)     temporarily invest funds of the Company in short term investments where there is appropriate safety of principal;

(g)     acquire in the name of the Company by purchase, lease or otherwise, any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(h)     engage in any kind of activity and perform and carry out contracts of any kind necessary to, in connection with, or incidental to the accomplishment of the purposes of the Company, so long as said activities and contracts may be lawfully carried on or performed by a limited liability company under the Act and are in the ordinary course of the Company’s business;

(i)     negotiate, execute and perform all agreements, contracts, leases, loan documents and other instruments and exercise all rights and remedies of the Company in connection with the foregoing;

(j)     nominate candidates for consideration by the Class A Units for election to the Board of Managers;

(k)     adjust the compensation, in the Board’s discretion, payable under Section 6.5(b); and

(l)     establish and issue one or more classes of units or series within classes, to set forth the designation of class or series within classes of such units, and to fix the relative rights, preferences, privileges and limitations of each class or series within classes of units.

6.4     Number, Appointment, Tenure and Election of Managers.

(a)     There shall be no more than eleven (11) members of the Board (each, a ~~“~~Manager~~”~~ and collectively, the ~~“~~Managers~~”~~) ten of whom shall be elected by the Members. The eleventh Manager shall be elected by the Managers and shall not be a Member or an employee of a Member. Each Manager shall hold office until his or her death, resignation, retirement, disability, removal from office or until his or her successor is elected/appointed and assumes office. A Manager need not be a Member of the Company.

(b)     The Majority in Interest of the Class A Unit holders shall have the right to elect seven (7) Managers. Ben Beetsma, David Durham, Roger Ehrich, George Famuliner III, Rob Korff, John Letzig and Robert Quinn ~~shall be~~are the~~initial~~ Managers elected by the Class A Unit holdersas of the Effective Date; each such Manager shall be entitled to hold his or her Board seat until his or her death, resignation, retirement, removal or until his or her successor is elected and assumes office.Of the seven (7) Managers elected by the Class A Unit holders, at least four (4) of these Managers shall be record holders (as that term is used in the Securities Exchange Act of 1934, as amended) of Class A-1 Units.

(c)     The Majority in Interest of the Class B Unit holders shall have the right to designate two (2) Managers. Mike Nordwald and Jim Edwards ~~shall be~~are the~~initial~~ Managers elected by the Class B Unit holdersas of the Effective Date; each such Manager shall be entitled to hold his or her Board seat until his or her death, resignation, retirement, removal or until his or her successor is appointed and assumes office.

(d)     The Majority in Interest of the Class C Unit holders shall have the right to designate one (1) Manager. Tom Kolb ~~shall be~~is the initial Manager elected by the Class C Unit holdersas of the Effective Date; each such Manager shall be entitled to hold his or her Board seat until his or her death, resignation, retirement, removal or until his or her successor is appointed and assumes office.

(e)     Upon the death, resignation, retirement, or removal of a Manager, the membership class which originally elected such Manager shall be entitled to elect a replacement Manager.

(f)     Each Manager shall be subject to removal from office upon the vote of a Majority in Interest of the Units entitled to elect such Manager.

(g)     The initial Managers representing the Class A Unit holders shall determine by lot the initial term of each such Manager. Two such Managers shall serve an initial term of six years, two such Managers shall serve an initial term of five years, two such Managers shall serve an initial term of four years and one such Manager shall serve an initial term of three years. Upon the expiration of the initial terms of the Managers representing Class A Unit holders, Managers representing Class A Unit holders shall thereafter serve a term of three years and shall stand for election by the Class A Unit holders every three years as their terms expire. At no time shall the number of Managers who are the record holders (as that term is used in the Securities Exchange Act of 1934, as amended) of Class A-1 Units be less than four (4).

(h)     Any change in the Percentage Interests held in the Company by a Class shall result in a recalculation of the number of Managers elected/appointed by the Classes. The Percentage Interests held by a Class shall be rounded to the nearest 10% for purposes of determining Manager representation of a Class. A determination of any change in Board representation shall require an election be held prior to the Board taking any further action other than to call for the election of Managers in accordance with the new distribution of Manager representation.

6.5     Compensation.

(a)     Except as provided in Sections 6.5(b) and 6.5(c) or elsewhere in this Agreement, no Manager or Member shall be entitled to compensation for any services such Manager or such Member may render to or for the Company or be entitled to reimbursement of any general overhead expenses incurred by such Manager or Member in his, her or its capacity as a Manager or Member. Each Manager and, where applicable, Member, shall be entitled to reimbursement from the Company for all reasonable direct out-of-pocket expenses incurred on behalf of the Company upon presentation to the Company of receipts or other appropriate documentation evidencing such expenses.

(b)     For their services to the Company in their capacity as Managers, the Managers shall receive $100 per diem for meetings and the Chairman and Vice Chairman shall each receive $150 per diem for meetings.

(c)     Subject to the provisions of Section 6.2(a)(ii) hereof, any Manager or Member or Affiliate thereof who performs professional, legal, accounting, management or engineering services for the Company or serves as the sales agent for the Company shall be entitled to receive compensation for such services.

6.6     Meetings of and Voting by Managers.

(a)     Meetings of the Managers shall be held at such time and at such places as they shall determine. In addition, any one Manager may, upon giving seven (7) days’ Notice to the others, call a meeting of the Managers. No meeting of the Managers shall be held without a quorum being present, which shall consist of a majority of the Managers. Managers may participate in a meeting of the Managers by means of conference telephone or other similar communication equipment whereby all Managers participating in the meeting can hear each other. Participation in a meeting in this manner shall constitute presence in person at the meeting. Action of the Managers shall require the favorable vote of a majority of all Managers.

(b)     Unless a greater number is required herein or by statute, an action approved by the Majority in Interest of the Managers shall be the act of the Managers. Except as specifically permitted in this Agreement, each Manager shall have only one vote. Whenever a Manager appointed by a Class of Units held by only one

Member is absent from a meeting of the Managers, any Manager attending such meeting and appointed by the same Member shall vote for himself and the absent Manager, as if such absent Manager were there, on any matter coming to vote before the Board.

(c)     The Managers shall make every reasonable effort to keep the Members advised of all pending matters, prospective decisions and actions taken and shall consult with the Members on such matters as they deem appropriate.

(d)     Though the Managers have no obligation to do so, they may, in their sole discretion, refer any matter, which they are entitled to decide, to a meeting of the Members for a decision.

(e)     Any action required or permitted by this Agreement to be taken at any meeting of the Managers may be taken without a meeting, without prior Notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by minimum requisite number of the Managers to take such action under this Agreement. Prompt Notice of the taking of any action taken pursuant to this Section 6.7(e) by less than the unanimous written consent of the Managers shall be given to those Managers who have not consented in writing. Such consent may be executed by facsimile and may be executed in counterparts.

(f)     When any Notice is required to be given to any Manager hereunder, a waiver thereof in writing, signed by the Manager, whether before, at or after the time stated therein, shall be equivalent to the giving of such Notice. Further, a Manager may waive Notice of a meeting by attending such meeting without objection to a lack of Notice.

6.7    Officers.

(a)     The Managers may appoint a Chairman, Vice Chairman, President, Secretary, Treasurer and such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement, or as the Managers may determine.

(b)     The Chairman, and in his absence the Vice Chairman, shall preside at all meetings of the Members and Managers and shall perform such other duties and undertake such other responsibilities as the Managers shall designate.

(c)     The President shall have general and active management power and authority with respect to the day to day affairs of the Company and shall perform such duties and undertake such responsibilities as the Managers shall designate. The President shall see that all orders and resolutions of the Managers and Members are carried into effect.

(d)     The Secretary shall keep or cause to be kept a record of the affairs of the Company, including all orders and resolutions of the Managers and record minutes of all such items in a book to be kept for that purpose. The Secretary shall also perform such other duties as may be prescribed by the Managers and/or the President.

(e)     The Treasurer shall have responsibility for the safekeeping of the funds and securities of the Company, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Company and shall keep or cause to be kept all other books of account and accounting records of the Company. The Treasurer shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the Managers, be the chief financial and accounting officer of the Company. The Treasurer shall also perform such other duties and shall have such other responsibility and authority as may be prescribed by the Managers and/or the President.

(f)     Each officer of the Company shall hold such office at the pleasure of the Managers or for such other period as the Managers may specify at the time of election or appointment, or until such officer’s death, resignation or removal by the Managers. Officers may, but need not, be Managers and/or Members.

6.8     Authority to Execute Documents to be Filed Under the Act.

Any Manager or the President shall have the power and authority to execute, on behalf of the Company, the Managers or the Members, any document filed with the Secretary of State of Missouri pursuant to the terms of the Act.

ARTICLE 7.
LIABILITY AND INDEMNIFICATION

7.1     Liability of Members and Managers.

(a)     A Member shall only be liable to make the payment of the Member’s initial Capital Contribution pursuant to Section 3.1 and the additional Capital Contributions, if any, required by Section 3.2 hereof. No Member or Manager shall be liable for any obligations of the Company or any other Member or Manager, unless personally guaranteed by the Member or Manager pursuant to a separate document.

(b)     No Member, except as otherwise specifically provided in the Act, shall be obligated to pay any distribution to or for the account of the Company or any creditor of the Company.

7.2     Indemnification.

(a)     The Members, the Managers, any officers of the Company appointed by the Managers, and their Affiliates, and their respective stockholders, members, managers, directors, officers, partners, agents and employees (individually and collectively, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (each a “Claim”), in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of such Indemnitee’s status as any of the foregoing, which relates to or arises out of the Company, its assets, business or affairs, if in each of the foregoing cases (i) the Indemnitee acted in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such Indemnitee’s conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in (i), (ii), (iii) or (iv) above. Any indemnification pursuant to this Article 7 shall be made only out of the assets of the Company, and no Manager or Member shall have any personal liability on account thereof.

(b)     In the event that an amendment to this Agreement reduces or eliminates any Indemnitee’s right to indemnification pursuant to this Article 7, such amendment shall not be effective with respect to any Indemnitee’s right to indemnification that accrued prior to the date of such amendment. For purposes of this subsection (b), a right to indemnification shall accrue as of the date of the event underlying the Claim that gives rise to such right to indemnification.

(c)     All calculations of Claims and the amount of indemnification to which any Indemnitee is entitled under this Article 7 shall be made (i) giving effect to the tax consequences of any such Claim and (ii) after deduction of all proceeds of insurance net of retroactive premiums and self-insurance retention recoverable by the Indemnitee with respect to such Claims.

7.3     Expenses.

Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 7.2 may, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, in the discretion of the Managers, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Article 7.

7.4     Non-Exclusivity.

The indemnification and advancement of expenses set forth in this Article 7 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Act, the Articles, this Agreement, any other agreement, a vote of Members, a policy of insurance or otherwise, and shall not limit in any way any right which the Company may have to make additional indemnifications with respect to the same or different Persons or classes of Persons, as determined by the Managers. The indemnification and advancement of expenses set forth in this Article 7 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of such a Person.

7.5     Insurance.

The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Article 7.

7.6     Duties.

(a)     An authorized officer, Member or Manager shall discharge his, her or its duties hereunder in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner he, she or it reasonably believes to be in the best interest of the Company, and shall not be liable for any such action so taken or any failure to take such action, if he, she or it performs such duties in compliance with this subsection (a).

(b)     Every Member or Manager, if any, shall account to the Company and hold as trustee for it any profit or benefit derived by such Person without the informed consent of more than one-half by number of disinterested Managers or Members from any transaction connected with the conduct of the business and affairs or the winding up of the Company, or from any personal use by such Person of the Property, including confidential or proprietary information of the Company or other matters entrusted to him, her or it as a result of his, her or its status as Manager or Member.

(c)     Except as provided in this Section 7.6, any Person who is a Member and who is not a Manager shall have no duties to the Company or to the other Members solely by reason of acting in his, her or its capacity as a Member.

ARTICLE 8.
TRANSFERS OF INTERESTS AND ASSIGNMENTS; WITHDRAWAL; EXPULSION;
PURCHASE OF A MEMBER’S INTEREST; BUY-SELL AGREEMENT; RIGHT OF FIRST REFUSAL

8.1     General Restrictions.

(a)     No Member may Transfer all or any part of such Member’s Interest, except as provided in this Article 8. Any purported Transfer of an Interest or a portion thereof in violation of the terms of this Agreement shall be null and void and of no effect. If the Managers determine in their sole discretion that any Transfer will result in a termination of the Company under Code § 708(b)(1)(B), then the Managers may deem such Transfer shall to be null and void. A permitted Transfer shall be effective as of the date specified in the instruments relating thereto. Any transferee desiring to make a further Transfer shall become subject to all the provisions of this Article 8 to the same extent and in the same manner as any Member desiring to make any Transfer. Notwithstanding anything contained herein to the contrary, no Member shall Transfer any Unit if, in the determination of the Managers, such Transfer would (i) cause the Company to be treated as a Publicly Traded Partnership, (ii) result in the numbers of Class A Members of record equaling three hundred (300) or more respectively, or such other number as required to maintain the suspension of the Company’s duty to file reports pursuant to Rule 12(h)-3 of the Securities Exchange Act of 1934, as amended; or (iii) result in the number of Class A-1 Members, Class B Members or Class C Members of record equaling five hundred (500) or more, or such other number that would otherwise require that the Company register the Class A-1 Units, the Class B Units or the Class C Units with the Securities and Exchange Commission.

(b)     No Member shall have the right to withdraw voluntarily from the Company as a Member, except upon ninety (90) days’ Notice to the Board and with the consent of the Board. Payment, if any, to any Member who voluntarily withdraws in accordance with this Section 8.1(b) shall be made in accordance with Section 8.6. In the event a Member voluntarily withdraws from the Company in violation of this Agreement, such Member (the “Member in Violation”) shall not be entitled to receive back his, her or its Capital Contribution and shall not be entitled to receive any other type or form of payment from the Company; instead, such Member in Violation shall have the status of an Assignee (and shall remain liable for any unpaid Capital Contributions or any required additional Capital Contributions) of an Interest.

(c)     All voting rights shall be forfeited with respect to all or any part of an Interest which is Transferred other than to a transferee who becomes a substitute Member (in accordance with Section 8.3), whether such Transfer is voluntary or involuntary, by order of a court or by operation of law.

(d)     A Person shall cease to be a Member upon assignment of all such Member’s Interest.

(e)     In the event that an Assignee exists, the voting percentages of all the Members (other than the Member who has withdrawn from the Company as a Member or has Transferred his, her or its Interest) shall be adjusted on a pro rata basis to equal in the aggregate 100%, until such time as the Assignee of the Interest is admitted as a substitute Member pursuant to Section 8.3, at which time, the voting percentages shall then be adjusted again on a pro rata basis to equal in the aggregate 100%, taking into account such substitute Member’s Interest. An Assignee has only those rights described in the definition of “Assignee” in Section 2.1.

(f)     If a Member who is an individual dies or a court of competent jurisdiction judges the Member to be incompetent to manage his or her person or property, then the Member’s executor, administrator, guardian, conservator or other legal representative shall automatically become an Assignee of such Member’s Interest.

(g)     The Company, each Member and any other Person having business with the Company need deal only with the Members who are admitted as Members or as substitute Members, and they shall not be required to deal with any other Person by reason of Transfer of an Interest by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement. In the absence of the substitution (as provided in Section 8.3) of a Member for a Transferring or a deceased Member, any payment to a Member or to a Member’s executors or administrators shall acquit the Company of all liability to any other Person who may be interested in such payment by reason of a Transfer by, or the death of, such Member.

8.2     Permitted Transfers.

(a)     Except as otherwise provided in this Section 8.2, each Member shall have the right to Transfer (but not to substitute the transferee as a substitute Member in such Member’s place, except in accordance with Section 8.3), by a written instrument, all or any part of such Member’s Interest, if, and only if (i) the Managers have consented in writing to such Transfer, or (ii) the Transfer is to a Permitted Assignee, or (iii) the Member complies with the rights and options set forth in Sections 8.7 through 8.9.

(b)     Unless and until admitted as a substitute Member pursuant to Section 8.3, a transferee of a Member’s Interest in whole or in part shall be an Assignee with respect to such Transferred Interest.

(c)     Upon the death of a Member (or upon the death of the grantor of a trust which is a Member) all or any portion of such Member’s Interest may be Transferred by the terms of the trust that is the Member, or by will, or by the terms of a trust created during the life of a Member (or during the life of the grantor of a Member), or by any other non-probate Transfer document executed by the Member during such Member’s life, to one or more Permitted Assignees.

(d)     If any Interest is Transferred by operation of law, other than by reason of a Transfer permitted by Section 8.2(c) above, to any Person other than to the Company or a Permitted Assignee (including, but not limited to, a property division in conjunction with a divorce proceeding, dissolution of marriage or legal separation, a Transfer to a Member’s trustee in bankruptcy, or a Transfer to a purchaser at any creditor’s or court sale), the Company, within ninety (90) days of the Company’s receipt of actual Notice of the Transfer may exercise an option to purchase the Assignee’s Interest at a purchase price equal to the Capital Contribution made with respect to such Interest, by giving Notice to the Assignee of its intention to purchase such Interest.

8.3     Substitute Members.

No transferee of all or part of a Member’s Interest shall become a substitute Member in place of the transferor unless and until:

(a)     the transferee has executed an instrument accepting and adopting the terms and provisions of the Articles and this Agreement;

(b)     the transferee has caused to be paid all reasonable expenses of the Company in connection with the admission of the transferee as a substitute Member; and

(c)     the Board shall have consented (which consent may be unreasonably or arbitrarily withheld) in writing to such transferee becoming a substitute Member.

The provisions of this Section 8.3 also apply to a transferee who is already a Member at the time of the Transfer. Upon satisfaction of all the foregoing conditions with respect to a particular transferee, the Managers shall cause the books and records of the Company to reflect the admission of the transferee as a substitute Member to the extent of the Transferred Interest held by the transferee.

8.4     Effect of Admission as a Substitute Member.

A transferee who has become a substitute Member has, to the extent of the Transferred Interest, all the rights, powers and benefits of and is subject to the restrictions and liabilities of a Member under the Articles, this Agreement and the Act. Upon admission of a transferee as a substitute Member, the transferor of the Interest so acquired by the substitute Member shall cease to be a Member of the Company to the extent of such Transferred Interest. The Board shall have the right, in its absolute discretion, to change the Class of any Transferred Interest at the time of admission of a substitute Member.

8.5      Additional Members.

After the formation of the Company, any Person acceptable to a Majority in Interest of the Managers may become an additional Member of the Company for such consideration as the Managers shall determine, provided that such additional Member complies with all the requirements of a transferee under Sections 8.3(a) and (b). Prior to the admission of an additional Member, the Managers may revalue the then existing Capital Contributions in order to make the value of such existing Capital Contributions relative to the value of the consideration paid by the additional Member. No additional Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Board shall have the right, in its absolute discretion, to admit an additional Member to any Class of Interest.

8.6     Purchase of a Member’s Interest.

(a)     Upon an Event of Withdrawal, the Board (determined by excluding any Manager who is a withdrawing Member or was appointed by a single Member who is a withdrawing Member) may, but is not required to, elect to cause the Company to purchase such Member’s Interest as provided in this Section 8.6 by providing Notice to the withdrawing Member or such withdrawing Member’s successors or personal representative (the “Selling Member”). Such Notice shall be given to the Selling Member within ninety (90) days following the date of the Event of Withdrawal (the “Valuation Date”). The purchase price for any Interest to be purchased by the Company pursuant to this Section 8.6 shall be the fair market value of such Interest as agreed to among the Members, including the Selling Member.

(b)     If the Selling Member voluntarily withdrew from the Company and if the Members cannot agree upon a fair market value, then the Selling Member shall receive no payment and shall have the status of an Assignee with an Interest equal to the Percentage Interest that such Member had as a Member.

(c)     If the Selling Member involuntarily withdrew from the Company and if the Selling Member and Managers cannot agree upon a fair market value, the value shall be determined by an appraiser (the “Appraiser”) agreed to by the Selling Member and Managers. If the Selling Member and Managers cannot agree as to an Appraiser, then the Managers shall select one appraiser, the Selling Member shall select one appraiser, and a third shall be selected by the first two appraisers chosen. The decision of a majority of the appraisers shall be binding on all the parties and such majority of the appraisers shall be deemed to be the “Appraiser” for purposes of this Section 8.6. The fair market value of the Interest to be purchased shall be equal to the amount, if any, that the Selling Member would receive if the Property (including the non-liquid assets, valued at their fair market value) were sold as of the Valuation Date, the Company was dissolved and the proceeds from the hypothetical sale of the Property as of the Valuation Date were distributed to the Members in accordance with Section 9.3; provided, however, that the Managers shall estimate for purposes of such calculation the reasonable selling and liquidation expenses and, all Company debts, liabilities and obligations as of such date.

(d)     Within fifteen (15) days after the fair market value of the assets is determined, the Managers shall give Notice to the Selling Member and the Board as to the purchase price of the Selling Member’s Interest. The Board shall then have the option (i) to not purchase the Selling Member’s Interest, in which event the Selling Member shall have the status of an Assignee of an Interest, or (ii) to have the Company purchase the

Interest, and if so, shall promptly set the date on which the closing of the purchase shall occur (the “Closing Date”), which date shall not be less than ten (10) days or more than thirty (30) days from the date the Notice by the Managers is given. At the closing, the Selling Member shall execute and deliver to the Company such deeds, bills of sale, assignments and other instruments as shall reasonably be requested by the Company to effect the Transfer, as of the Valuation Date, of all the Selling Member’s right, title and interest in the Company and its Property. Unless otherwise agreed upon by the Company and the Selling Member, the Company shall pay the purchase price to the Selling Member as follows:

(i)     An amount equal to twenty percent (20%) of the purchase price shall be paid to the Selling Member on the Closing Date by bank cashier’s or certified check.

(ii)    The balance of the purchase price shall be: a) in the case of a Selling Member’s Interest that is 10% or less of the total Interests in the Company, paid within 90 days of the Closing Date without interest thereon and b) where such Selling Member’s Interest is greater than 10% of the total Interests in the Company evidenced by a promissory note, dated as of the Closing Date, from the Company to the Selling Member providing for principal to be payable in 20 consecutive equal quarterly installments, commencing three months from the Closing Date, and for accrued interest to be payable on each principal installment date. The interest rate payable on the unpaid balance of the promissory note shall be adjusted annually and for any given period shall be an annual rate equal to the Prime Rate in effect on the first banking day of such year plus two percent (2%). Such promissory note shall be secured by the Interest acquired and shall also be due and payable in full upon the commencement of distributions upon the liquidation of the Company or the sale or other disposition of all or substantially all the Company’s assets. The Company shall have the right to prepay the note, in whole or in part, from time to time, without penalty.

The purchase price shall be deemed a payment with respect to the Property under Section 736(b) of the Code (as defined in Schedule B hereto) to the extent of the Selling Member’s Capital Account balance, and the remainder shall be deemed a distributive share under Section 736(a) of the Code.

(e)     The Company shall pay 33% and the Selling Member shall pay 67% of the fees and expenses of all appraisers engaged pursuant to this Section 8.6, but the cost thereof shall not be taken into account by the Appraiser in determining the purchase price of the Selling Member’s Interest.

(f)     The Company, by action of the Managers, may assign its purchase rights hereunder to any Member or other Person.

8.7     Drag Along Rights

(a)     In the event of an Approved Sale, each Member will (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged and (ii) if the Approved Sale is structured as a sale of Interests, each Member will agree to sell his, her or its Interest on the terms and conditions of the Approved Sale. Each Member will take all necessary and desirable actions as directed by the Managers in connection with the consummation of any Approved Sale, including without limitation executing the applicable purchase agreement and granting indemnification rights; provided that any Member required to make indemnification payments in connection with any Approved Sale shall have a right to recover from the other Members to the extent that the amount required to be paid by such Member is disproportionate to the proportion of the total consideration received by all Members, compared to the consideration actually received by such Member.

(b)     Each Member will bear his, her or its pro rata share (based upon the number of Interests sold) of the reasonable costs of any sale of Interests pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Members and are not otherwise paid by the Company or the acquiring

Person. Costs incurred by any Member on his, her or its own behalf will not be considered costs of the Approved Sale.

8.8     Purchase Terms Varied By Agreement.

Provided that the restrictions set forth in this Agreement have been satisfied, nothing contained herein is intended to prohibit the Members from agreeing upon other terms and conditions for the purchase by the Company or any other Member of the Interest (or any portion thereof) of any Member desiring to retire, withdraw or resign.

8.9     Expulsion.

A Super Majority in Interest of the Managers may expel any Member of the Company, provided that the Company exercises its right to purchase.

ARTICLE 9.
DISSOLUTION AND TERMINATION

9.1     Events Causing Dissolution.

(a)     The Company shall be dissolved upon the first to occur of the following events(each a “Liquidating Event”):

(i)     The vote of a Super Majority in Interest of the Members to dissolve;

(ii)    The sale or other disposition of substantially all of the assets of the Company and the receipt and distribution of all the proceeds therefrom; or

(iii)    Except as otherwise agreed upon in this Agreement, any other event causing a dissolution of the Company under the provisions of the Act.

(b)     Upon an Event of Withdrawal of a Member or upon the occurrence of any other event which terminates the continued membership of a Member in the Company, the Company shall not be dissolved and the business of the Company shall continue. Each Member hereby specifically consents to such continuation of the business of the Company upon the Event of Withdrawal of any Member. Upon an Event of Withdrawal of a Member or upon the occurrence of any other event which terminates the continued membership of a Member in the Company, if within ninety (90) days after such event a Majority in Interest of the remaining Members and a vote of the Managers agree to dissolve the Company, the Company shall be dissolved.

9.2     Notices to Secretary of State.

(a)     As soon as possible following the occurrence of the events specified in Section 9.1 above, the Company shall file a notice of winding-up with the Secretary of State of Missouri which discloses the dissolution of the Company and the commencement of the winding-up of its business and affairs.

(b)     When all of the Property has been distributed, the Articles shall be canceled by filing articles of termination with the Secretary of State of Missouri.

9.3     Cash Distributions Upon Dissolution.

Upon the dissolution of the Company as a result of the occurrence of any of the events set forth in Section 9.1, the Managers shall proceed to wind up the affairs of and liquidate the Company, and the Liquidation Proceeds shall be applied and distributed in the following order of priority, subject to Section 9.4 below:

(a)

First, to the payment of debts and liabilities of the Company in the order of priority as provided by law (including any loans or advances that may have been made by any of the Members to the Company) and the expenses of liquidation.

(b)

Second, to the establishment of any reserve which the Managers may deem reasonably necessary for any contingent, conditional or unasserted claims or obligations of the Company. Such reserve may be paid over by the Managers to an escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the Managers, for distribution of the balance in the manner provided in this Article 9.

(c)	Third, to the Members pro rata and in proportion to their respective Unreturned Capital Contributions and in an amount equal to their Unreturned Capital Contributions.
(d)	Fourth, to the Members pro rata and in proportion to their Equity Account balances in an amount equal to their Equity Account balances.

(e)	Finally, the remaining balance of the Liquidation Proceeds, if any, to the Members, pro rata in proportion to their respective Percentage Interests.

9.4	Discretionary Liquidation Preference.

In the event of a Liquidation Triggering Event (as defined below), the Managers may elect, unless prohibited by applicable law, to give the Class A-1 Members the following discretionary liquidation preferences (the “Liquidation Preference Election”). Following the distribution set forth in Section 9.3(d) and prior to the distribution set forth in Section 9.3(e), the Managers may, in their sole discretion, distribute up to $1,000,000 to the Class A-1 Members pro rata and in proportion to their Class A-1 Units, without making an equivalent distribution to the Class A Members, the Class B Members or the Class C Members. For purposes of this Section 9.4, a “Liquidation Triggering Event” shall include the following: (i) a Liquidating Event; (ii) the sale, exchange or other transfer of all or substantially all of the assets of the Company other than in the ordinary course of business; and (iii) the merger or consolidation of the Company with another entity.

9.5	~~9.4~~ In-Kind.

Notwithstanding the foregoing, in the event the Managers shall determine that an immediate sale of part or all of the Property would cause undue loss to the Members, or the Managers determine that it would be in the best interest of the Members to distribute the Property to the Members in-kind (which distributions do not, as to the in-kind portions, have to be in the same proportions as they would be if cash were distributed, but all such in-kind distributions shall be equalized, to the extent necessary, with cash), then the Managers may either defer liquidation of, and withhold from distribution for a reasonable time, any of the Property except that necessary to satisfy the Company’s debts and obligations, or distribute the Property to the Members in-kind.

ARTICLE 10.
ACCOUNTING AND BANK ACCOUNTS

10.1     Fiscal Year and Accounting Method.

The fiscal year and taxable year of the Company shall be as designated by the Managers in accordance with the Code. The Managers shall also determine the accounting method to be used by the Company.

10.2     Books and Records.

(a)     The books and records of the Company shall be maintained at its principal place of business.

(b)     The Company shall keep the following books and records:

(i)     A current and past list, setting forth in alphabetical order the full name and last known mailing address of each Member and Manager to the extent provided by the Act, which shall be provided to the Secretary of State of Missouri, without cost, upon his, her or its written request;

(ii)    A copy of the Articles and amendments thereto together with executed copies of any powers of attorney pursuant to which any Articles or amendments have been executed;

(iii)   Copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years or, if such returns and reports were not prepared for any reason, copies of the information and records provided to, or which should have been provided to, the Members to enable them to prepare their federal, state and local tax returns for such period;

(iv)   Copies of this Agreement, and all amendments thereto, and copies of any written operating agreements no longer in effect, together with executed copies of any powers of attorney pursuant to which such documents have been executed;

(v)     Copies of any financial statements of the Company for the three (3) most recent years;

(vi)    Copies of writings setting out the amount of cash and a statement of the agreed value of other property or services contributed by each Member;

(vii)   Copies of any written promise by a Member to make a contribution to the Company;

(viii)   Copies of any written consents by the Board to the admission of any Person as a Member of the Company;

(ix)     Copies of any other instruments or documents reflecting matters required to be in writing pursuant to this Agreement.

(c)     Each Member (or such Member’s designated representative) shall have the right during ordinary business hours and upon reasonable Notice to inspect and copy (at such Member’s own expense) the books and records of the Company required to be kept by Section 10.2(b) hereof.

(d)     The Managers shall have the right to keep confidential from the Members for such periods of time as the Managers deem reasonable, any information which the Managers reasonably believe to be in the nature of a trade secret or other information the disclosure of which the Managers in good faith believe is not in the best interest of the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

10.3     Books and Financial Reports.

(a)     Proper and complete records and books of account shall be kept by the Managers in which shall be entered all transactions and other matters relative to the Company business. The Company’s books and records shall be prepared in accordance with generally accepted accounting principles, consistently applied.

(b)     The Company shall have prepared at least annually, at the Company’s expense, auditedfinancial statements (balance sheet, statement of income or loss, Members’ equity, and changes in financial position) prepared in accordance with generally accepted accounting principles. Copies of such statements and any accompanying report shall be distributed to the Members within 120 days after the close of each taxable year of the Company or as soon thereafter as possible. The auditors shall be chosen annually by the Managers.

10.4     Tax Returns and Elections.

(a)      The Company shall cause to be prepared and timely filed all federal, state and local income tax returns or other returns or statements required by applicable law.

(b)     As soon as reasonably practicable after the end of each fiscal year of the Company, the Company shall cause to be prepared and delivered to each Member all information with respect to the Company necessary for the Member’s federal and state income tax returns.

10.5     Bank Accounts.

All funds of the Company shall be deposited in a separate bank, money market or similar account(s) approved by the Managers and in the Company’s name. Withdrawals therefrom shall be made only by Persons authorized to do so by the Managers.

ARTICLE 11.
MISCELLANEOUS

11.1     Title to Property; No Partition.

Title to the Property shall be held in the name of the Company. No Member shall individually have any ownership interest or rights in the Property, except indirectly by virtue of such Member’s ownership of an Interest. No Member shall have any right to any specific assets of the Company upon the liquidation of, or any distribution from, the Company. The Members agree that the Property is not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all right such Member may have to maintain any action for partition of any of the Property.

11.2     Waiver of Default.

No consent or waiver, express or implied, by the Company or a Member with respect to any breach or default by the Company or a Member hereunder shall be deemed or construed to be a consent or waiver with respect to any other breach or default by any party of the same provision or any other provision of this Agreement. Failure on the part of the Company or a Member to complain of any act or failure to act of the Company or a Member or to declare such party in default shall not be deemed or constitute a waiver by the Company or the Member of any rights hereunder.

11.3     Notice.

(a)     Any Notice required or permitted to be given hereunder shall be in writing and shall be (i) personally delivered, (ii) transmitted by postage pre-paid first class certified United States mail, (iii) transmitted by pre-paid, overnight delivery, or (iv) transmitted by facsimile transmission.

(b)     All Notices and other communications shall be deemed to have been duly given, received and effective on (i) the date of receipt if delivered personally, (ii) three (3) business days after the date of posting if transmitted by mail, (iii) the business day after the date of transmission if by overnight delivery, or (iv) if transmitted by facsimile transmission, the date of transmission with confirmation by the originating facsimile transmission machine of receipt by the receiving facsimile machine of such transmission.

(c)     Any Member may change his, her or its address for purposes hereof by Notice given to the Company.

(d)     Notices hereunder shall be directed to the last known address of a Member as shown in the records of the Company.

(e)     If no Notice is given to the Company by a Member of such Member’s change of address, and the Company is unable to locate the Member for a period of three years using reasonable inquiry to obtain the address of such Member, the Member’s interest in the Company shall be cancelled by the Company.

11.4     Amendment.

(a)      Except as otherwise expressly provided elsewhere in this Agreement, this Agreement shall not be altered, modified or changed except by an amendment approved by a Super Majority in Interestof the Percentage Interests entitled to vote on such an amendment.

(b)     In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the Managers without the consent of the Members (i) to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision herein or (ii) to delete or add any provisions of this Agreement required to be so deleted or added by federal, state or local law or by the Securities and Exchange Commission, the Internal Revenue Service, or any other Federal agency or by a state securities or “blue sky” commission, a state revenue or taxing authority or any other similar entity or official.

11.5      No Third Party Rights.

None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company. The parties to this Agreement expressly retain any and all rights to amend this Agreement as herein provided, notwithstanding any interest in this Agreement or in any party to this Agreement held by any other Person.

11.6     Severability.

In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

11.7     Nature of Interest in the Company.

A Member’s Interest shall be personal property for all purposes.

11.8     Binding Agreement.

Subject to the restrictions on the disposition of Interests herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

11.9     Headings.

The headings of the Articles and sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

11.10     Word Meanings.

The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires.

11.11     Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

11.12     Entire Agreement.

This Agreement contains the entire agreement between the parties and supersedes all prior writings or agreements with respect to the subject matter hereof.

11.13     Representations and Acknowledgments.

(a)     Each Member does hereby represent and warrant by the signing of a counterpart of this Agreement that the Interest acquired by him, her or it was acquired for his, her or its own account, for investment only, and not for the benefit of any other Person, and not for resale to any other Person or future distribution, and that he, she or it has relied solely on the advice of his, her or its personal tax, investment or other advisor(s) in making his, her or its investment decision. The Managers have not made and hereby make no warranties or representations other than those set forth in this Agreement.

(b)     Each Member acknowledges and agrees that the firm of Bryan Cave LLP has represented the Company and not any Member individually. Each Member acknowledges and agrees that such Member has been advised to seek separate counsel with respect to the Company, this Agreement and all matters pertaining thereto.

(c)     Each Member who is not an individual represents and warrants that it is duly organized and existing under the laws of its state of organization and that it is in good standing under the laws of its state of organization and the laws of each state in which it is qualified to do business.

11.14     Member’s Representative.

Each Member who is not an individual shall designate by Notice to the Company one individual representative (and an alternate for such representative) who will represent such Member for purposes of giving approvals or consenting to any proposed action requiring the approval or consent of the

Members. Each Member may, from time to time, change the individuals designated by it as its representative or its alternate but only upon Notice given to the Company. Each such Member hereby represents that its representative or, if such representative is absent or unavailable, its alternate, is or shall be authorized to provide any approval or consent which may be required or requested hereunder from such Member and the Company and the other Member(s) may rely conclusively upon the signature and authority of such representative or alternate to deliver or grant such approval or consent without determining that such representative or alternate is acting with the consent or approval of such Member, or its board of directors or shareholders or other governing body.

11.15     Dispute Resolution and Arbitration.

Except as provided in this Section 11.15, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof (collectively, a “Dispute”) shall be settled as follows: the parties shall meet in a good faith attempt to resolve such matter or matters. If such meeting does not result in resolution, any party may, by Notice to all other parties, require that all parties meet with an independent facilitator or mediator, who shall be designated by agreement of the parties, to resolve the disputed matter or matters. Any and all fees or costs of such facilitation or mediation shall be shared as determined by the facilitator or mediator. If unsuccessful, then the dispute shall be settled by arbitration in Kansas City, Missouri in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. The Members, Managers and the Company consent to the jurisdiction of the Supreme Court of the State of Missouri, and of the United States District Court for the Western District of the State of Missouri for injunctive, specific enforcement or other relief in aid of the arbitration proceedings or to enforce judgment of the award in such arbitration proceeding, but not otherwise. The award entered by the arbitrator(s) shall be final and binding on all parties to arbitration. Each party shall bear its respective arbitration expenses and shall share the arbitrator’s charges and expenses (as determined by the arbitrator(s). The arbitrator(s) shall not award punitive, exemplary or consequential damages. These procedures are for the settlement of Disputes only and are not to be used for disagreements concerning the policy, organization, management or practice of the Company. Nothing contained in this Section 11.15 is intended to expand any substantive rights any Party may have under other Sections of this Agreement, and any action of the Members or the Managers, when taken in accordance with the terms of this Agreement, shall be final, binding and conclusive as so provided in this Agreement. Notwithstanding the foregoing, nothing herein shall preclude equitable or other judicial relief to enforce the provisions of Sections 5.7 and 11.16 and any other provisions regarding confidentiality or non-competition or to preserve the status quo pending the resolution of any Dispute hereunder.

11.16     Non Disclosure.

Each Member for itself and on behalf of its Affiliates agrees to keep the provisions of this Agreement and all schedules, appendices and exhibits hereto in confidence except pursuant to the requirements of applicable law and shall not publish or otherwise disclose the same at any time without the prior written consent of all the Members.

11.17     Governing Law.

This Agreement shall be construed according to and governed by the laws of the State of Missouri without reference to its conflict of law rules.

(Remainder of page left intentionally blank.

Signature page to follow.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION

WHICH MAY BE ENFORCED BY THE PARTIES.

MANAGERS:

Ben Beetsma

David Durham

Roger Ehrich

George Famuliner III

Rob Korff

John Letzig

Robert Quinn

Mike Nordwald

Jim Edwards

Tom Kolb

~~MEMBERS:~~

~~Each of the Members agreed to the terms and conditions of this Agreement through execution of their respective Subscription Agreements.~~

S-1

SCHEDULE A - RESERVED

A-1

SCHEDULE B - TAXES

1.	Definitions.

“Adjusted Capital Account” means the Capital Account balance of a Member increased by such Member’s Share of Company Minimum Gain.

“Capital Account” means a separate account established by the Company and maintained for each Member in accordance with this Schedule B.

“Member’s Share of Company Minimum Gain” means an amount determined (i) in accordance with rules applicable to partnerships in Treasury Regulation Section 1.704-2(g) with respect to a nonrecourse liability of the Company in which no Member bears the economic risk of loss and (ii) in accordance with rules applicable to partnerships in Treasury Regulation Section 1.704-2(i) with respect to a nonrecourse liability of the Company in which any Member bears any portion of the economic risk of loss.

“Minimum Gain” means the amount of gain, if any, as set forth in rules applicable to partnerships in Treasury Regulations Section 1.704-2(d) that would be realized by the Company if it disposed of (in a taxable transaction) property subject to a nonrecourse liability of such Company, in full satisfaction of such liability (and for no other consideration).

“Profits and Losses For Tax Purposes” means, for accounting and tax purposes, the various items with respect to partnerships set forth in Section 702(a) of the Code and all applicable regulations, or any successor law, and shall include, but not be limited to, items such as capital gain or loss, tax preferences, credits, depreciation, other deductions and depreciation recapture.

“Treasury Regulations” means the regulations promulgated by the Treasury Department with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.

2.	Maintenance of Capital Accounts.

(a)        The Company shall maintain for each Member a separate account (“Capital Account”) in accordance with the rules applicable to partnerships in Treasury Regulation 1.704-1(b)(2)(iv) or any successor Treasury Regulations which by their terms would be applicable to the Company. No Member shall be entitled to receive or be credited with any interest on the balance of such Member’s Capital Account at any time.

(b)        Following the date of this Agreement, immediately prior to the issuance of any Units, receipt of any additional capital contributions, or as otherwise permitted, pursuant to Treasury Regulations 1.704-1(b)(2)(iv)(f), and (g), the Company shall revalue the Capital Accounts of the Members to equal the amount of the distributive share of the income, gain, loss or deduction that would result in such Member if all of the assets of the Company were sold in a taxable disposition of such assets for fair market value as of that date. At the time of revaluation the Equity Accounts will be adjusted to the amount of the revalued Capital Account. The Equity Accounts shall be ~~adjusted to reflect~~decreased by all cash distributions ~~and capital contributions~~ representing a return of Capital Contributions and increased by all additional Capital Contributions that occur subsequent to the most recent revaluation.

3.	Allocation of Profits and Losses For Tax Purposes.

(a)         Except as otherwise provided in Section 4 of this Schedule B, all Profits and Losses for Tax Purposes of the Company shall be allocated among the Members in accordance with this Section 3.

(~~a~~i)        Losses for each year shall be allocated in the following order of priority:

(~~i~~A)             First, to the Members, pro rata and in proportion to the amount by which their Adjusted Capital Account balances exceed their Equity Account balances until each Members’ Adjusted Capital Account equals their Equity Account.

(~~ii~~B)            Second, to the Members, pro rata and in proportion to the amount by which their Adjusted Capital Account balances exceed their Unreturned Capital Contributions until each Members’ Adjusted Capital Account equals their Unreturned Capital Contributions.

(~~iii~~C)          Third, to the Members, pro rata and in proportion to their Adjusted Capital Account balances until each Member’s Adjusted Capital Account is reduced to zero.

(~~iv~~D)          Finally, to the Member or Members who bear the economic risk of loss in accordance with the applicable Treasury Regulations.

(~~b~~ii)       Profits for each year shall be allocated in the following order of priority:

(~~i~~A)             First, to the Members with a negative Adjusted Capital Account balance in proportion to their negative Adjusted Capital Account balances until each Member’s Adjusted Capital Account is restored to zero.

(~~ii~~B)            Second, to the Members, pro rata to and in an amount equal to their Unreturned Capital Contributions until each Member’s Adjusted Capital Account equals their Unreturned Capital Contributions.

(~~iii~~C)          Third, to the Members, pro rata in proportion to the excess of their Equity Account balances over their Unreturned Capital Contributions until each Member’s Adjusted Capital Account is equal to the amount of such Member’s Equity Account.

(~~iv~~D)          Finally, to the Members, pro rata and in proportion to their respective Percentage Interests.

(b)         Notwithstanding anything in Section 3(a) of this Schedule B, if the Liquidation Preference Election is exercised, Profits and Losses for Tax Purposes will be allocated in such a manner so as to cause the Adjusted Capital Account balances of the Members to equal, as closely as possible, the cash distributions to be received by each of the Members based upon distributions being made in accordance with Section 9.3 and the liquidation preference in Section 9.4.

4.	Special Allocations.

4.1       Notwithstanding any other provisions of this Agreement to the contrary, if the amount of any Minimum Gain at the end of any taxable year is less than the amount of such Minimum Gain at the beginning of such taxable year, there shall be allocated to each Member gross income or gain (in respect of the current taxable year and any future taxable year) in an amount equal to such Member’s share of the net decrease in Minimum Gain during such year in accordance with Treasury Regulation Section 1.704-2(f). Such allocation of gross income and gain shall be made prior to any other allocation of income, gain, loss, deduction or Section 705(a)(2)(B) expenditure for such year. Any such allocation of gross income or gain pursuant to this Section shall be taken into account, to the extent feasible, in computing subsequent allocations of income, gain, loss, deduction or credit of the Company so that the net amount of all items allocated to each Member pursuant to this paragraph shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this paragraph if the allocations made pursuant to the first sentence of this paragraph had not occurred. This provision is intended to be a minimum gain chargeback as described in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistent therewith.

4.2       Notwithstanding any other provisions of this Agreement to the contrary, except as provided in Section 4.1 of this Schedule B, if there is a net decrease (as determined in accordance with Treasury Regulation Section 1.704-2(i)(3)) during a taxable year in Minimum Gain attributable to a non recourse debt of the Company for which any Member bears the economic risk of loss (as determined accordance with Treasury Regulation Section 1.704-2(b)(4)), then any Member with a share of the Minimum Gain (as determined in accordance with Treasury Regulation Section 1.704-2(i)(5)) attributable to such debt (determined at the beginning of such taxable year) shall be allocated in accordance with Treasury Regulation Section 1.704-2(i)(4) items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member’s share of the net decrease in the Minimum Gain attributable to such Member in accordance with Treasury Regulation Section 1.704-2(i). Any allocations of items of gross income or gain pursuant to this paragraph shall not duplicate any allocations of gross income or gain pursuant to Section 4.1 of this Schedule B and shall be taken into account, to the extent feasible, in computing subsequent allocations of the Company, so that the net amount of all items allocated to each Member pursuant to this paragraph shall, to the extent possible, be equal to the net amount that would have been allocated to each Member pursuant to the provisions of this paragraph if the allocations made pursuant to the first sentence of this paragraph had not occurred. This provision is intended to be a partner minimum gain chargeback as described in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistent therewith.

4.3       Notwithstanding any other provisions of this Agreement to the contrary, except as provided in Sections 4.1 and 4.2 of this Schedule B, if any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that reduces any Member’s Capital Account below zero or increases the negative balance in such Member’s Capital Account (taking into account such Member’s deficit restoration obligation), gross income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate any negative balance in such Member’s Capital Account (taking into account such Member’s deficit restoration obligation) created by such adjustments, allocations or distributions as quickly as possible in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d). Any such allocation of gross income or gain pursuant to this paragraph shall be in proportion with such negative Capital Accounts of the Members. Any allocations of items of gross income or gain pursuant to this paragraph shall not duplicate any allocations of gross income or gain made pursuant to Section 4.1 or 4.2 of this Schedule B and shall be taken into account, to the extent feasible, in computing subsequent allocations of income, gain, loss, deduction or credit, so that the net amount of all items allocated to each Member pursuant to this paragraph shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this paragraph if such adjustments, allocations or distributions had not occurred. This provision is intended to be a qualified income offset as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistent therewith.

4.4       Any item of Company loss, deduction or Section 705(a)(2)(B) expenditure that is attributable to a non recourse debt of the Company for which any Member bears the economic risk of loss (as determined in accordance with rules applicable to partnerships in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to such Member in accordance with Treasury Regulation Section 1.704-2(i).

4.5       In accordance with Section 704(c) and the Regulations thereunder, if property is contributed to the Company and the fair market value of such property on the date of its contribution differs from the adjusted tax basis of such property, any income, gain, loss and deduction with respect to such property shall, solely for tax purposes, be allocated among the Members so as to take into account any variation between the adjusted tax basis to the Company of such property for federal income tax purposes and the fair market value of such property on the date of contribution to the Company. Such allocations shall be made using a reasonable method that is consistent with the purpose of Section 704(c) of the Code pursuant to Treasury Regulation Section 1.704-3.

5.	Persons Entitled to Allocations.

With respect to any period in which a transferee of the interest of a Member is first entitled to a share of the Profits And Losses For Tax Purposes, the Company shall, with respect to such Profits And Losses For Tax Purposes, allocate such items among the Persons who were entitled to such items on a basis consistent with the provisions of the Code and the Treasury Regulations.

6.	Tax Matter Member.

Until otherwise determined by a Majority in Interest, Ray-Carroll Grain Growers, Inc. is hereby designated as the Company’s “Tax Matters Member,” which shall have the same meaning as “tax matters partner” under the Code, and in such capacity is hereby authorized and empowered to act for and represent the Company and each of the Members before the Internal Revenue Service and any court with respect to any audit or examination of any Company tax return and before any court and to retain such experts (including, without limitation, outside counsel or accountants) as deemed necessary. The Tax Matters Member shall keep all Members fully informed of the progress of any examination of, audit of or other proceeding related to the affairs of the Company. Each Member and former Member agrees to cooperate with the Tax Matters Member and to do or refrain from doing any or all things reasonably required by the Members in connection with the conduct of such proceedings.

7.	Negative Balance.

No Member with a negative balance in such Member’s Capital Account shall have any obligation to the Company or any other Member to restore said negative balance to zero.

Show Me Ethanol, LLC

26530 Highway 24 East

Carrollton, Missouri 64633

REVOCABLE PROXY

for

2009 SPECIAL MEETING OF MEMBERS

______, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF MANAGERS OF SHOW ME ETHANOL, LLC. The undersigned acknowledges receipt of the Notice of Special Meeting of Members and the accompanying Proxy Statement, each dated [_________], 2009, to be held on [_____] 2009, at [10:00] a.m., local time, at the Rupe Center located at 710 Harvest Hill Dr. in Carrollton, Missouri 64633 (including any adjournments and postponements thereof, the “Special Meeting”), and appoints Richard Hanson, a with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all membership units and such associated Percentage Interest of Show Me Ethanol, LLC which the undersigned would be entitled to vote if personally present at the Special Meeting and any adjournments.

This Proxy is revocable and the undersigned may revoke it at any time prior to the beginning of the Special Meeting by giving either personal or written notice of such revocation to Richard Hanson, General Manager of Show Me Ethanol, LLC, at the Company’s offices at 26530 Highway 24 East, Carrollton, Missouri 64633, or at the commencement of the Special Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FORPROPOSALS 1A THROUGH 1D.

NOTE: The proxies of the undersigned may vote according to their discretion on any other matter that may properly be brought before the Special Meeting.

You may elect to fax this proxy to Show Me Ethanol, LLC. A faxed copy of your signature is legally sufficient to count your vote by proxy. If you fax it back, there is no need to mail the original.

PLEASE VOTE, DATE, SIGNAND RETURNTHIS PROXY TO

SHOW ME ETHANOL, LLC

BY FAXING THE PROXY TO (660) 542-6392

or

MAILING THE PROXY IN THE

ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE

REVOCABLE PROXY FOR [___________], 2009 SPECIAL MEETING OF MEMBERS

Signature:___________________________

Please sign exactly as the name appears on your membership certificate. When signing as attorney, personal representative, trustee, or guardian, please give full title. All joint owners and trustees must sign. If the signer is a corporation or other entity, please sign in full the corporation or other entity name, by a duly authorized officer/representative.

Printed Name: _______________________

Signature if held jointly________________

Printed Name: _______________________

Signature if held jointly________________

Printed Name: _______________________

Dated this ____ day of _____________, 2009

☒ Please mark vote as in this example.

YOUR BOARD RECOMMENDS A VOTE FOREACH OF THE PROPOSALS

PROPOSAL 1: Approval of Proposed First Amended and Restated Operating Agreement – The approval of the following proposed amendments to our Operating Agreement contained in our proposed First Amended and Restated Operating Agreement:

(please be sure to mark your vote on each of the following proposed amendments)

A.

Amendments to Sections 2.1, 3.4, 4.1, 5.1, 5.2, 5.3, 5.5, 5.6, 6.2, 6.4, 8.1, 9.3, 9.4, 11.4 and Schedule B of the Operating Agreement to effect a suspension of the Company’s duty to file reports with the Securities and Exchange Commission (“SEC”), a “Rule 13e-3 transaction,” by reclassification of our Class A membership units held by members who are the record holders of three or fewer membership units. In connection with the reclassification, each original Class A membership unit held by such record holders (those holding three (3) or fewer units) would be reclassified on the basis of one Class A-1 membership unit for each original Class A membership unit held by such members immediately prior to the effective time of the reclassification. All other original Class A membership units would remain outstanding and be unaffected by the reclassification, except as otherwise described in the Proxy Statement relating to the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

B.

Amendment to Section 8.1 of the Operating Agreement, that our board of managers be given the authority to disallow a transfer of (i) units which would cause the Company to be treated as a publicly traded partnership, as that term is defined by the Internal Revenue Service; (ii) Class A membership units if such transfer would result in 300 or more unit holders of record for the respective class or such other number as required to maintain the suspension of the Company’s duty to file reports with the SEC; and (iii) Class A-1, Class B or Class C membership units if such transfer would result in 500 or more Class A-1 unit holders of record or such other number that would otherwise require the Company to register the Class A-1 units with the SEC.

☐ FOR	☐ AGAINST	☐ ABSTAIN

C.	Amendment to Section 6.4 of the Operating Agreement to require at least four of the managers elected by the Class A members be holders of record of Class A-1 units.

☐ FOR	☐ AGAINST	☐ ABSTAIN

D.	Amendment of the Operating Agreement for various non-substantive changes, including revisions to the recitals, section numbering and updating the principal office of the business.

☐ FOR	☐ AGAINST	☐ ABSTAIN